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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Magellan Health Services, Inc.
(Name of Registrant as Specified In Its Charter)
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MAGELLAN HEALTH SERVICES, INC.
55 Nod Road
Avon, Connecticut 06001
MagellanHealth.com

April 10, 2014

Dear Shareholder:

        You are cordially invited to attend the 2014 annual meeting of shareholders of Magellan Health Services, Inc., to be held on Wednesday, May 21, 2014 at 8:30 a.m., local time, at our corporate headquarters at 55 Nod Road, Avon, Connecticut 06001.

        This year, three (3) directors are nominated for election to our board of directors. At the meeting, shareholders will be asked to: (i) elect three (3) directors to serve until our 2017 annual meeting; (ii) approve, in an advisory vote, the compensation of our named executive officers; (iii) determine, in an advisory vote, whether a stockholder vote to approve the compensation of our named executive officers should be held every one, two or three years; (iv) approve our 2014 Employee Stock Purchase Plan; (v) ratify the appointment of Ernst & Young LLP as our independent auditor for fiscal year 2014; and (vi) transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The accompanying proxy statement provides a detailed description of these proposals. We urge you to read the accompanying materials so that you may be informed about the business to be addressed at our annual meeting.

        It is important that your shares be represented at the annual meeting. Accordingly, we ask you, whether or not you plan to attend the annual meeting, to complete, sign and date the enclosed proxy card and return it to us promptly in the enclosed envelope or to otherwise vote in accordance with the instructions on your proxy card. If you attend the meeting, you may vote in person, even if you have previously mailed in your proxy. However, if you hold your shares in a brokerage account ("street name"), you will need to obtain a proxy form from the institution that holds your shares reflecting your stock ownership as of the record date, to be able to vote by ballot at the meeting.

        We look forward to seeing you at the meeting.

IF YOU PLAN TO ATTEND THE MEETING:

        Registration and seating will begin at 8:00 a.m. Shareholders and their guests will be asked to sign-in and may be asked to present a valid picture identification. Shareholders holding stock in street name will need to obtain a proxy form from their broker or other institution that holds their shares to evidence their stock ownership as of the record date.

Sincerely,

Barry M. Smith Chairman and Chief Executive Officer

MAGELLAN HEALTH SERVICES, INC.
55 Nod Road
Avon, Connecticut 06001
MagellanHealth.com

Notice of Annual Meeting of Shareholders

TIME AND DATE	8:30 a.m., local time, on Wednesday, May 21, 2014
PLACE	Our corporate headquarters at 55 Nod Road, Avon, CT 06001
PURPOSE	(1)	To elect three (3) members of the board of directors to serve until our 2017 annual meeting;
	(2)	To approve, in an advisory vote, the compensation of our named executive officers;
	(3)	To determine, in an advisory vote, whether a stockholder vote to approve the compensation of our named executive officers should be held every one, two or three years;
	(4)	To approve our 2014 Employee Stock Purchase Plan;
	(5)	To ratify the appointment of Ernst & Young LLP as our independent auditor for the fiscal year 2014; and
	(6)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
RECORD DATE	You can vote if you are a shareholder of record at the close of business on March 31, 2014.
PROXY VOTING
It is important that you vote your shares. You can vote your shares by completing and returning the proxy card sent to you. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 21, 2014:

        Our proxy statement and form of proxy are enclosed along with our 2013 Annual Report to Shareholders. These materials are also available on our website at ir.MagellanHealth.com/financials.

DANIEL N. GREGOIRE Secretary
Avon, Connecticut April 10, 2014

MAGELLAN HEALTH SERVICES, INC.
55 Nod Road
Avon, Connecticut 06001

Proxy Statement for Annual Meeting of Shareholders
to be Held May 21, 2014

INTRODUCTION

        This proxy statement is being furnished to shareholders of Magellan Health Services, Inc., a Delaware corporation (the "company" or "we" or "us"), in connection with the solicitation of proxies by our board of directors for use at our annual meeting of shareholders to be held on Wednesday, May 21, 2014, at 8:30 a.m., local time, at our corporate headquarters at 55 Nod Road, Avon, Connecticut 06001, and any adjournment or postponement thereof. This proxy statement is dated April 10, 2014, and is first being mailed to shareholders along with the related form of proxy on or about April 10, 2014.

ABOUT THE MEETING

What is the purpose of the annual meeting?

        At the annual meeting, shareholders will be asked to consider and vote upon five proposals: (i) to elect three (3) directors to serve until the 2017 annual meeting ("Proposal Number One"); (ii) to approve, in an advisory vote, the compensation of our named executive officers ("Proposal Number Two"); (iii) to determine, in an advisory vote, whether a stockholder vote to approve the compensation of our named executive officers should be held every one, two or three years ("Proposal Number Three"); (iv) to approve our 2014 Employee Stock Purchase Plan ("Proposal Number Four"); and (v) to ratify the appointment of Ernst & Young LLP as our independent auditor for the fiscal year 2014 ("Proposal Number Five"). In addition, management will report on our performance and respond to your questions.

Who is entitled to vote at the meeting?

        Only shareholders of record at the close of business on March 31, 2014, the date our board of directors has fixed as the record date for determining holders of outstanding shares of our Ordinary Common Stock, par value $.01 per share ("shares" or "common stock"), who are entitled to notice of and to vote at the annual meeting, are entitled to vote at the meeting.

What constitutes a quorum and why is one required?

        The presence at the meeting, in person or by proxy, of shareholders representing a majority of the votes which all shareholders are entitled to cast on the election of directors or any other matter on the record date, will constitute a quorum. A quorum is the minimum number of shares required by law to be present or represented by proxy at the annual meeting for any action to be taken at the annual meeting. As of March 31, 2014, the approximate number of holders of record of our common stock was 304 and 27,558,633 shares of our common stock were issued and outstanding. The presence, in person or by proxy, of the holders of common stock representing at least 13,779,317 votes is required to establish a quorum.

        Under our by-laws, abstentions and broker non-votes are counted for purposes of determining the number of shares represented at the meeting and entitled to vote. Broker non-votes occur when a broker nominee, holding shares in street name for the beneficial owner of the shares, has not received voting instructions from the beneficial owner and does not have discretionary authority to vote. Under the rules of the U.S. Securities and Exchange Commission (the "SEC") and other rules applicable to brokers, brokerage firms holding shares on behalf of their clients do not have the authority to vote on discretionary matters, including Proposals Number One, Two, Three, Four and Five. As a result, abstentions and broker non-votes will have the effect of a vote against Proposals Number Four and Five but will not have any effect on Proposal Numbers One, Two and Three.

        A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum at the meeting. It will have the effect of a vote against the director under our majority voting policy for directors.

How do I vote?

        If you are a registered shareholder on the record date and complete and properly sign and return the accompanying proxy card in time for the meeting, it will be voted as you direct. If you are a registered shareholder on the record date and attend the meeting, you may deliver your completed proxy card in person. If your shares are held on the record date by a broker (held "in street name") and you wish to vote at the meeting in person or by proxy, you must obtain and follow directions from your broker as to how to have your shares voted or obtain a proxy form from your broker to evidence your ownership and voting rights. In all cases, your votes will be counted by tellers of our transfer agent. These tellers will canvass the shareholders present at the annual meeting, count their votes and count the votes represented by proxies presented.

        Unless your proxy specifies otherwise, proxies will be voted (a) FOR the election of the nominated directors in Proposal Number One; (b) FOR the compensation of our named executive officers in Proposal Number Two; (c) to hold an advisory vote on our named executive officer compensation every year in Proposal Number Three; (d) FOR approval of our 2014 Employee Stock Purchase Plan in Proposal Number Four; (e) FOR the ratification of Ernst & Young LLP as our independent auditor for the fiscal year 2014 in Proposal Number Five; and (f) otherwise in the discretion of the proxy holders as to any other matter that may come before the annual meeting. We expect that our current executive officers and members of our board of directors will vote their shares (representing approximately 1.3% of the shares of common stock issued and outstanding as of March 31, 2014) in favor of election of the nominee directors in Proposal Number One, in favor of approval of our executive compensation in Proposal Number Two, to hold an advisory vote on our named executive officer compensation every year in Proposal Number Three, in favor of our 2014 Employee Stock Purchase Plan in Proposal Number Four, and in favor of approval of ratification of our auditors for the fiscal year 2014 in Proposal Number Five, as presented in this proxy statement.

Can I change my vote?

        Any shareholder who has given a proxy has the power to revoke that proxy at any time before it is voted by either: (i) filing a written revocation or a duly executed proxy bearing a later date, by mail and received before the annual meeting, with Daniel N. Gregoire, our Secretary, at Magellan Health Services, Inc., 55 Nod Road, Avon, Connecticut 06001; (ii) appearing at the annual meeting and voting in person; or (iii) casting another vote in the same manner as the original vote was cast. Attendance at the annual meeting will not in and of itself constitute the revocation of a proxy. Voting by those present during the conduct of the annual meeting will be by ballot.

What vote is required to approve each proposal?

        Election of Directors.    Under applicable law, the affirmative vote of a plurality of the votes of the shares of common stock that are present in person or represented by proxy at the annual meeting and entitled to vote in the election of directors, is required to elect the directors proposed in Proposal Number One. This means that the individuals nominated for election to the board of directors who receive the most FOR votes, among the votes properly cast, will be elected. We recently adopted a corporate governance guideline which includes a majority voting policy for directors. Under this policy, in an uncontested election, if any director nominee receives an equal or greater number of votes to WITHHOLD AUTHORITY from his or her election compared to votes FOR such election, then the director nominee must tender his or her resignation. The Nominating and Corporate Governance Committee of the board is then required to make a recommendation to the full board whether to accept or reject the resignation. The board will then decide whether to accept or reject the nominee's resignation. For additional information regarding our majority voting policy for directors, see "Corporate Governance and Related Matters—Majority Voting Policy."

        Compensation of Executive Officers.    Proposal Number Two is advisory in nature and is non-binding. The affirmative vote of the holders of a majority of the votes that are present in person or represented by proxy at the annual meeting and entitled to vote on the matter is required to approve Proposal Number Two.

        Frequency of Vote on Compensation.    Proposal Number Three is advisory in nature and is non-binding. With respect to Proposal Number Three, the frequency receiving the vote of a majority of the votes that are present in person or represented by proxy at the annual meeting and entitled to vote on the matter, will be the frequency approved by the stockholders.

        Approval of 2014 Employee Stock Purchase Plan.    The affirmative vote of the holders of a majority of the votes that are present in person or represented by proxy at the annual meeting and entitled to vote on the matter is required to approve Proposal Number Four.

        Ratification of Independent Auditors.    The affirmative vote of the holders of a majority of the votes that are present in person or represented by proxy at the annual meeting and entitled to vote on the matter is required to approve Proposal Number Five.

Important Message about Voting Your Shares

        SEC rules and other applicable rules govern how shares held in brokerage accounts are voted on several types of matters. If you do not vote your shares on Proposal Number One (election of directors), Proposal Number Two (compensation of named executive officers), Proposal Number Three (frequency of vote on compensation), and Proposal Number Four (approval of 2014 Employee Stock Purchase Plan), your brokerage firm can no longer vote them for you; your shares will remain unvoted. Therefore, it is very important that you vote your shares on all items, including the election of directors.

        We will post the results of the voting on our website at MagellanHealth.com.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 21, 2014

        Under the rules of the SEC, we have chosen to deliver proxy materials to shareholders under the "full set delivery option," i.e. by providing paper copies of the company's full proxy statement and form of proxy. These materials are also available on our website at ir.MagellanHealth.com/financials.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Who are the largest owners of your stock?

        The following table sets forth certain information as of March 31, 2014 (except as otherwise noted) with respect to any person known by the company to be the beneficial owner of more than 5% of the outstanding shares of our common stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(1)
BlackRock, Inc.(2)	2,438,842	8.8
40 East 52nd Street New York, NY 10022
The Vanguard Group, Inc.(3)	1,895,683	6.9
100 Vanguard Boulevard Malvern, PA 19355

(1)
The information regarding the beneficial ownership of common stock by each named entity is included in reliance on its reports filed with the SEC, except that the percentage of common stock beneficially owned is based upon the company's calculations made in reliance upon the number of shares reported to be beneficially owned by such entity in such report and on 27,558,633 shares of common stock issued and outstanding as of 3/31/14.

(2)
Based on information set forth in Amendment No. 4 to Schedule 13G filed on 1/30/14, BlackRock, Inc. is the parent holding company of the following investment adviser subsidiaries which exercise investment control over accounts that hold company shares: BlackRock Advisors (UK) Limited, BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, Black Rock Asset Management Canada Limited, BlackRock Advisors, LLC, BlackRock Investment Management, LLC, BlackRock Asset Management Ireland Limited, BlackRock International Limited, BlackRock Investment Management (UK) Ltd., BlackRock Fund Management Ireland Limited and BlackRock Investment Management (Australia) Limited.

(3)
Based on information set forth in Amendment No. 3 to Schedule 13G filed on 2/12/14. The Vanguard Group, Inc. is the investment manager of collective trust accounts which hold company shares. Includes shares held by Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd, each a wholly-owned subsidiary.

How much stock do your executive officers and directors own?

        The following table sets forth information regarding the beneficial ownership of our common stock as of March 31, 2014 (except as otherwise noted) by: (i) each director and nominee for director;

(ii) each of the executive officers named in the Summary Compensation Table; and (iii) all directors and executive officers (including these listed under "Executive Officers" below) as a group.

Name of Beneficial Owner	Amount and Nature Of Beneficial Ownership(1)(2)	Percent of Class(3)
William J. McBride	37,778	*
Robert M. Le Blanc	32,059	*
Perry G. Fine, M.D.	—	—
William D. Forrest	24,496	*
Mary F. Sammons	7,176	*
Eran Broshy	15,926	*
Michael P. Ressner	37,778	*
Michael Diament	37,778	*
Barry M. Smith	66,926	*
Jonathan N. Rubin	248,484	*
René Lerer, M.D.	816,815	2.9
Daniel N. Gregoire	170,566	*
Tina Blasi	63,904	*
All directors and executive officers as a group (16 persons)(4)	1,730,188	6.0

*
Less than 1.0% of total outstanding.

(1)
Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. This table is based upon information supplied by the directors and executive officers.

(2)
Includes as beneficially owned stock options held by such individuals which are exercisable or vest within 60 days of 3/31/14, in accordance with SEC Rule 13d-3. The above ownership figures include the following stock options:

Name	Options Held
William J. McBride	12,120
Robert M. Le Blanc	12,120
Perry G. Fine, M.D.	—
William D. Forrest	5,451
Mary F. Sammons	—
Eran Broshy	—
Michael P. Ressner	12,120
Michael Diament	12,120
Barry M. Smith	53,499
Jonathan N. Rubin	232,102
René Lerer, M.D.	721,603
Daniel N. Gregoire	161,283
Tina Blasi	55,551
All directors and executive officers as a group	1,363,067
(3)
The percentage of common stock beneficially owned is based upon 27,558,633 shares of common stock issued and outstanding as of the above date.

 Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership of our common stock with the SEC. Executive officers, directors and greater than 10% shareholders are required by the SEC to furnish us with copies of all Section 16(a) reports that they file.

        Based on our review of the copies of such reports, or written representations from certain reporting persons that no reports on Form 3, 4 or 5 were required for those persons, we believe that all reports required by Section 16(a) to be filed by our current executive officers, directors and greater than 10% shareholders during 2013 were filed on a timely basis except that initial Forms 3 for Sanjeev Srivastava and Robert Field were filed late on October 18 and 23, 2013, respectively, the Form 4 reporting an option exercise and sale by Jonathan Rubin on June 19, 2013 was amended on June 21, 2013 to correct an error regarding the sale of shares issued upon the exercise of options, the Form 4 reporting the vesting of certain RSUs for Tina Blasi on March 6, 2013 was amended on March 4, 2014 to correct an omission regarding vesting RSUs and the Form 4 reporting a stock option award to Sanjeev Srivastava on October 1, 2013 was amended on March 21, 2014 to correct the exercise price.

CORPORATE GOVERNANCE AND RELATED MATTERS

General

        The business and affairs of the company are managed under the direction of the board of directors. The size of the board is currently fixed at nine (9) directors, divided into three groups of three directors each of whom serve for staggered three-year terms. Due to the departure of Dr. Lerer from the board as of December 31, 2013, one director seat is currently open and the board is conducting a search for a suitable candidate. The board has been structured in this fashion to provide stability in the composition of the board and to encourage a long-term outlook by the board to allow it to formulate and implement our business plan.

        Several provisions of the company's by-laws and the policies adopted by the board are designed to promote effective and independent governance of the company. Under the by-laws, the board is required to present to the shareholders nominees for election as director and to take other corporate actions to cause the composition of the board, and in particular its Audit and Management Compensation Committees, to meet all applicable independence requirements. As described under "Director Independence" below, the listing standards of the NASDAQ Global Market ("NASDAQ") require the company's board to be comprised of a majority of independent directors. Additional independence requirements under NASDAQ and SEC rules apply to the composition of the Audit and Management Compensation Committees. Our board also has a Nominating/Corporate Governance Committee to identify and recommend individuals to the board for nomination as members of the board and to review corporate governance principles which apply to the company. Our chairman of the board, Mr. Smith, currently also serves as our chief executive officer. Because our chairman of the board is not considered independent under applicable rules, our by-laws provide for the designation of a lead director to fulfill various leadership functions on behalf of the non-employee directors for which the chairman of the board otherwise would be responsible. Due to Mr. Smith's service as our chief executive officer, he is not considered independent for these purposes, and the lead director provisions of our by-laws are applicable, as described below. The board has also adopted corporate governance guidelines which address several issues with how the board functions; these guidelines are posted on the Corporate Governance section of our internet site at MagellanHealth.com.

        During 2013, as part of a transition arrangement, Dr. Lerer served as our executive chairman while Mr. Smith served as our chief executive officer. Dr. Lerer's service as executive chairman ended as of December 31, 2013 and Mr. Smith took on the additional role of chairman. The board believes that combining the chairman and chief executive officer roles in Mr. Smith promotes strong and effective corporate governance. At the same time, the company's strong lead director role provides an effective means for the independent directors to exercise appropriate independent oversight of management. See "Lead Director" below.

Lead Director

        Mr. Le Blanc currently serves as the lead director of the board of directors. In that role, Mr. Le Blanc chairs the executive sessions of our independent outside (non-management) directors and meets regularly with Mr. Smith regarding major corporate strategies and policies. As part of all regularly-scheduled meetings of the board, the outside directors meet in executive session, with Mr. Le Blanc chairing the meeting, to discuss pending board matters. At present, all of the directors except Mr. Smith are independent outside directors.

        In addition, Mr. Le Blanc has been designated the lead director for purposes of receiving communications from interested parties and from shareholders. Mr. Le Blanc is considered independent under applicable independence standards. You may express your concerns to the independent directors by contacting the lead director through the communication channels set forth in the section entitled "Communications with Directors and Management" below.

 Management of Risk

        The board believes that risk management oversight forms an integral part of formulating and carrying out its business strategy and plans for the company. Several risk management functions are assigned in the first instance to the Audit Committee, which oversees the company's internal audit function, the engagement of independent auditors, the design and results of the annual independent audit, the assessment of internal financial and other controls, and the risk management function of the company's legal and compliance staffs. However, the full board regularly considers risk management issues during its normal decision-making processes. In addition, the Management Compensation Committee considers the risks arising out of the company's compensation policies and practices.

        The Audit Committee oversees an enterprise-wide risk management process which is coordinated by the company's internal auditors and includes the identification and evaluation of risks through interviews with key members of management. The Audit Committee is charged under its charter with reviewing the effectiveness of the company's processes for assessing and managing significant risks and reviewing the steps that management has taken to minimize those risks. It considers and reviews with management, the company's independent auditors and the head of the company's internal audit function, the effectiveness of or weaknesses in the company's internal controls, including information systems and security, the overall control environment and accounting and financial controls. It reviews with the head of the company's internal audit function (independent of other members of senior management) and the independent auditors the coordination of their audit efforts to assure completeness of coverage of key business controls and risk areas, reduction of redundant efforts and the effective use of audit resources. The Audit Committee also regularly reviews risk management matters with the company's general counsel.

Committees of the Board of Directors

        The board of directors has established an Audit Committee, a Management Compensation Committee and a Nominating/Corporate Governance Committee, each of which is comprised solely of independent directors. The standards for determining director independence are discussed under "Director Independence" below. The functions, responsibilities and members of each of the committees are also described below. Each committee operates under a charter which is available in the Corporate Governance section of our website at MagellanHealth.com.

        Audit Committee.    The primary function of the Audit Committee is to assist the board of directors in fulfilling its financial oversight responsibility by reviewing the company's financial statements, the other financial information that is proposed to be provided to our shareholders, our periodic financial reports filed with the SEC, the system of internal controls that management and the board of directors have established, and the audit process. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act and has a written charter adopted by the board of directors which is available on our website at MagellanHealth.com. The Audit Committee has the power to conduct or authorize investigations into any matter within the scope of its responsibilities and has unrestricted access to management, the company's internal audit staff and current and former independent auditors and attorneys. The Audit Committee is responsible for selecting and engaging the independent auditors and the head of the company's internal audit functions, reviewing the scope and approach of the annual audit with the independent auditors, and pre-approving any audit and non-audit services to be performed by the independent auditors. The Audit Committee is also required to review and approve the company's "whistle blower" policies and procedures for employees to report fraud, accounting irregularities or other wrongdoing. It is authorized to retain independent counsel, accountants and others to assist it at the company's expense.

        The members of the Audit Committee are appointed annually by the board, and the Audit Committee must be composed of at least three directors, one of whom is appointed chairperson. The committee is required to meet at least five times per year, or more frequently as circumstances dictate. The current members of the Audit Committee are Michael Ressner (chairman), William McBride and Michael Diament. The board of directors has determined that each of Messrs. Ressner, McBride and Diament is independent for purposes of the NASDAQ listing standards. The board has determined that Mr. Ressner is an "audit committee financial expert," as defined by Item 407 of SEC Regulation S-K, and has financial sophistication, as required by NASDAQ listing standards. The board has determined that each of Messrs. McBride and Diament is financially literate. Each member of the Audit Committee also meets the additional independence requirements for audit committees under SEC Rule 10a-3.

        Management Compensation Committee.    The Management Compensation Committee is responsible for overseeing our management compensation philosophies, policies, programs and practices. It has a written charter adopted by the board of directors which is available in the Corporate Governance section of our website at MagellanHealth.com. The committee establishes our general compensation philosophy and oversees the development and implementation of compensation programs. It also reviews and approves the means used for applying corporate goals and setting performance objectives to be used in determining the compensation of our chief executive officer, other executive officers and other members of senior management. The committee also reviews and approves the compensation for the chief executive officer and the other executive officers designated in this proxy statement as Named Executive Officers. The current members of the Management Compensation Committee are Michael Diament (chairman), William Forrest and Mary Sammons. The board of directors has determined that each of Messrs. Diament and Forrest and Ms. Sammons is independent for purposes of the NASDAQ listing standards.

        Nominating/Corporate Governance Committee.    The Nominating/Corporate Governance Committee identifies and recommends individuals to the board for nomination as members of the board and its committees, oversees the company's ongoing efforts to ensure high standards of corporate governance and periodically reviews and makes recommendations to the board concerning governance issues. In nominating candidates, the committee takes into consideration the factors that it deems appropriate, including those described in the Nominating/Corporate Governance Committee Charter, which is available in the Corporate Governance section of our website at MagellanHealth.com. As provided in the company's by-laws, candidates for election to the board may also be nominated by shareholders who meet certain requirements. The process which the Nominating/Corporate Governance Committee follows in selecting nominees is described under "Process for Selecting Nominees to the Board" below. The Nominating/Corporate Governance Committee will also in the future be responsible for considering whether to accept the resignation of any director whose election or reelection does not receive a majority vote under our majority voting policy for directors. See "Majority Voting Policy" below. The current members of the Nominating/Corporate Governance Committee are William McBride (chairman), Mary Sammons and Eran Broshy. The board of directors has determined that each of Mr. McBride, Ms. Sammons and Mr. Broshy is independent for purposes of the NASDAQ listing standards.

Number of Meetings and Attendance

        During 2013, the full board of directors held seven meetings, the Audit Committee held five meetings, the Management Compensation Committee held six meetings and the Nominating/Corporate Governance Committee held four meetings. Each of the incumbent directors attended all of the 2013 meetings of the board of directors and all of the 2013 meetings of the Audit, Management Compensation and Nominating/Corporate Governance Committees of which they were a member, except that Mr. Forrest did not attend one meeting of the full board and Mr. Le Blanc attended a portion of one meeting of the full board telephonically. As a result, each director attended at least 85% of the relevant board and committee meetings.

        While the board does not have a written policy regarding board member attendance at annual shareholder meetings, all members are encouraged to attend, and the decision to recommend an incumbent board member for re-nomination takes into account, among other criteria, the number of meetings attended and level of participation. All of the directors then serving attended the 2013 annual meeting of shareholders.

Directors' Compensation

        The following table sets forth, for the year ended December 31, 2013, the compensation paid by the company to its non-executive directors. The company does not pay any compensation in their capacity as directors to any directors who are also executive officers of the company. During 2013, Mr. Smith and Dr. Lerer both served as executive officers and directors.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
	($)	($)	($)
William J. McBride	112,000	125,025	237,025
Robert M. Le Blanc	83,000	125,025	208,025
William D. Forrest	81,000	125,025	206,025
Mary F. Sammons	97,000	125,025	222,025
Eran Broshy	81,000	125,025	206,025
Michael P. Ressner	106,000	125,025	231,025
Michael S. Diament	125,000	125,025	250,025

(1)
The amounts shown in this column represent the grant date fair values of restricted share awards calculated in accordance with FASB ASC Topic 718 on the basis of the number of shares awarded (2,367 for each of the directors) multiplied by the closing price of the company's stock on the day of the award, 5/22/13 ($52.82). These figures differ from the $125,000 values of stock awards contemplated by company policy due to rounding to the nearest whole share. Each of these restricted shares remained held by each director as of December 31, 2013.

        Annual Board Fees.    For their services to the company, the individuals who serve as members of the board of directors receive the fees listed below; provided that no compensation is paid to those members who are also serving as employees of the company:

Type of Fee	Committee	2013 Fee
Annual Retainer—all non-employee directors	N/A	$50,000
Committee Chair	Audit	20,000
	Compensation	20,000
	Nominating/Corporate Governance	10,000
Committee Member	Audit	15,000
	Compensation	10,000
	Nominating/Corporate Governance	10,000
Lead Director	N/A	20,000
Per meeting of the full board, attendance in person	N/A	2,000
Per meeting of the full board, attendance by telephone	N/A	1,000
Per committee meeting, attendance in person	Audit	1,500
	Compensation	1,500
	Nominating/Corporate Governance	1,500
	Special Committees	1,500
Per committee meeting, attendance by telephone	Audit	1,000
	Compensation	1,000
	Nominating/Corporate Governance	1,000
	Special Committees	1,000

        Equity Compensation.    For their services in 2013, independent directors serving as of the date of the 2013 annual meeting received awards of restricted shares under the 2011 Management Incentive Plan ("2011 MIP") with an aggregate fair market value at that time equal to $125,000, as measured by the closing price of the company's stock on that date. Directors whose service commences after the date of an annual meeting are eligible to receive an award with a lesser aggregate fair market value as determined by the board. The restricted shares vest after a one-year restriction period.

        Under the Company's Director Share Ownership Policy, non-employee directors are required to maintain a minimum share ownership position equal in value to five times the annual retainer fee applicable to board members generally. For 2013, this annual retainer fee was $50,000, and directors were required to hold shares with an aggregate fair market value equal to no less than $250,000. In order to meet this requirement, directors are permitted to accumulate shares over time through regular grants as described above. However, directors are not allowed to sell any shares unless they will retain share ownership with an aggregate fair market value equal to or greater than the required amount. Currently, all non-employee directors meet this requirement. Those directors who are also executive officers are subject to a separate equity ownership policy which is described below under "Executive Compensation—Compensation Discussion and Analysis—Equity Ownership Policy."

        The Management Compensation Committee has the responsibility of reviewing the schedule of fees payable to directors and the design of the company's compensation of directors. Following its review of these issues, its recommendations are forwarded to the board for approval. The committee decided not to recommend any change to the schedule of fees for 2014, which has remained unchanged since 2008.

Process for Selecting Nominees to the Board

        The Nominating/Corporate Governance Committee is responsible for, among other things, identifying, evaluating and recommending to the board and shareholders candidates for election as members of the board. The board has adopted for application by the committee in selecting candidates a set of Corporate Governance Guidelines and a Policy for Selecting Nominees for Election as Directors, which are available in the Corporate Governance section of the company's website at MagellanHealth.com. Shareholders may participate in the nomination of directors by two methods: by recommending individual nominees for consideration for selection as nominees by the board of directors or by directly nominating an individual to be voted on by shareholders for election as a director. For further information on the nomination of directors directly by shareholders, see "Direct Shareholder Nominations" below. The Nominating/Corporate Governance Committee will evaluate and make recommendations to the board regarding individuals properly presented by shareholders as candidates for nomination by the board.

        In general, no specific search effort must be completed to fill a director position, but the Nominating Committee may in its discretion conduct a search. In the case of a vacancy in a director position, the committee recommends to the board an individual to fill that vacancy either through appointment by the board or through election by the shareholders. The committee may retain a search firm to assist it in identifying and evaluating candidates. The Policy for Selecting Nominees for Election as Directors provides that, in nominating candidates, the committee may take into consideration the factors that it considers appropriate. The factors listed in the policy include the candidates' personal qualities and characteristics; accomplishments and reputation in the business community; the candidate's current knowledge and contacts in the communities in which the company does business and in the company's industry; the candidate's experience with businesses and other organizations of comparable size; the candidate's ability and willingness to commit adequate time to board and committee matters; the candidate's ability to complement the skills of the other directors and potential directors in building a board that is effective, collegial and responsive to the needs of the company; and diversity of viewpoints, background, experience and other demographics. The Nominating/Corporate Governance Committee has maintained diversity in business experience and viewpoints among board members by selecting individuals as nominees who have backgrounds in and outside of the managed healthcare industry and in finance and accounting. The board believes that by its selection of nominees it has promoted diversity in its membership in a way which has effectively served the company and its strategic goals.

        The Nominating/Corporate Governance Committee may consider candidates proposed by management, but it is not required to do so. The committee conducts appropriate inquiries into the background and qualifications of possible candidates. With respect to incumbent directors, the Nominating/Corporate Governance Committee reviews the director's overall service to the company during his or her term, including the number of meetings attended, level of participation, quality of performance, and any circumstances that have presented or are expected to present a conflict of interest with the company.

        In cases where members of the Nominating/Corporate Governance Committee are subject to re-election at the next annual meeting, those directors exclude themselves from any committee discussion or action on their nomination. Mr. McBride did not participate in the nomination process for himself.

        The Nominating/Corporate Governance Committee also develops and recommends to the board standards to be applied in making determinations as to the absence of any material relationship between the company and a director and as to a director being otherwise considered independent under the NASDAQ rules.

        The Nominating/Corporate Governance Committee also identifies board members qualified to fill vacancies on any committee of the board (including the Nominating/Corporate Governance Committee) and recommends the appointment of members to fill those vacancies. In nominating a candidate for committee membership, the Nominating/Corporate Governance Committee takes into consideration the factors set forth in the charter of the committee, if any, and any other factors it deems appropriate.

        Messrs. McBride and LeBlanc are currently serving as directors and were nominated for re-election as directors at the annual meeting through the process described above. Perry G. Fine, M.D. has been nominated for election for the first time as a director at the annual meeting through the same process.

  Shareholder Recommendations

        Shareholders who wish to recommend an individual for consideration by the Nominating/Corporate Governance Committee as a prospective nominee for election to the board may do so by writing to our corporate secretary at 55 Nod Road, Avon, CT 06001, with whatever supporting material the shareholder considers appropriate. All such shareholder-recommended candidates should satisfy the following criteria established by the Nominating/Corporate Governance Committee for its nominees for board membership:

  •
  The candidate should be an individual of accomplishment in his or her career.

  •
  The candidate should be able in carrying out his or her responsibilities as a director to make independent business judgments in an analytical manner and should exhibit practical wisdom and mature judgment.

  •
  The candidate should possess the highest personal and professional ethics, integrity and values, and should be committed to promoting the long-term interests of the company's shareholders, free of any relationship that may on a regular basis create a conflict of interest between his or her directorial role and personal or associative interests.

  •
  The candidate should have expertise and experience in an area pertinent to the company's business, and have the time to and, by personality, be capable of effectively providing advice and guidance to management of the company based on that expertise and experience.

        In order for shareholder-recommended candidates to be considered in an orderly manner, generally, names and other supporting materials should be submitted not later than six months prior to the anniversary of the mailing date of the Company's most recent past annual meeting proxy statement, which will be October 10, 2014 for the 2015 annual meeting. Materials in support of a shareholder-recommended candidate should include:

  •
  All information about the candidate that is required to be disclosed in solicitations of proxies for election of directors or otherwise required under Regulation 14A under the Exchange Act, including a written consent to being named in the board's proxy statement as a nominee and to serving as a director if elected.

  •
  An indication of whether the candidate qualifies as "independent" under the NASDAQ listing standards, including the additional requirements relating to service on the Audit Committee.

  •
  The name and address of the recommending shareholder, as they appear on the company's books, and of any beneficial owner on whose behalf the recommendation is made.

  •
  The class and number of shares of the company's stock that are beneficially owned and held of record by such shareholder or beneficially owned by such beneficial owner.

  •
  Information regarding whether the recommending shareholder, beneficial owner or candidate or their affiliates have any plans or proposals for the company, including for any extraordinary transaction.

  •
  Whether the recommending shareholder, beneficial owner or candidate seeks to use the nomination to redress personal claims or grievances against the company or to further personal interests or special interests not shared by stockholders at large.

  Direct Shareholder Nominations

        In order to provide for the orderly consideration by shareholders of all nominees to be presented for election as directors by vote of the shareholders, our by-laws require that certain advance notice be given to the company of a nomination made by a shareholder. No shareholder nomination will be considered if the shareholder has not provided the requisite notice for presentation of a nominee to be voted on at the upcoming annual meeting. To nominate an individual to be voted on for election as a director at a future shareholder meeting, notice of the nomination must be given in writing to our corporate secretary at 55 Nod Road, Avon, CT 06001 by a shareholder entitled to notice of and to vote at the meeting. To be effective, the nomination must be received not later than 90 days prior to the anniversary date of the previous year's annual meeting, provided that if the date of the annual meeting is more than 30 days before or after the anniversary date of the previous annual meeting, the nomination must be received within 15 days after the public announcement by the company of the date of the annual meeting. The nomination must contain the following information to the extent known by the shareholder:

  •
  The name, age, business address, and residence address of the proposed nominee(s) and of the notifying shareholder.

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  The principal occupation of the proposed nominee.

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  A representation that the notifying shareholder intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice.

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  The class and total number of shares of capital stock and other company securities that are beneficially owned by the notifying shareholder and by the proposed nominee and, if such securities are not owned solely and directly by the notifying shareholder or the proposed nominee, the manner of beneficial ownership.

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  A description of all arrangements or understandings between the notifying shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination(s) are to be made by the notifying shareholder.

  •
  Such other information regarding the nominee proposed by such shareholder as would be required to be included in a proxy statement filed with the SEC pursuant to Regulation 14A under the Exchange Act had the nominee been nominated by the board.

  •
  The consent of the nominee to serve as a director of the company if so elected.

        The company may request any proposed nominee to furnish such other information as may reasonably be required by the company to determine the qualifications of the proposed nominee to serve as a director of the company, including information bearing on the proposed nominee's independence under relevant rules and factors. Within 15 days after receipt by the secretary of a shareholder notice of nomination, the board must instruct the secretary to advise the notifying shareholder of any deficiencies in the notice. The notifying shareholder must cure the deficiencies within 15 days of receipt of such notice.

        Nominations that are not in compliance with the by-laws will not be given effect.

Majority Voting Policy

        Our Corporate Governance Guidelines were amended on February 27, 2014 to institute a majority voting policy for directors. This policy states that, in an uncontested election, if any director nominee receives an equal or greater number of votes "WITHHELD" from his or her election as compared to votes "FOR" such election (a "majority withheld vote") and no successor has been elected at the meeting, the director nominee must tender his or her resignation following certification of the shareholder vote.

        In such an event, the Nominating/Corporate Governance Committee will promptly consider the resignation offer and a range of possible responses based on the circumstances that led to the majority withheld vote, if known, and make a recommendation to the full board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The committee in making its recommendation, and the board in making its decision, may consider any factors or other information that it considers appropriate and relevant, including but not limited to:

  •
  the stated reasons, if any, why shareholders withheld their votes;

  •
  possible alternatives for curing the underlying cause of the withheld votes;

  •
  the director's tenure, qualifications and record;

  •
  the director's expected future contributions to the company; and

  •
  the overall composition of the board, including independence, skills, diversity and other factors.

        The board is required to act on the Nominating/Corporate Governance Committee's recommendation within 90 days following certification of the shareholder vote. Then the board will promptly publicly disclose in a report furnished to the SEC its decision regarding the tendered resignation. If the board accepts a director's resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, then the board, in its sole discretion, may fill any resulting vacancy in accordance with our by-laws. If a director's resignation is not accepted by the board, the director will continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal.

        A director who tenders his or her resignation under this policy will not participate in the Nominating/Corporate Governance Committee recommendation or board action regarding whether to accept the resignation.

        Through this policy the board seeks to be accountable to all shareholders and respect the rights of shareholders to express their views through their vote for directors. However, the board also considers it important to have sufficient flexibility to make sound decisions based on the relevant circumstances in the event of a majority withheld vote. The board believes that the policy which was adopted strikes the right balance between respecting the votes of shareholders and exercising its governance responsibilities.

Director Independence

        NASDAQ listing standards require that a majority of the company's board of directors be classified as independent directors. Under NASDAQ rules, no director qualifies as independent unless the director is not an officer or employee of the company and was not employed by the company during the preceding three years, and the board determines that the director has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. For various corporate governance purposes, including the composition of the Nominating/Corporate Governance Committee and the Management Compensation Committee, we have separately adopted a standard for determining when a director is independent which is identical to the NASDAQ standard. This standard is set forth below. In addition, the charters of the committees of the board contain additional considerations which bear on a determination whether their members are independent for purposes of service on those committees.

        Our Nominating/Corporate Governance Committee as one of its key functions periodically monitors and reviews the independence status of the directors. At its meeting held on February 26, 2014, the committee reported to the full board on its review of director independence. As part of receiving the committee report, the board reviewed and considered transactions and relationships between each director or any member of his or her immediate family and the company and its subsidiaries. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent. In making this determination, the board applied the following NASDAQ standards, in addition to considering any other relevant facts and circumstances:

  •
  A director who is, or at any time during the past three years was, employed by the company, is not considered independent.

  •
  A director who accepted or who has a family member who accepted any payments from the company in excess of $120,000 during any period of twelve consecutive months within the three preceding years, except compensation for board or committee service, compensation paid to a family member who is an employee (other than an executive officer) of the company, and benefits under a tax-qualified retirement plan or non-discretionary compensation, is not considered independent.

  •
  A director who is a family member of an individual who is or at any time during the past three years was, employed by the company as an executive officer, is not considered independent.

  •
  A director who is, or who has a family member who is, a partner in, or a controlling stockholder or any executive officer of, any organization to which the company made, or from which the company received, payments for property or services in the current or any of the past three fiscal years that exceeded 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more, other than payments arising from investments in the company's securities and payments under non-discretionary charitable contribution matching programs, is not considered independent.

  •
  A director who is, or who has a family member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the company served on the compensation committee of such other entity, is not considered independent.

  •
  A director who is, or who has a family member who is, a current partner of the company's outside auditor, or was a partner or employee of the company's outside auditor who worked on the company's audit at any time during any of the past three years, is not considered independent.

        The NASDAQ standards impose additional independence and qualification standards on the members of our Audit and Management Compensation Committees. Under these standards, each committee member, in addition to meeting the definition of independence applicable to all non-employee directors, is prohibited from accepting directly or indirectly any consulting, advisory or other compensatory fee from the company or from being an affiliated person of the company or any subsidiary or affiliate of any subsidiary of the company, and must not have participated in the preparation of the company's financial statements at any time during the past three years.

        Under the standards set forth above, the board determined that all of its members serving on February 27, 2014, including each of the members of our Audit Committee, Management Compensation Committee and Nominating/ Corporate Governance Committee, are independent as of the date of this proxy statement, except Mr. Smith (currently our chairman and chief executive officer) and Mr. Fine (who is a nominee and has not yet been elected).

        With respect to Mr. Diament, the board considered whether his independence was affected by the fact that his brother and sister-in-law act as participating providers under contracts with the company's behavioral health subsidiary. However, in view of the fact that those individuals participate on standard economic terms as other providers, that the amount of their fees derived from the company was not material, and that the services provided by them represent bona fide services, the board determined that Mr. Diament's independence was not affected.

Compensation Committee Interlocks and Insider Participation

        The Management Compensation Committee during 2013 consisted of Messrs. Michael Diament (chairman), William Forrest and Mary Sammons. Mary Sammons was appointed to the committee on February 25, 2013 to fill the vacancy created by Mr. Smith's resignation from the committee upon his election as chief executive officer.

        None of the members of the Management Compensation Committee was an officer or employee of the company during 2013 or was formerly an officer of the company. None of the company's executive officers serves as a member of the compensation committee (or other board committee performing equivalent functions) of another entity that has one or more executive officers who serves on the company's board or on the Management Compensation Committee, and none of the company's executive officers serves as a director of another entity one of whose executive officers serves on the Management Compensation Committee.

Review of Related Person Transactions

        The board has adopted a Related Person Transaction Policy, the purpose of which is to address the reporting, review and approval or ratification of transactions with related persons. As a general matter, the company seeks to avoid related person transactions because they can involve potential or actual conflicts of interest and pose the risk that they may be, or be perceived to be, based on considerations other than the company's best interests. However, the company recognizes that in some circumstances transactions between the company and related persons may be incidental to the normal course of business or provide an opportunity that is in the best interests of the company, or that is not inconsistent with the best interests of the company and where it is not efficient to pursue an alternative transaction. A copy of the policy is available in the Corporate Governance section of our website at MagellanHealth.com.

        The policy applies to the following persons:

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  each director and executive officer of the company;

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  any nominee for election as a director of the company;

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  any security holder who is known to the company to own of record or beneficially more than five percent of any class of the company's voting securities; and

  •
  any immediate family member of any of the above persons.

        For purposes of the policy, a related person transaction means any transaction or arrangement or series of transactions or arrangements in which the company participates (whether or not the company is a party) and a related person has a direct or indirect interest that is material to the related person. A related person's interest in a transaction or arrangement will be presumed material to that person unless it is clearly incidental in nature or has been determined in accordance with the policy to be immaterial in nature such that further review is not warranted. The policy lists several types of transactions or arrangements that are not considered related person transactions for purposes of the policy, some of which include the following:

  •
  use of property, equipment or other assets owned or provided by the company, including aircraft, vehicles, housing and computer or telephonic equipment, by a related person primarily for company business purposes, if such use is subject to other policies of the company regarding such use;

  •
  reimbursement of business expenses incurred by a director or executive officer in the performance of his or her duties and approved for reimbursement in accordance with the company's policies and practices; and

  •
  compensation arrangements for employees and consultants for their services as such that have been approved by the Management Compensation Committee, other than certain perquisites.

        Under the policy, except as otherwise provided, any director, nominee for director or executive officer who intends to enter into a related person transaction must disclose that intention and all material facts with respect to the transaction to the Audit Committee. Also, any officer or employee who intends to cause the company to enter into any related person transaction must disclose that intention and all material facts with respect to the transaction to his or her superior, who is responsible for seeing that that information is reported to the Audit Committee. As part of disclosing the material facts with respect to the transaction, the person proposing the transaction must provide specific details about his or her interest in the transaction, a description of the connection that person has with the transaction, the business justification for the transaction and other specific details. The Audit Committee must then review the related person transaction and approve the transaction before the transaction will be given effect. If the company in error enters into a related person transaction without pre-approval by the committee, the transaction must promptly upon discovery be presented to the Audit Committee for its review. The committee then will make a recommendation whether undoing or modifying the transaction is appropriate and whether any disciplinary action or changes in the company's controls and procedures should be made.

        The Audit Committee may delegate its authority to review, approve or ratify related person transactions or categories of transactions, other than those involving a member of the committee, to the chairman of the committee where action is warranted between scheduled committee meetings. Any determination made under delegated authority must be presented to the full Audit Committee for review by the next regular meeting of the committee.

        In approving or ratifying a related person transaction, the Audit Committee will consider under the relevant facts and circumstances whether the transaction is in, or is not inconsistent with, the best interests of the company, including the following factors:

  •
  the position within or the relationship of the related person with the company;

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  the materiality of the transaction to the related person and the company;

  •
  the business purpose for and reasonableness of the transaction, taken in the context of alternatives available to the company;

  •
  whether the transaction is comparable to a transaction that could be available on an arms-length basis or is on terms that the company offers generally to persons who are not related;

  •
  whether the transaction is in the ordinary course of the company's business and was proposed and considered in the ordinary course of business; and

  •
  the effect of the transaction on the company's business and operations.

        The policy may be changed at any time by the board.

Codes of Ethics

        The board has adopted a Code of Ethics for Directors, covering directors only, and a Code of Ethics for Covered Officers, covering senior executives and individuals reporting directly to the chief executive officer and finance department employees at a vice president level or above. In addition, the company has adopted a Code of Conduct covering all employees. The codes provide a framework for a comprehensive ethics and compliance process designed to ensure that we conduct our business in a legal and ethical manner. All covered persons are expected to understand and comply with the policies and obligations described in the codes.

        The Code of Ethics for Directors deals with conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection and proper use of company assets, compliance with laws, insider trading and personal loans to executive officers and directors. The Code of Ethics for Covered Officers deals with good faith and fair dealing in all negotiations and transactions, actual and apparent conflicts of interest, responsible use and protection of company assets, disclosures filed with the SEC or otherwise communicated to the public, compliance with laws, prompt reporting of violations of the code of ethics and other applicable policies, and accountability with respect to compliance with the code of ethics.

        The Code of Conduct, among other things, contains a whistleblower policy that sets forth steps an employee should take if he or she has a question about a legal or ethical issue related to his or her job or the company, and prohibits retribution against any person raising an issue.

        The company will provide to any person without charge, upon request, copies of its Code of Ethics for Directors, Code of Ethics for Covered Officers and Code of Conduct for all employees. Any such request should be made in writing to the Investor Relations Department, Magellan Health Services, Inc., 55 Nod Road, Avon, CT 06001. The Code of Ethics for Directors, Code of Ethics for Covered Officers and Code of Conduct are also available in the Corporate Governance section of our website at MagellanHealth.com. The company intends to disclose any future material amendments to the provisions of the codes of ethics and material waivers from such codes of ethics, if any, made with respect to any of its directors and executive officers on its internet site.

Disclosure Controls and Procedures

        We have adopted disclosure controls and procedures that are designed to ensure that all public disclosures are accurate, complete and timely. We have also created a disclosure committee, which is responsible for ensuring our compliance with the disclosure controls and procedures and for the evaluation of those procedures. If you become aware that our public disclosures are not accurate, complete or timely, or become aware of a transaction or development you believe may require disclosure, you should report the matter as soon as practicable to our corporate secretary at 55 Nod Road, Avon, Connecticut 06001.

Communications with Directors and Management

        We have several communications channels established for employees, shareholders and other interested parties to communicate with our management and/or our board of directors or committees thereof.

        Member and Provider Communications:    Our members and providers have specific mechanisms for contacting us regarding such matters as benefits, claims or other administrative matters. Member and provider contact information is available on our website at MagellanHealth.com. Although our employees and members of management address most of these matters, significant issues are brought to the attention of senior management and, in certain cases, the board of directors.

        Investor Relations:    We maintain an investor relations department that is responsible for communicating with current or prospective shareholders and addressing any issues raised by them. The contact information for our investor relations department is as follows:

    E-mail: ir@MagellanHealth.com

    Post Office Address:
    Investor Relations Department
    Magellan Health Services, Inc.
    55 Nod Road
    Avon, CT 06001

    Telephone: (877) 645-6464

        Lead Director:    You may communicate with Mr. Le Blanc, our lead director, through the following channels:

    E-mail: leaddirector@MagellanHealth.com

    Post Office Address:
    Communications with Lead Director
    c/o Magellan Health Services, Inc.
    55 Nod Road
    Avon, CT 06001

        You may communicate with the board of directors as a group through the lead director.

        All communications to the lead director will be treated confidentially. Communications should clearly identify the issue being raised, the name of the party initiating the communication and contact information for potential follow-up.

        These communications will initially be received by a designee of the lead director who will log, track and summarize the matters raised in the communication. After consideration of the communication by the lead director, he may direct that such communications be presented to the full board of directors, the non-management directors, one or more board committees or management and may direct that matters raised in the communications be investigated by outside advisors or counsel or by management.

PROPOSAL NUMBER ONE
ELECTION OF DIRECTORS

        Our certificate of incorporation provides for a board of directors divided into three groups, each group having a different three-year term of office expiring at the annual meeting of shareholders in the relevant year. Directors are elected for a term of three years except in the case of elections to fill vacancies or newly created directorships. The board of directors currently consists of eight (8) persons: William J. McBride, Robert M. Le Blanc, William D. Forrest, Mary F. Sammons, Eran Broshy, Michael P. Ressner, Michael S. Diament and Barry M. Smith. Due to the departure of Dr. Lerer from the board as of December 31, 2013, one director seat is currently open and the board is conducting a search for a suitable candidate. Mr. Forrest has decided not to stand for reelection and will leave the board upon the election of his successor. Perry G. Fine, M.D. has been nominated to fill the directorship vacated by Mr. Forrest.

        The board of directors proposes that William J. McBride and Robert M. LeBlanc, who are currently serving as directors, be re-elected, and that Perry G. Fine, M.D., who has been nominated for election as a director for the first time, be elected to serve for a term of three (3) years and until the election and qualification of his successor. Messrs. Ressner, Diament and Smith were last elected as directors in 2013 and Ms. Sammons and Mr. Broshy were last elected as directors in 2012. Proxies in the accompanying form, if properly signed and notarized, will be voted FOR the election of William J. McBride, Robert M. LeBlanc and Perry G. Fine, M.D. as directors unless marked WITHHOLD AUTHORITY. Each nominee has indicated his or her willingness to serve on the board, if elected, and the board of directors has no reason to believe that any nominee will decline or be unable to serve as a director. However, if a nominee will be unavailable for any reason, then the proxies may be voted for the election of such person as may be recommended by the board of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR"
THE NOMINEES IN PROPOSAL NUMBER ONE.

        Mary F. Sammons and Eran Broshy serve as directors whose terms expire in 2015. Michael P. Ressner, Michael S. Diament and Barry M. Smith serve as directors whose terms expire in 2016. These directors are not standing for re-election because their terms of office as directors extend past the annual meeting. William J. McBride, Robert M. Le Blanc and Perry G. Fine, M.D. are nominated for election at the annual meeting, to serve for terms expiring in 2017.

Certain Information Regarding Our Directors and Executive Officers

        The following table lists the age and committee memberships as of the date of this proxy statement of each director who is a nominee for election as a director at the annual meeting and each director whose term of office continues past the annual meeting. A description of each director's business experience during the past five years is set forth in the next section, entitled "Directors" below.

NOMINEES FOR ELECTION FOR TERMS EXPIRING IN 2017

Name	Age	Committee Membership
William J. McBride	69	Nominating/Corporate Governance (Chair), Audit
Robert M. Le Blanc	47	Lead Director
Perry G. Fine, M.D.	61	—

DIRECTORS WHOSE TERMS EXPIRE IN 2015

Name	Age	Committee Membership
Mary F. Sammons	67	Nominating/Corporate Governance, Management Compensation
Eran Broshy	55	Nominating/Corporate Governance

DIRECTORS WHOSE TERMS EXPIRE IN 2016

Name	Age	Committee Membership
Michael P. Ressner	65	Audit (Chair)
Michael S. Diament	45	Management Compensation (Chair), Audit
Barry M. Smith	60	—

Directors

        Under the company's certificate of incorporation and by-laws, the number of directors is currently fixed at nine (9). Following the departure of Dr. Lerer as a director as of December 31, 2013, eight (8) directors are currently serving and the board is conducting a search for a suitable candidate to fill the vacancy on the board. The company's by-laws require a majority of directors to be independent in accordance with NASDAQ's listing standards. Upon the recommendation and with the assistance of the Nominating/Corporate Governance Committee, the board of directors has determined that, except for Mr. Smith, who is the company's chairman and chief executive officer, all directors who are currently serving are independent, as that term is defined by the NASDAQ listing standards. For a discussion of these independence standards see "Corporate Governance and Related Matters—Director Independence" above.

  Nominees for Election for Terms Expiring in 2017

        William J. McBride was first appointed to the board in 2004. Mr. McBride is currently retired. Prior to his retirement in 1995, Mr. McBride was a director of Value Health, Inc., a New York Stock Exchange-listed specialty managed-care company, which included Value Behavioral Health, one of the largest behavioral health managed care companies at the time. From 1987 to 1995, Mr. McBride served as president and chief operating officer of Value Health, Inc., overseeing all operational activities of the company and its subsidiaries. Prior to his tenure at Value Health, Mr. McBride spent 15 years in a variety of positions with INA Corporation and its successor, CIGNA Corporation, including serving as president and chief executive officer of CIGNA Healthplan, Inc. Mr. McBride currently serves on the board of directors of Internet HealthCare Group, an early-stage healthcare technology venture fund, and Women's Health USA, Inc., a privately-held healthcare services company. He previously served on the board of Amerigroup Corporation, which was previously a publicly-traded health insurance company. Mr. McBride has been nominated for re-election as a director at the meeting due to his experience in the managed healthcare industry and his favorable record serving as a director since 2004.

        Robert M. Le Blanc, the board's lead director, was first appointed to the board in 2004. He currently serves as a senior managing director of Onex Corporation ("Onex"). Prior to joining Onex in 1999, Mr. Le Blanc worked for Berkshire Hathaway for seven years. From 1988 to 1992, Mr. Le Blanc worked for General Electric. Mr. Le Blanc also serves as a director of ResCare, a human service company, Skilled Healthcare Group, a publicly-traded service provider to the long-term care industry, The Warranty Group, a provider of warranty and service contracts, Carestream Health, a provider of medical and dental imaging systems, USI Insurance Services, a distributor of property and casualty insurance and employee benefit products, Cypress Holdings, an insurance holding company, First Berkshire Hathaway Life, a publicly-traded diversified insurance and investment company, and Connecticut Children's Medical Center. Within the previous five years he served on the boards of directors of Emergency Medical Services Corporation, formerly a publicly-traded provider of emergency medical services in the United States, and Center for Diagnostic Imaging, Inc., a national network of outpatient diagnostic imaging centers. Mr. Le Blanc has been nominated for re-election as a director at the meeting due to his financial and healthcare experience and his favorable record serving as a director since 2004.

        Perry G. Fine, M.D. is nominated for election to the board for the first time in 2014. Dr. Fine is a professor in the Department of Anesthesiology of the School of Medicine at the University of Utah, where he serves on the faculty in the Pain Research Center, and is an attending physician in the Pain Management Center. Dr. Fine is the national strategic advisor for Capital Caring, of Washington, DC, developing sustainable models of advanced illness coordinated care in community settings, as an integrative component of comprehensive advanced illness care. He is past president of the American Academy of Pain Medicine. He was nominated for election as a director at the meeting due to his extensive experience in managed care and clinical issues as well as his experience serving on many boards of directors, including past service on the board of directors of a public company, VistaCare, Inc.

   Directors Whose Terms Expire in 2015

        Mary F. Sammons was first elected to the board in 2012 after being appointed to the board in July 2011. She is currently retired. She served until June 2012 as the chairman of the board of Rite Aid Corporation ("Rite Aid") and served on the board of directors of Rite Aid from 1999 to June 2013. From 2003 until 2010, Ms. Sammons served as the chief executive officer of Rite Aid, and from 1999 to 2008 served as the president of Rite Aid. Between 1985 and 1999, Ms. Sammons held a number of senior level positions with Fred Meyer Stores, Inc., a subsidiary of Fred Meyer, Inc. and later The Kroger Company, including president and chief executive officer. Ms. Sammons is a member of the board of the National Association of Chain Drug Stores, a trade association, and a member of the board of directors and audit committee of StanCorp Financial Group, Inc., a New York Stock Exchange-listed insurance and financial services company. She previously served on the board of directors of First Horizon National Corporation, a bank holding company. Ms. Sammons was nominated for election as a director in 2012 due to her long experience in the healthcare industry and the pharmacy business in particular.

        Eran Broshy was first elected to the board in 2009 after being appointed to the board in February 2009. He currently serves as an operating partner with Linden Capital Partners and as an executive advisor with Court Square Capital, both of which are private equity firms. He previously served as a senior adviser to Providence Equity LLC, a private equity firm. Mr. Broshy previously served for over a decade as the chief executive officer and chairman of the board of inVentiv Health, Inc., a privately-held (and until August 2010 a NASDAQ-listed) company that delivers a broad range of customized clinical, communications, commercial and patient outcome solutions to pharmaceutical and life sciences companies. Prior to joining inVentiv, Mr. Broshy spent 14 years at The Boston Consulting Group ("BCG") and served for a number of years as the partner responsible for BCG's healthcare practice across the Americas. He also served as president and chief executive officer of Coelacanth Corporation, a privately-held biotechnology company. Within the previous five years Mr. Broshy has served on the board of directors of inVentiv Health, Inc., Virtual Radiologic Corporation, a private teleradiology company, ikaSystems Corporation, a private payer enterprise software company, HeartFlow, a cardiovascular diagnostics company, Correlagen Diagnostics, a private genetic testing company, Neurogen Corporation, a NASDAQ-listed biotechnology company, and Union Street Acquisition Corp., a NASDAQ-listed blank check company. He also serves on the Simon Wiesenthal Center's New York Executive Board, on the Dean of Science Advisory Council at the Massachusetts Institute of Technology (MIT), on MIT's Visiting Committee for Brain and Cognitive Sciences and on MIT's Visiting Committee to the Institute for Medical Engineering and Science. Mr. Broshy was nominated for re-election as a director most recently in 2012 due to his experience in the healthcare industry in general and the managed healthcare industry in particular.

  Directors Whose Terms Expire in 2016

        Michael P. Ressner was initially appointed to the board in 2004. He retired from Nortel Networks, where between 1981 and 2003 he was a senior executive with functional responsibilities that spanned the areas of finance and general management including vice president-finance. Mr. Ressner was an adjunct professor of finance and accounting at the North Carolina State University College of Management between 2003 and 2005. He now sits on the advisory board of the Enterprise Risk Management Institute at North Carolina State University. Mr. Ressner currently serves on the board of directors and audit and compensation committees of Exide Technologies, a NASDAQ-listed stored electrical energy solution company, and within the previous five years served on the boards of Entrust, Inc., a publicly-traded information security company, Tekelec, a NASDAQ-listed provider of network signaling systems, and Arsenal Digital Solutions, a privately-held data storage services company. As a member of the Executive Service Corps, Mr. Ressner participates in assignments that focus on providing financial management and governance consultancy to not-for-profit organizations in the Raleigh/Durham/Chapel Hill area. Mr. Ressner was last nominated for re-election as a director in

2013 due to his financial and accounting experience, and his favorable record serving as a director since 2004.

        Michael S. Diament was first appointed to the board in 2004. He formerly served as portfolio manager and director of bankruptcies and restructurings from January 2001 to February 2006 for Q Investments, an investment management firm. From February 2000 until January 2001, Mr. Diament was a senior analyst for Sandell Asset Management, an investment management firm, and served as vice president of Havens Advisors, an investment management firm, from July 1998 to January 2000. He currently serves on the board of directors of Dayco, LLC (formerly named Mark IV Industries, Inc.), a privately-held manufacturer of engine technology solutions, and USEC Inc., a New York Stock Exchange-traded enriched uranium processing and supply company, and within the previous five years he served on the boards of directors of Journal Register Company, a privately-held multi-platform local news and information company, and J.L. French Automotive Castings, Inc., a privately-held auto parts company. Mr. Diament was last nominated for re-election as a director in 2013 due to his financial sophistication and his favorable record serving as a director since 2004.

        Barry M. Smith was elected to the board in 2011 and was named chief executive officer in January 2013 and executive chairman in January 2014. He is currently the lead director of CenseoHealth, a privately-held Medicare risk adjustment developer, the chairman of the board of Optimal Radiology, a privately-held provider of imaging services for hospitals and healthcare providers, and the lead director of Halcyon Health Services, a privately-held hospice and home health care company. Since 2011, Mr. Smith has served as an operating partner for Health Evolution Partners, a private fund which invests in rapidly growing companies across the healthcare industry. He founded and served as chairman, president and chief executive officer of VistaCare, Inc., a national provider of hospice services, from 1996 to 2002, and he served as chairman of VistaCare in 2003. From 1990 through 1995, Mr. Smith served as chairman and chief executive officer of Value Rx, Inc., then one of the country's largest pharmacy benefit management companies, and, prior to that, served as vice president of operations for PCS Health Systems, also a pharmacy benefit management firm. Within the past five years Mr. Smith also served on the board of directors of Inpatient Consultants, Inc., the nation's largest provider of hospital services delivering patient care in acute care hospitals. Mr. Smith was last nominated for re-election as a director in 2013 due to his healthcare experience and expertise and favorable previous service as a director of the company from 2004 to 2008, and due to his appointment as the company's chief executive officer as of January 1, 2013.

Director Election and Terms of Office

        Messrs. McBride and LeBlanc are currently nominated for re-election for a three-year term to extend until the 2017 annual meeting. Mr. Forrest has declined to stand for reelection and will leave the board upon the election of his successor. Dr. Fine has been nominated to fill the directorship vacated by Mr. Forrest for a three-year term to extend until the 2017 annual meeting. Ms. Sammons and Mr. Broshy are currently serving for a three-year term to extend until the 2015 annual meeting. Messrs. Ressner, Diament and Smith are currently serving for a three-year term to extend until the 2016 annual meeting. For each director other than Mr. Forrest, the term of office will extend until the indicated annual meeting and the election and qualification of their respective successors, or their earlier death, incapacity, resignation or removal.

Arrangements Regarding the Nomination of Directors

        There is no agreement or arrangement whereby any director or other individual has been nominated or will be re-nominated to serve as a director of the company.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

  Executive Summary

2013 Highlights

  •
  Our 2013 segment profit and earnings per share were within our guidance ranges.

  •
  In 2013, we returned to shareholders $60.1 million through our share repurchase program, and $866 million since the program was launched in 2008.

  •
  Our annual and long-term incentive compensation is 100% performance-based.

  •
  A large portion of our Named Executive Officers' 2013 compensation was variable based on their performance—over 80% for our CEO during 2013.

  •
  A large portion of our executives' 2013 compensation was in the form of equity grants which vest over time and are tied to the creation of shareholder value—60% for our CEO during 2013.

  •
  The long-term incentive compensation of our executives is 75% in the form of options, which only have a realizable value to our executives if value is created for our shareholders; if no value is created, then this incentive compensation provides no value to our executives.

  •
  We have strong equity ownership requirements for our executives and clawback provisions which help align the interests of our executives with those of our shareholders.

Compensation Policy Change for 2014

  •
  In 2014, we adopted a new short-term incentive plan which is designed to align individual employee performance goals with our growth strategy. Under the 2014 Incentive Compensation Plan (the "2014 ICP"), bonuses for 2014 will be weighted 95% to achievement of annual segment profit targets for the relevant business unit and 5% to achievement of annual growth of company-wide adjusted net income in 2014 over 2013. Beginning in 2015, bonuses will be weighted 75% to achievement of annual segment profit targets for the relevant business unit and 25% to achievement of annual growth of company-wide adjusted net income. The 2014 ICP is designed to promote our strategy of growing our increasingly diverse business segments.

Overview of Compensation Components

        The compensation of our Named Executive Officers ("NEOs") includes several components, each of which is designed to reward performance over a different time period:

  •
  Base salary:  This is designed to provide basic financial security to our Named Executive Officers. Base salary is typically set in our employment agreements with our Named Executive Officers, based on the executive officer's responsibilities, experience level and leverage over company performance, and is subject to annual adjustments.

  •
  Annual bonus:  Our short-term incentive plan provides annual cash bonuses as an incentive to meet our annual financial goals. Bonus targets are typically specified in our employment agreements with our Named Executive Officers as a percentage of their base salary, with more senior officers having a higher percentage bonus target. In cases where target bonus is not specified in the employment agreement for the Named Executive Officer, target bonus is set by the Management Compensation Committee based on the degree of leverage that the officer has over the company's financial performance. For 2013, the bonus targets for Messrs. Smith and Rubin, Dr. Lerer, Mr. Gregoire and Ms. Blasi were 100%, 75%, 100%, 50% and 50%, respectively. Achievement of those bonus targets depended on achieving an adjusted segment profit of $260 million (net of awards under the STIP) and performance against individual criteria and objectives. Based on achieving 102.8% of this segment profit target in 2013 (as adjusted for certain compensation accruals), we funded our bonus pool at approximately 106.5% of its target funding level. We awarded bonuses equal to 135% of his target bonus to Mr. Smith, 100% of his target bonus to Mr. Rubin, 164% of his target bonus to Dr. Lerer, 100% of his target bonus to Mr. Gregoire and 150% of her target bonus to Ms. Blasi.

  •
  Equity awards:  We use awards of non-qualified stock options and performance-vesting restricted stock units ("RSUs") to provide a long-term incentive to our Named Executive Officers. The committee has selected these equity awards to ensure that our Named Executive Officers' long-term interests are aligned with those of our shareholders. The values of these awards are measured as of the date of the awards, and are set as a percentage of their base salary. The total dollar value of awards to each person is split 75%/25% between stock options and RSUs, based on a Black-Scholes valuation of those options and the closing price of the stock on the date of the RSU awards, and generally vest ratably over a period of three years (four years in the case of Mr. Smith's sign-on equity grant). A greater emphasis has been placed on stock options rather than RSUs because the economics of options are more closely aligned with the committee's philosophy that long-term compensation should be based on the creation of shareholder value. Options serve that purpose best because they will only have value if shareholder value is created. RSUs are included, although to a lesser extent, since the RSUs generally vest over three years based on minimum performance thresholds and serve to drive performance and provide an important retention incentive to our Named Executive Officers. The awards to Mr. Smith, Mr. Rubin, Mr. Gregoire and Ms. Blasi in 2013 were valued at $6,300,000, $1,210,250, $735,281 and $882,034, respectively, for purposes of determining the awards. Because he currently has substantial stock holdings and in order to prevent additional dilution to shareholders, Dr. Lerer, in lieu of an equity award, received a performance-based cash award in the amount of $4,200,000 vesting over a period of three years, subject to the same vesting terms and earnings per share ("EPS") and return on equity ("ROE") performance hurdles as required for the RSUs granted to the other Named Executive Officers. The ultimate value of these awards to our Named Executive Officers will depend on the performance of our stock price over the required vesting period. Mr. Smith will only realize the value specified above if our stock price rises to $66.51, since the options included in his awards on February 1, 2013 have an exercise price of $51.79 which were valued using Black-Scholes at $14.72 per share. Our stock price at $66.51 corresponds to an increase in our market capitalization of approximately $407 million, based on the weighted average fully-diluted shares outstanding of approximately 27,648,000 as of March 31, 2013, as reported in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013, the closest reported shares outstanding to the options' grant date. Our Named Executive Officers other than Mr. Smith will only realize these values if our stock price rises to $67.92, since the options included in their awards on March 5, 2013 have an exercise price of $53.00 and were valued using Black-Scholes at $14.92 per share. Our stock price at $67.92 corresponds to an increase in our market capitalization of approximately $413 million. Thus, for our Named Executive Officers to realize the full value of their equity awards, there must be an increase from our March 31, 2013 market capitalization of approximately $407 and $413 million, respectively.

  •
  Deferred compensation plan:  We also maintain a 401(k) savings plan and a Supplemental Accumulation Plan (the "SAP") under which we make annual contributions of deferred compensation to some of our Named Executive Officers and allow voluntary deferrals. In 2013, we made a company contribution under the SAP to Messrs. Smith and Rubin, Dr. Lerer and Mr. Gregoire equal to 11% of their base salary.

   Executive Compensation Philosophy

        Our compensation programs and policies are designed to attract, retain and reward individuals of outstanding ability in key executive positions, in order to deliver value to our shareholders. Specifically, our compensation programs have been developed using the following principles:

  •
  Pay for Performance:  Our philosophy is that an individual's compensation should reflect his or her individual performance, the performance of his or her area of responsibility, and the performance of the company as a whole. Corporate strategic goals are set and formally revisited by our board on an annual basis. Each executive's performance for the year is evaluated in relation to the corporate strategic goals for the year pertaining to his or her area of responsibility. These same strategic goals serve as a framework on which all employee performance evaluations are derived.

  •
  Competitive Pay:  We believe that the overall compensation package for each executive should be competitive, as determined, where available, by market-based compensation data pertinent to his or her position. In determining competitive compensation levels, we consider the Comparable Companies listed below. We endeavor to set base compensation near the median determined by pertinent market-based compensation data in order to recruit and retain appropriate personnel and to set variable pay on terms and at levels that will be above the average where performance is correspondingly above average. Because we believe that it is necessary to attract superior executive talent to achieve our business objectives, targeted leadership positions that will most leverage company performance are benchmarked for cash compensation near the 50th percentile but, consistent with our pay for performance philosophy, are benchmarked for total compensation (i.e. base salary plus short-term and long-term incentive compensation) between the 50th and 75th percentile within the group of Comparable Companies. We conduct an annual review of both competitive market data, as well as a comprehensive assessment of company, business unit and individual performance to ensure pay remains both competitive, as well as tightly linked to performance.

  •
  Alignment with Company Goals:  Our compensation programs are designed to support both the short-term and long-term financial, operating and other goals of the company. We seek to align the mix of long- and short-term variable compensation to create incentives for the achievement by each executive of performance goals aligned with our long- and short-term goals, to help ensure execution of those goals through achievement of specific company-wide, business unit and individual objectives associated with those long- and short-term goals.

  •
  Alignment with Shareholder Interests:  We believe that senior management's compensation should include long-term incentives that encourage performance that builds long-term value for both the company and our shareholders. To that end, compensation program components balance the need to incent and reward short-term results (e.g., through our Short Term Incentive Plan ("STIP")) with long-term results as reflected by the market performance over time of the company's common stock (e.g., through equity awards under our 2011 Management Incentive Plan ("2011 MIP") and predecessor plans). Our philosophy results in overall compensation which is between the 50th and the 75th percentile of the overall compensation paid by the Comparable Companies and is weighted toward long-term equity compensation, thus aligning our executives' interests with those of our shareholders and promoting our pay for performance philosophy.

  Role of the Management Compensation Committee

        The Management Compensation Committee (the "committee") of our board of directors is comprised of three (3) members of the board who are not current or former employees of the company and who the board has determined are independent for purposes of the NASDAQ listing standards.

See "Corporate Governance and Related Matters—Director Independence" above. The duties and responsibilities of the committee include: (i) establishment of our general compensation philosophy, and oversight of the development and implementation of compensation programs; (ii) review and approval of the means used for applying our corporate goals, and our specific company-wide, business unit and individual performance objectives to be used in determining the compensation of our chief executive officer, our other Named Executive Officers listed in the compensation tables which follow this "Compensation Discussion and Analysis" section and other members of senior management; (iii) review and approval of compensation for our chief executive officer and our other Named Executive Officers; (iv) the development of recommendations to our board with respect to our various compensation plans and programs and overseeing the activities of the individuals and committees responsible for administering those plans; and (v) oversight of regulatory compliance with respect to compensation matters. In practice, the committee specifically determines the compensation payable to the Named Executive Officers and our other executive officers with input from pertinent management personnel, independent compensation consultants and other advisers, after evaluating the independence of such advisers. The committee periodically reviews summaries which list the various components of each person's total compensation.

  Compensation Consultants

        The committee engaged Steven Hall & Partners, a nationally recognized compensation consulting firm, to act as its independent compensation consultant and provide the committee with information supporting compensation decisions with respect to our Named Executive Officers and other executive officers and key employees for their compensation in 2013 and 2014, and to review and advise the company on its management compensation plans and programs. This consultant was engaged directly by the committee, although it periodically interacts with management to gather relevant data, to implement compensation plans and programs and to assist in the preparation of the company's proxy statement and other public filings. Based on a review of various considerations and a report from Steven Hall & Partners regarding its independence, the committee determined that the firm is independent from the company and has no conflicts of interest in its role as compensation consultant to the committee. The committee has sole authority to determine the compensation for and to terminate Steven Hall & Partners' services. The committee annually instructs the consultant to perform a market analysis and develop competitive market data of comparable companies for all elements of compensation. The consultant also provides advice to the committee on which companies it may consider comparable for these purposes. Based on its market analysis, the consultant formulates a range of values within major elements of compensation, which the committee considers in making its compensation decisions. The consultant does not determine or recommend the amount or form of executive and director compensation; its role is limited to providing data and advice to the committee for its consideration. The committee also reviews and considers compensation data surveys from a number of other independent sources.

  Comparable Companies and Other Market Data Assessment

        As a specialty managed healthcare company operating in several business segments, we have few similar peer companies with which we directly compete in the marketplace. However, we compete generally in the market for superior healthcare executive talent and seek to structure our incentives and compensation to attract, reward and retain individuals who meet that description. As a result, the committee instructed the compensation consultant to perform a broad multi-industry market analysis and an analysis of publicly-traded healthcare provider and service companies, to develop competitive market data to support compensation decisions regarding our Named Executive Officers, other executive officers and key employees. Steven Hall & Partners compiled broad-based market surveys confidentially completed by hundreds of companies operating in the healthcare and various other industry sectors and provided the committee with a proprietary statistical summary of this information, presented in chart form. This summary information consisted of marketplace consensus median and 75th percentile amounts for certain elements of compensation (e.g., base salary, total cash compensation and total remuneration) for executive officer positions which were considered comparable to that of each of the company's Named Executive Officers. The committee uses that information for the general purpose of understanding compensation practices when making compensation decisions, and for helping to judge the reasonableness of its compensation recommendations.

        Steven Hall & Partners also compiled a survey of companies in the healthcare provider and services industry which include lines of business in which our company is engaged, including managed care companies, pharmacy benefit management companies, and specialized healthcare services companies, which had revenues ranging from 57% to 270% of our revenues. The group of companies considered comparable changes from year to year depending on the evolution of our and their businesses. Based on the work performed by Steven Hall under the supervision of the committee, we reviewed for comparative purposes the public compensation information reported by the following companies which operate in various segments of the managed healthcare sector (the "Comparable Companies"):

Centene Corp.	Molina Healthcare, Inc.
Envision Healthcare Holdings, Inc.	Omnicare, Inc.
Laboratory Corp. of America Holdings	PharMerica Corp.
MEDNAX, Inc.	Triple-S Management Corp.
WellCare Health Plans, Inc.	Universal Health Services, Inc.

        Information for the Comparable Companies included revenue, EBITDA, net income, diluted earnings per share and total shareholder return. We believe that this group is appropriate because it includes companies engaged in comparable lines of business with comparable size and sophistication.

        The committee also considers market survey data based on the executive officer's discipline and company revenues. For all of these analyses, total remuneration is considered, including base salary, bonus (short-term incentive awards) and equity and other long-term incentive awards.

        Mr. Smith's total targeted cash compensation and total targeted compensation in comparison to the Comparable Companies was below the median, as shown in the following table:

Target Compensation

			Comparable Companies
					Magellan's Percentile Rank vs. Comparable Companies
	Magellan		Median	75th Percentile
Base Salary	$900,000		$1,006,500	$1,067,900	28%
Total Cash Compensation	$1,800,000		$2,516,300	$2,756,300	10%
Total Long-Term Compensation	$3,150,000	(1)	$3,151,200	$7,773,200	50%
Total Compensation	$4,950,000		$5,815,900	$10,400,900	31%

(1)
Represents one-half of Mr. Smith's sign-on award of stock options and RSUs as that award is to be the sole equity award to him for 2013 and 2014.

        Mr. Smith's actual total compensation for 2013 fell at the 56th percentile of the total compensation paid to chief executive officers among the Comparable Companies for 2013.1 Mr. Smith's total cash compensation was above the median and his total long-term compensation, which was paid in a combination of RSUs and options, and thus the full value of which can only be realized if additional shareholder value is created, was somewhat above the median, and the total value of his compensation was somewhat above the median, as shown in the following table:

Actual Compensation

			Comparable Companies
					Magellan's Percentile Rank vs. Comparable Companies
	Magellan		Median	75th Percentile
Base Salary	$900,000		$1,006,500	$1,067,900	28%
Total Cash Compensation	$2,115,000		$2,020,400	$2,317,500	68%
Total Long-Term Compensation	$3,150,000	(1)	$2,528,500	$6,994,100	56%
Total Compensation	$5,265,000		$4,746,200	$8,675,700	56%

(1)
Represents one-half of Mr. Smith's sign-on award of stock options and RSUs as that award is to be the sole equity award to him for 2013 and 2014.

  Mix of Compensation

        Consistent with our compensation philosophy, our total remuneration for executive officers is designed to attract and retain superior executive talent and encourage performance that builds long-term value for both the company and its shareholders. The committee annually sets target compensation for each of the Named Executive Officers (other than Dr. Lerer, who served in a transitional role for 2013), which is allocated among a three-part program which includes base salary and benefits, annual bonuses under our STIP and equity awards. In general, base salary and bonus opportunities are determined by the company's assessment of the degree of leverage which the individual has over company performance. Bonuses are awarded based on annual performance relative to pre-set company-wide and individual performance criteria. Equity awards are made by determining a target value representing a multiple of base salary, divided by a per share value yielded by a Black-Scholes or other valuation model for the equity instrument awarded. Each component is intended to address a goal of our compensation philosophy: base salary and benefits are designed to provide top talent with a reasonable level of assured pay; our STIP bonuses are designed to reward short-term (annual) results; and the equity component of our compensation plan is designed to reward longer term results consistent with the creation of shareholder value and promote retention of senior officers. The committee believes that this three-part program, which is heavily-weighted toward performance-based compensation, and within the performance-based component is heavily-weighted toward long-term equity compensation which largely consists of stock options, properly provides incentives to management to maximize the sustainability of the company's performance over time.

        The portion of the executives' compensation which is awarded under the STIP bonuses and long-term equity awards is performance-based. The following shows the targeted percentage of each of

1
Information for the Comparable Companies includes certain information which has been publicly-disclosed for 2013, and where such information for 2013 is unavailable, includes publicly-disclosed information for 2012.

the Named Executive Officers' compensation for 2013 which is allocated to each of the three major components, based on base salary rates, targeted STIP bonuses and targeted long-term equity awards:

Targeted Mix of Compensation

Named Executive Officer	Base Salary(1)	STIP Bonus(2)	Equity Award(3)
Mr. Smith	18%	18%	64%
Mr. Rubin	23%	18%	59%
Dr. Lerer	16%	17%	67%
Mr. Gregoire	31%	15%	54%
Ms. Blasi	29%	14%	57%

(1)
Base salary rates used in this table were effective 4/1/13 and the actual amounts paid during 2013, except for Mr. Smith, are less due to the previous rate in effect prior to 4/1/13.

(2)
Actual STIP bonus may be more or less, depending on company and individual performance.

(3)
The actual realized values of the equity awards will depend on the performance of the company's stock price, EPS and ROE, as the RSUs do not vest unless minimum performance thresholds are achieved, and the options have no value if shareholder value is not created.

        The following table shows the actual amounts and percentages of the Named Executive Officers' total compensation in 2013 attributable to the three major components:

Actual Mix of Compensation

Named Executive Officers	Base Salary	%	STIP Bonus	%	Equity Award(1)%
Mr. Smith	$900,000	17%	$1,215,000	23%	$3,150,000		60%
Mr. Rubin	$480,575	23%	$363,075	18%	$1,210,250		59%
Dr. Lerer	$1,025,693	15%	$1,693,000	24%	$4,200,000	(2)	61%
Mr. Gregoire	$417,101	31%	$210,080	15%	$735,281		54%
Ms. Blasi	$437,806	27%	$330,763	20%	$882,034		53%

(1)
The actual realized values of the equity awards will not be determined until the company's financial performance is measured against all applicable minimum performance thresholds and the company's stock price performance is known. The figures in this column represent the closing price of the company's stock on the date of the award for RSU awards and the Black-Scholes value of the stock options used in determining the size of the stock option awards. If no shareholder value is created, these equity awards will have materially less realizable value to the NEOs and the option portion will have no value.

(2)
In lieu of an equity award received in 2013, Dr. Lerer received a performance-based cash award which will vest over three years upon the achievement by the company of the same performance targets as specified in the awards of RSUs to the NEOs other than Mr. Smith.

  Compensation Program Components and Rationale for our Named Executive Officers

        The compensation packages for our Named Executive Officers are designed to set total compensation at levels that reflect both personal and organizational performance and results. Each of our Named Executive Officers has an employment agreement that establishes his or her initial base salary and, in most cases, bonus opportunity that was agreed upon following arm's length negotiations with the respective individual. In determining annual adjustments to base salary, annual bonus awards (short-term incentive) and annual equity awards (long-term incentive) for our Named Executive Officers, the committee considers recommendations of the chief executive officer (except in the case of his own compensation) based on his assessment of each executive's performance and results and in the context of market data provided by the committee's independent compensation consultants.

  Base Salary

        Base salary is intended to provide basic financial security to our Named Executive Officers, so it is not made subject to performance risk in any year. In determining the base salary and base salary increases for each of our Named Executive Officers, the committee considers such factors as existing contractual commitments, competitive market data, compensation opportunities perceived to be necessary to retain him or her, individual performance, the scope, complexity, difficulty and criticality of the individual executive officer's role with the company, and prior compensation. The employment agreements entered into with each of our Named Executive Officers specify an initial amount which is subject to annual review and adjustment. The following shows the percent increase and base salary rate which each of our Named Executive Officers was awarded effective April 1, 2013:

2013 Base Salary Rates

Named Executive Officer	Percent Increase		Base Salary Rate
Mr. Smith	0	%(1)	$900,000
Mr. Rubin	3%		$484,100
Dr. Lerer	3%		$1,033,217
Mr. Gregoire	3%		$420,160
Ms. Blasi	3%		$441,017

(1)
Mr. Smith began serving as chief executive officer on 1/1/13 and did not receive a base salary increase during 2013.

        Mr. Smith's base salary for 2013 was negotiated with him as part of his employment agreement to serve as our chief executive officer in December 2012. To determine the adjustment to base salary payable in 2013 to the Named Executive Officers other than Dr. Lerer, Mr. Smith articulated the overall company strategy, and each executive created a "scorecard" for his or her respective area of responsibility that reflected the company's goals for that year. At the end of the year, each executive completed a self-assessment based on his or her scorecard and arrived at a quantitative score for the year. Mr. Smith then reviewed the self-assessments, and completed his own analysis of each executive's performance, and assigned a quantitative rating resulting in a recommended increase percentage in the executive's base salary. The committee reviewed Mr. Smith's recommendation for base salary increases for 2013 and adjusted the increases in its discretion. Based on its review of relevant data, the committee determined that these increases were consistent with market increases at comparable companies and reflected that all of our Named Executive Officers had met and exceeded their performance scorecards and goals.

        From August 2012 to July 2013, Ms. Blasi served as the interim president of Magellan Pharmacy Solutions, in addition to her role as chief executive officer of National Imaging Associates, Inc. For her service in this additional role, she received an extra stipend at the rate of $125,000 per year. This stipend added $83,333 to her cash compensation in 2013.

        In determining adjustments to base salary rates payable in 2014, Mr. Smith followed the process outlined above. The committee reviewed Mr. Smith's recommendations and adjusted the increases in its discretion. As a result, the committee decided to increase the base salary rate for Mr. Smith by 11.1%,

Mr. Rubin by 3.5%, Mr. Gregoire by 3.2% and Ms. Blasi by 3.0% over the rates payable in 2013. Mr. Smith's increase was awarded by the committee in order to bring his base salary closer to base salaries paid to chief executive officers at the Comparable Companies. Dr. Lerer's employment terminated by agreement on December 31, 2013.

  Annual Bonuses

        Bonuses are determined and paid through our annual short-term incentive plan, the STIP, which is described under "Benefit Plans and Awards—Annual Incentive Plan" below. The STIP provides cash bonuses and is available to all management-level employees, including our Named Executive Officers. At the beginning of each year, the committee, with input from the chief executive officer and other members of management, establishes corporate performance targets for funding the overall STIP bonus pool. After the end of the year, the committee reviews the company's performance in relation to the pre-established corporate performance targets, assesses the Named Executive Officer's performance and the recommendations of the chief executive officer, and determines the amount of individual annual STIP bonus awards for the Named Executive Officers from the overall bonus pool established for that year. For 2014 and subsequent years, our annual short-term incentive plan has been revised as described under "Consideration of Stockholder Votes on Executive Compensation" below.

        STIP awards may vary from no bonus if the performance threshold is not attained, to the targeted percentage of base pay if the target performance is attained, to a maximum of 200% of the targeted percentage of base pay if the target performance is substantially exceeded.

        For our CEO, Mr. Smith, the STIP provides that his award will vary, depending on the company's performance against its performance target, in the following manner:

Achievement Against Performance Target	Bonus Award, as a Percentage of Target Bonus(1)
x ≤ 83.9%	None
x ≥ 83.9% and ≤ 100%	100%, subject to reduction at the discretion of the committee
x > 100%	100% plus the product of target bonus and 5 times the percentage by which the performance target is exceeded, not to exceed 200%

(1)
The contractual bonus target for Mr. Smith in 2013 was 100% of his base salary.

        For Dr. Lerer, his agreement provided that his bonus would be based on performance targets set by the committee and for 2013, if the company achieved at least 70% of its EPS performance target for vesting of RSUs, his award would be 150% of target. Additionally, for every 1% of segment profit above the company's performance targets, he would be eligible to receive an additional 5% of his target award. For our other Named Executive Officers, the STIP provides that if the company's performance target is not achieved, the bonuses are reduced from the target amount by $0.50 for each dollar of shortfall, so that no bonus is funded if performance is less than approximately 80% of the target. If the company's performance target is exceeded, then the target bonuses are increased by the product of 5 (for the President and CFO) or 3 (for each of the other Named Executive Officers) times the percentage by which the company's performance exceeded the target, not to exceed an additional 100%.

        In the case of the Named Executive Officers for whom the CEO makes a recommendation, the individual performance objectives included the following:

  •
  Mr. Rubin:  (i) overall leadership of the finance and investor relations functions; (ii) support and execution of acquisition activities; (iii) support of cross-functional management teams to ensure that pricing, underwriting and sales strategy are aligned with financial performance targets; (iv) attainment of budget targets; and (v) compliance with all regulatory requirements. For 2013, Mr. Rubin's goals were focused on the following: achieving growth, retention and profitability targets through new business revenue, successful implementation of key contracts and key accounts, and managing capital expenditures, executing on M&A opportunities in support of the company's growth strategy, providing leadership to the risk management process, providing analytical support for value proposition and product development needs, and talent development.

  •
  Mr. Gregoire:  (i) overall leadership of the legal and compliance functions; (ii) support of review and implementation of acquisitions, customer contracting and product development; (iii) leadership for all SEC filings and disclosures; (iv) leadership of legal support for other corporate and corporate governance matters and overall legal and regulatory compliance; and (v) attainment of budget targets. For 2013, Mr. Gregoire's goals were focused on the following: support growth through organic expansion and acquisitions, enhance legal support for all business lines, new customer and product implementations, and customer relationships, successfully resolve litigation/arbitration cases, maximize high levels of regulatory compliance, expand employee awareness and training on compliance and security matters, and talent development.

  •
  Ms. Blasi:  (i) overall leadership of National Imaging Associates ("NIA"); (ii) leadership of NIA sales, operations, customer relations, new product development and provider networks; (iii) leadership of NIA strategy; and (iv) attainment of budget targets. For 2013, Ms. Blasi's goals were focused on the following: revenue growth through new account sales, new product sales, and client up-sells, execution of marketing plan and product innovation strategies, ensure cost efficient delivery of service through effectively leveraging technology strategies, maximization of clinical leadership and innovation position with customers and key industry forums, and talent development.

        The committee's evaluation of individual performance is not tied to a mathematical formula measuring achievement of the qualitative factors described above, but rather is a subjective evaluation of overall performance.

        Annual bonuses are paid in the first quarter of the year following the year to which the bonuses relate. The bonuses paid in 2014 were for work performed during 2013.

        For 2013, the committee set a company-wide performance target for funding the overall bonus pool. The bonus pool for 2013 was funded based on the company exceeding a total adjusted company segment profit target of $260 million. The segment profit target was adjusted for this purpose to eliminate compensation expense for Dr. Lerer's severance arrangements. The committee set this bonus pool performance target to create incentives for management to maintain and promote growth of the company's earnings as a whole. During 2013, the company achieved 102.8% of this adjusted segment profit target, resulting in our bonus pool being funded at approximately 106.5% of the target bonus.

        We define "segment profit" as net revenues less the sum of cost of care, cost of goods sold, direct service costs and other operating expenses, and includes income from unconsolidated subsidiaries, but excludes income from non-controlling interests held by other parties, as well as stock compensation expense. We use segment profit information for internal reporting and control purposes and consider it important in making decisions regarding the allocation of capital and other resources, risk assessment and employee compensation, among other matters. Segment profit information referred to in this proxy statement may be considered a non-GAAP financial measure. Further information regarding this measure, including the reasons management considers this information useful to investors and a reconciliation to the GAAP measure "Income from operations before income taxes," is included under "Management's Discussion and Analysis of Financial Condition and Results of Operations—Results of

Operations" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC on March 3, 2014, and will be included in our Quarterly Reports on Form 10-Q to be filed with the SEC as required.

        We believe that segment profit is an appropriate measure of company performance for purposes of determining annual bonuses because we discuss segment profit in announcing our financial results, and many shareholders and analysts use it as an important measure of overall company performance. We also believe that setting annual bonus pool performance targets based upon segment profit properly aligns incentives for our executives and employees with the interests of our shareholders.

        Each individual's bonus is determined based upon each individual's bonus target (which is determined as a percent of base salary), an evaluation of each individual's performance during the year, and the funding of the overall company bonus pool for the year. Set forth below is the range of values which may be awarded under the STIP to the Named Executive Officers:

2013 Bonus Ranges

Named Executive Officer	Threshold(1)	Target Percentage(2)	Target Amount	Maximum Percentage(3)	Maximum Amount(4)
Mr. Smith	$0	100%	$900,000	200%	$1,800,000
Mr. Rubin	$0	75%	$363,075	150%	$726,150
Dr. Lerer	$0	100%	$1,033,217	200%	$2,066,434
Mr. Gregoire	$0	50%	$210,080	100%	$420,160
Ms. Blasi	$0	50%	$220,509	100%	$441,017

(1)
The threshold for payment of a bonus is the achievement of at least approximately 80% of the applicable performance target.

(2)
Under the employment agreements for the NEOs other than Ms. Blasi, target bonus is specified as a percentage of their base salary then in effect. In the case of Ms. Blasi, her employment agreement does not specify a target bonus but and the committee has set her target percentage.

(3)
The maximum bonus is calculated at 200% of the target amount and is determined as a percentage of base salary.

(4)
A maximum bonus could be awarded, for example, if company performance targets are exceeded and an individual far exceeds his or her personal goals. Maximum bonus is reserved for instances where performance significantly exceeds measures and expectations.

        Set forth below is a summary of the individual bonus awards made to the Named Executive Officers in 2014 for the 2013 performance year:

2013 Bonus Awards

Named Executive Officer	Percent of Target Bonus Awarded		Dollar Amount Awarded
Mr. Smith	135%		$1,215,000
Mr. Rubin	100%		$363,075
Dr. Lerer	164	%(1)	$1,693,000
Mr. Gregoire	100%		$210,080
Ms. Blasi	150%		$330,763

(1)
Dr. Lerer's bonus was calculated pursuant to his employment agreement, which entitled him to 150% of his target award if the company achieved 70% or more of the earnings per share target set for RSUs granted in 2013. His agreement also provided that for each 1% the company exceeded its segment profit target, he would be eligible to receive an additional 5% bonus payment. Based on the company's 2013 performance, he received 150% of his target bonus plus an additional 13.9% for segment profit performance.

        These bonus awards reflect that each individual met and/or exceeded his or her individual performance objectives for 2013.

  2014 Bonus Pool Target

        For 2014, the committee has set a performance target for funding of the cash bonus pool 95% based on achievement of annual segment profit targets for the individual's business unit and the remaining 5% based on company-wide growth in adjusted net income in 2014 over 2013. Bonuses will be determined under the 2014 ICP rather than the STIP which was in effect for 2013.

  Equity Awards

        We have provided our Named Executive Officers with equity awards under the 2011 MIP, and its predecessor plans, the 2008 Management Incentive Plan ("2008 MIP"), the 2006 Management Incentive Plan ("2006 MIP") and the 2003 Management Incentive Plan ("2003 MIP"), which are designed as long-term incentive vehicles, to promote focus on longer term goals, to build shareholder value and to retain our senior executives. As described above, we target equity awards for our Named Executive Officers which, when added to base salary and annual bonus under the STIP, are targeted at or above the 50th percentile of total compensation for the Comparable Companies. Our policy is to grant options only at an exercise price not less than the closing price of the shares on NASDAQ on the date the option is granted, which for 2013 in most cases was the closing price reported on NASDAQ on March 5, 2013. Under our Policy Regarding Awards of Equity-Based Incentive Arrangements to Executive Officers and Other Employees, we typically make equity awards once annually on the third business day of March. We granted options to Mr. Smith on February 1, 2013, which was the first business day of the month following his hire date. See "Equity Award Procedures Generally" below.

        Consideration of annual equity awards is made as part of the annual review of other compensation components, and is based on both competitive market analysis and individual and company performance assessments. With respect to the sign-on equity award made to Mr. Smith in 2013, the terms of the award were determined by negotiation between him and the committee. The equity award to Dr. Lerer was negotiated between him and the committee and is specified in his amended employment agreement. As part of that negotiation, Dr. Lerer agreed to remain as our executive chairman and a director of the company during 2013, in order to facilitate a smooth transition to Mr. Smith's leadership, and to extend the term of his non-competition covenant from two years to three years. The equity awards to Mr. Rubin, Mr. Gregoire and Ms. Blasi and our other executive officers are approved by the committee on the recommendation of the chief executive officer and may be adjusted in its discretion. All other equity awards are determined by the chief executive officer, although the total annual equity pool is approved by the committee and the committee can review any and all individual grants. Options granted to the Named Executive Officers under the 2011 MIP in 2013 have ten-year terms and vest ratably over three years, except that Mr. Smith's sign-on award vests as to 1/6 on the first anniversary of the grant date, 1/3 on each of the second and third anniversaries and 1/6 on the fourth anniversary of the grant date. Options and RSUs also automatically vest and become immediately exercisable if the employment of our Named Executive Officers is terminated by us "without cause," or by the executive for "good reason" following a change in control of the company. See "Compensation of Named Executive Officers on Change in Control and Other Termination of Employment" below. This protection is provided for the Named Executive Officers in certain cases in their employment agreements and otherwise by the terms of the options and RSUs issued to them.

        The committee's decisions to make equity awards to our Named Executive Officers are typically based on the following:

  (1)
  The value of the equity award is based on a percentage of the individual's base salary, taking into account the person's performance in the prior year, the nature of the individual's role and his or her potential contribution to the long term success of the company, the importance of retention of and incentive for that individual, and other factors.

  (2)
  The number of shares associated with the award is calculated by dividing the total value of the award by a per share value yielded by a Black-Scholes valuation for stock options and the closing price of a share of the company's common stock for RSUs.

        The committee believes that determining an equity award based on each executive's base salary and performance is consistent with best practices of the Comparable Companies and is the most appropriate basis on which to make equity awards, properly size the awards, recognize past performance and create incentives for future performance. The following table shows the base salary and the target value of each of the Named Executive Officers' equity awards in 2013 as a percentage of base salary:

2013 Equity Award Targets

Named Executive Officer	Base Salary(1)	Equity Award Target(2)
Mr. Smith	$900,000	700% (3)
Mr. Rubin	$484,100	250%
Dr. Lerer	$1,033,217	406% (4)
Mr. Gregoire	$420,160	175%
Ms. Blasi	$441,017	200%

(1)
Represents the rate of base salary established and effective as of 4/1/13, except for Mr. Smith, whose salary rate went into effect on 1/1/13.

(2)
Stock options are valued using Black-Scholes and RSUs are valued at the closing price of the stock on the date of the award. For further information on how these values were determined, see below.

(3)
Mr. Smith's equity award in 2013 was a sign-on award and was in lieu of any other equity award in 2013 or 2014.

(4)
Dr. Lerer's award was made in the form of a cash award which vests upon achievement of the performance targets specified for vesting of the other NEOs' RSUs.

        The mix of stock options and RSUs is based on a ratio of 75% of the total equity value being comprised of the value of option grants (using the Black-Scholes valuation of an option) and 25% of the total equity value being comprised of the value of RSUs (using the closing price of a share of the company's common stock on the date of grant). We recognize that the use of stock options can both be more dilutive to shareholders and potentially create different incentives for our executive officers than the use of RSUs. Therefore, we have included RSUs in the mix of equity grants to mitigate the effect of these issues inherent with granting stock options only. The RSUs will only vest if we achieve certain minimum performance targets set forth below. We have placed a greater emphasis on stock options because the economics of options are more closely aligned with the committee's philosophy that long-term compensation should be based on the creation of shareholder value. The stock options will only have the same value as the target values if our stock price appreciates from the date of the award by an amount which is equal to the per-share Black-Scholes value we use in determining the awards. As a result, the 2013 option awards, which represent 75% of the equity awards' targeted values, will only yield their targeted values if our stock price reaches $66.51 for Mr. Smith and $67.92 for the other Named Executive Officers.

        The company awarded to Mr. Smith the following stock options and RSUs as a sign-on award on February 1, 2013, and the following stock options and RSUs to the other Named Executive Officers on March 5, 2013:

2013 Equity Awards

Named Executive Officer	Stock Options	RSUs
Mr. Smith	320,992	30,411
Mr. Rubin	60,837	5,709
Mr. Gregoire	36,961	3,468
Ms. Blasi	44,338	4,161

        The options awarded to Mr. Smith have an exercise price of $51.79 per share, the closing price of the common stock on the date of the award. The options and RSUs awarded to Mr. Smith vest as to one-sixth on February 1, 2014, one-third on each of February 1, 2015 and 2016 and the final one-sixth on February 1, 2017. The RSU awards are subject to the following minimum performance thresholds:

2013 Smith Sign-On RSU Minimum Performance Thresholds

Vesting Tranche(1)(2)	EPS Minimum Threshold(1)	ROE Minimum Threshold(2)	Performance Window
02/01/14	$3.03	7%	2013 - 2018
02/01/15	$3.18	7%	2014 - 2019
02/01/16	$3.34	7%	2015 - 2020
02/01/17	$3.51	7%	2016 - 2021

(1)
50% of the RSU award vests if the company meets the EPS thresholds during the performance window.

(2)
50% of the RSU award vests if the company meets the ROE minimum thresholds during the performance window.

        The options awarded to the other Named Executive Officers have an exercise price of $53.00 per share, the closing price of the common stock on the date of the awards. The options and RSUs vest as to one-third on each of March 5, 2014, 2015 and 2016. The options are not subject to additional minimum performance thresholds as they are inherently subject to the performance hurdle that they will only yield actual value if our stock price increases in the future. The RSU awards are subject to the following minimum performance thresholds:

2013 RSU Minimum Performance Thresholds

Vesting Tranche(1)(2)	EPS Minimum Threshold(1)	ROE Minimum Threshold(2)	Performance Window
03/05/14	$3.03	7%	2013 - 2018
03/05/15	$3.18	7%	2014 - 2019
03/05/16	$3.34	7%	2015 - 2020

(1)
50% of the RSU awards vest if the company meets the EPS minimum thresholds during the performance window.

(2)
50% of the RSU awards vest if the company meets the ROE minimum thresholds during the performance window.

        In lieu of an equity award to Dr. Lerer, the company made a performance-based long-term incentive cash award to him in the amount of $4,200,000 subject to the same vesting terms and performance hurdles for RSUs granted to the other Named Executive Officers, such that the cash award will vest in three equal annual installments of $1,400,000 on each anniversary of its grant, provided that the company meets the performance hurdles for EPS and ROE set forth above. This cash award continues to vest as if Dr. Lerer were employed by the company, despite the termination of his service on December 31, 2013. The committee decided to make this performance cash award to Dr. Lerer because he already holds a substantial equity interest in the company and to avoid further dilution to shareholders after the sign-on equity award to Mr. Smith upon assuming the chief executive officer role.

        For 2013, the company exceeded the 2013 minimum EPS threshold with fully-diluted EPS of $4.53 and also exceeded the 2013 ROE threshold. The total award packages to the individuals were valued for purposes of determining the awards at $6,300,000, $1,210,250, $4,200,000, $735,281 and $882,034 for Mr. Smith, Mr. Rubin, Dr. Lerer, Mr. Gregoire and Ms. Blasi, respectively. The Named Executive Officers will only realize those values with respect to the stock options if the company's stock price appreciates to $66.51 for Mr. Smith and $67.92 for the other Named Executive Officers, representing the exercise price of the options plus the expected increase in value calculated using the Black-Scholes value per share. The stock options awarded to Mr. Smith were valued by our compensation consultant for purposes of determining the award (and not for financial reporting purposes) at $14.72 per share using Black-Scholes with the following assumptions: risk-free interest rate of 1.38%, expected life of 7 years, expected volatility of 23.8%, expected dividend yield of 0%, term of 10 years, a market value of $51.79 and an exercise price of $51.79. A stock price of $66.51 corresponds to an increase in our market capitalization of approximately $407 million, based on the weighted average fully-diluted shares outstanding of approximately 27,648,000 as of March 31, 2013, as reported on our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013, the closest reported shares outstanding date to the date of option grant. His RSUs were valued at the $51.79 closing price of the common stock on the grant date of the award. The stock options awarded to Messrs. Rubin and Gregoire and Ms. Blasi were valued by our compensation consultant for purposes of determining the awards (and not for financial reporting purposes) at $14.92 per share using Black-Scholes with the following assumptions: risk-free interest rate of 1.30%, expected life of 7 years, expected volatility of 23.75%, expected dividend yield of 0%, a term of 10 years, a market value of $53.00 and an exercise price of $53.00. A stock price of $67.92 corresponds to an increase in our market capitalization of approximately $413 million based on the weighted average fully-diluted shares outstanding of approximately 27,648,000 as of March 31, 2013, as reported in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013. The RSUs were valued at the $53.00 closing price of the common stock on the grant date of the award.

        Mr. Smith is not eligible to receive an equity award in 2014 in addition to his sign-on award in 2013. On March 5, 2014 the company awarded to the other Named Executive Officers then serving (i.e. excluding Dr. Lerer), the following options and RSUs under the 2011 MIP:

2014 Equity Awards

Named Executive Officer	Stock Options	RSUs
Mr. Rubin	58,863	5,185
Mr. Gregoire	35,658	3,141
Ms. Blasi	40,558	3,573

        We do not include an additional minimum performance threshold for the vesting of our options because the exercise price effectively sets a threshold for realizing value on the options. That is, the implicit minimum performance threshold for the options is an increase in shareholder value, and the ultimate value of the options is a direct product of the amount of shareholder value created. The options awarded to the Named Executive Officers other than Mr. Smith have an exercise price of $60.39 per share, the closing price of the common stock on the date of the awards. The options and RSUs awarded to the Named Executive Officers other than Mr. Smith vest as to one-third on each of March 5, 2015, 2016 and 2017. The RSU awards are subject to the following minimum performance thresholds:

2014 RSU Minimum Performance Thresholds

Vesting Tranche	EPS Minimum Threshold(1)	ROE Minimum Threshold(2)	Performance Window
03/05/15	$1.96	6%	2014 - 2019
03/05/16	$2.06	7%	2015 - 2020
03/05/17	$2.16	7%	2016 - 2021

(1)
50% of the RSU awards vest if the company meets the EPS minimum thresholds during the performance window.

(2)
50% of the RSU awards vest if the company meets the ROE minimum thresholds during the performance window.

        The total award packages to the individuals were valued for purposes of determining the awards at $1,252,575, $758,787 and $863,079 for Mr. Rubin, Mr. Gregoire and Ms. Blasi, respectively. The Named Executive Officers will only realize these values with respect to the stock options if the company's stock price appreciates to $76.35, representing the exercise price of the options plus the calculated Black-Scholes value per share. The stock options were valued by our compensation consultant for purposes of determining the awards (and not for financial reporting purposes) at $15.96 per share using Black-Scholes with the following assumptions: risk-free interest rate of 2.26%, expected life of 7 years, expected volatility of 18.91%, expected dividend yield of 0%, a term of 10 years, a market value of $60.39 and an exercise price of $60.39. A stock price of $76.35 corresponds to an increase of our market capitalization of approximately $442 million, based on the weighted average fully-diluted shares outstanding of 27,675,000 as of December 31, 2013, as reported in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013. The RSUs were valued at $60.39, the closing price of the common stock on the date of the award for the Named Executive Officers.

        In lieu of an equity award in 2014 to Dr. Lerer, the company made a performance-based long-term incentive cash award in the amount of $4,200,000 subject to the same vesting terms and performance hurdles for RSUs granted to the other Named Executive Officers, such that the cash award will vest in three equal annual installments of $1,400,000 on each anniversary of its grant, provided that the company meets the performance hurdles for EPS and ROE set forth above. This cash award will continue to vest as if Dr. Lerer were employed by the company, despite the termination of his service on December 31, 2013.

  Retirement Vehicles/Deferred Compensation

        We maintain a 401(k) savings plan which permits employees to defer compensation and to which the company makes matching contributions on behalf of the Named Executive Officers on the same basis as all other participants. We have never maintained a defined-benefit pension plan. We also operate a Supplemental Accumulation Plan ("SAP"), a deferred cash compensation plan that is designed to enhance opportunities for retirement savings in the absence of any retirement programs other than our 401(k) plan, and to promote the retention of our executive officers. The SAP includes a discretionary component funded by us which is determined on an annual basis as a fixed percentage of an executive's base salary, and a voluntary deferral component under which the participant may make contributions from base or incentive compensation. For a description of the SAP, see "Benefit Plans and Awards—Deferred Compensation Plan" below. Awards are generally made in March of the following year. For 2013, Messrs. Smith and Rubin, Dr. Lerer and Mr. Gregoire were each awarded in March 2014 a company contribution of 11% of his base salary.

  Perquisites

        We have historically provided certain perquisites to each of our Named Executive Officers depending on his or her level within the company and the provisions of each person's employment agreement. Most of the perquisite benefits we provide to the Named Executive Officers are designed as protection benefits (e.g., supplementing life and disability insurance to ensure three times and 60% of salary coverage, respectively). We believe that providing these personal protection perquisites protects the interests of the individual executives, permitting them to focus on the long term success of the company. For further information on the perquisites provided to each Named Executive Officer in 2013, see "Summary Compensation Table" below. In addition, we agreed in Dr. Lerer's February 2008 employment agreement to provide him with an annual automobile allowance of up to $25,000. We provided this benefit to him in 2013, however this benefit ceased upon his termination of service on December 31, 2013. We have not provided any similar allowance to Mr. Smith or any of the other Named Executive Officers. In connection with Dr. Lerer's termination of service, we agreed in his employment agreement to provide him and his spouse with medical, dental and hospitalization coverage until he and his spouse reach age 65. All reimbursable business expenses of a chief executive officer are reviewed and approved by the Audit Committee on a quarterly basis and are reimbursed pursuant to our business expense policies, and all such business expenses incurred by each of the other Named Executive Officers are reviewed and approved in advance of reimbursement by the chief executive officer and are reimbursed pursuant to our business expense policies.

  Adjustments or Clawbacks of Compensation

        Under certain circumstances, we may have the right or the duty to adjust compensation before it is paid to the Named Executive Officers or to clawback compensation after it is paid to our Named Executive Officers. Under Section 304 of the Sarbanes-Oxley Act of 2002, if we are required to prepare an accounting restatement due to a material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws, our chief executive officer and chief financial officer must reimburse the company for any bonus or other incentive-based or equity-based compensation received by them during the 12-month period following the first public issuance or filing with the SEC (whichever first occurs) of the document embodying that financial reporting requirement and any profits realized by them from the sale of our securities during that 12-month period. We have no formal policy regarding when we might seek any such reimbursement or clawback, and we rely instead on an evaluation by the board of the circumstances giving rise to any financial restatement and an interpretation of the requirements of Section 304 in any particular case. Under a provision of the Dodd-Frank Act which has been codified in Section 10D of the Exchange Act, the SEC and NASDAQ are to promulgate rules which require listed companies to recover incentive-based compensation paid during the previous three years that is based on financial information which the company is required to restate due to a material non-compliance with financial reporting requirements. The SEC and NASDAQ have not yet promulgated these rules. We will adopt policies carrying out the new rules when they become effective.

        Under Section 12 of the 2011 MIP and predecessor equity plans, and by the terms of our equity award agreements, we have the right to declare equity awards to be forfeited or to recover any gains realized under any award under those plans, either during the term of a participant's employment or during the two year period following his or her termination of employment under the 2003 MIP, or a one-year period under the 2006 MIP, the 2008 MIP and the 2011 MIP, if the participant engages in certain types of conduct described in the plans and considered injurious to the company. Section 12 of the 2011 MIP also provides that any clawback or recoupment provision required under the Dodd-Frank Act will apply to awards under that plan.

   Equity Award Procedures Generally

        The company has a Policy Regarding Awards of Equity-Based Incentive Arrangements to Executive Officers and Other Employees, which deals with the terms, timing and pricing of equity awards; the process for the grant and approval of awards; and the documentation for awards. The policy provides that the committee determines the number of shares covered by awards of options, restricted shares, RSUs and other types of equity awards for our Named Executive Officers and the terms of those awards. The policy provides that the committee establishes a pool of options, restricted shares and RSUs which the chief executive officer has the power to award to other executive officers and employees generally. The actual number of options, restricted shares and RSUs awarded annually to employees other than our Named Executive Officers and other senior executives is determined under the policy by our chief executive officer under delegated authority from the committee; awards are then made on the same date as the awards to our Named Executive Officers. Awards generally are made only once annually on the third business day in March unless otherwise determined by the committee. The purpose of this practice is to communicate and price equity awards to executive officers and employees early in the year, and to encourage them to attain the company's strategic objectives during the year. In a case where an executive or other employee is newly-hired or promoted or under other special circumstances, the award is made on the first business day of the month following the event giving rise to the award.

        The committee met in early February 2013 to tentatively set the percentage of base salary at which equity awards would be made. The 2013 equity awards were then approved on February 25, 2013 and awards were priced and made on March 5, 2013, as required by the company's equity award policy. The date of the awards followed the public announcement of the company's annual financial results for 2012 on February 28, 2013. The company publicly announces its annual financial results for the preceding year within 60 days of year end. Given our policy of making equity awards early in each year to incent performance during the year, we make awards on the third business day in March. This award date also ensures that the company's annual equity grants occur after the prior year results have been announced and discussed publicly and the market has had time to respond to such results.

        We also grant stock options and RSUs in connection with the hiring of certain executives, as we did with Mr. Smith in early 2013, Mr. Rubin in 2008, Ms. Blasi in 2008 and Mr. Gregoire in 2005, and in connection with the signing of new or revised employment agreements with certain executives, as we did with Dr. Lerer in 2008 and 2013. We may also grant equity awards outside of the yearly cycle to an executive who undertakes substantial additional responsibility, as we did with Ms. Blasi in September 2012, after she became interim president of Magellan Pharmacy Solutions. In the case of our executive officers, such grants are approved by the committee and, in the case of other executives and senior officers, such grants are approved by the chief executive officer under delegated authority from the committee. Under our policy, awards made in connection with new hires, promotions or the assignment of new responsibilities to an existing employee, or under other special circumstances, are made effective on the first business day of the month following the relevant event.

        In most cases, our equity plans restrict the transferability of awards, permitting only transfers to certain family members and entities held by or established for the benefit of family members. All equity award recipients are prohibited from engaging in hedging transactions, where all or part of the economic risk of the award is transferred to another person. See "Equity Hedging Policy" below.

        The company recognizes compensation expense for financial statement reporting purposes under Financial Accounting Standards Board ("FASB") Accounting Standards Codification Topic 718, "Stock Compensation" ("ASC Topic 718") based on the grant-date value of the awards. The company recognizes substantially all of the compensation cost associated with the awards of RSUs and stock options on a straight-line basis over the specified service period, which is generally the three-year vesting term. Awards of RSUs have a grant date value equal to the closing market price of shares underlying the RSUs on the date of the award. Where vesting of the RSU awards is conditioned on the achievement of minimum performance thresholds, the expense is accrued during the performance period and is estimated using the most probable outcome of the performance thresholds, and adjusted as the expected outcome changes. The Black-Scholes grant-date values of option awards are recognized as compensation expense on a straight-line basis over the vesting period. For further information on our accounting methods for equity awards, see Notes 2 and 6 to the consolidated financial statements included in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed on March 3, 2014.

  Equity Ownership Policy

        On February 18, 2011, the board adopted an equity ownership policy which requires our executive officers to maintain ownership of a specified minimum value of our stock and other equity-linked securities, in order to ensure that their financial interests remain aligned with those of our shareholders. The policy applies to our chief executive officer, president, chief financial officer, our other officers who are considered "executive officers" under Section 16(b) of the Exchange Act and certain other officers with a title of senior vice president who report directly to our chief executive officer. Under the policy, our chief executive officer is required to hold equity with a current fair market value equal to at least five times his base salary; our chief financial officer is required to hold equity with a current fair market value equal to at least three times his base salary; and various other executive officers are required to maintain equity with a current fair market value equal to at least two times their base salary. The policy was immediately effective for Mr. Smith, who is currently our chief executive officer, and is being phased-in for our other executive officers covered by the policy and will be fully effective by March 2015. As a result of the sign-on equity award made to Mr. Smith on February 1, 2013, he is in compliance with this policy. Each of the other Named Executive Officers is also in compliance with this policy. The policy prohibits a covered executive officer from making any sales or other transfers of equity if its requirements are not then met by the executive officer or if any such sale or other transfer would cause the executive officer not to meet those requirements.

  Equity Hedging Policy

        Our stock trading policy includes a policy which prohibits our directors, officers and employees from transferring to another person all or any part of the economic risk (either positive or negative) of any equity award, either by contract, by substituting securities or any other arrangement which has that effect.

  Compensation of Named Executive Officers upon a Change in Control and Other Termination of Employment

        In connection with the appointment of Mr. Smith as chief executive officer of the company effective as of January 1, 2013, we entered into an employment agreement with him. In doing so, we determined to retain many of the same severance provisions and payments in the event of his termination without cause or for good reason by him, and in the event of a change of control, as were included in the previous employment agreement which we had with Dr. Lerer, our previous chief executive officer. We agreed that, should he be terminated by us without cause generally, or should he terminate his employment for good reason, we would provide him with severance pay equal to two times his last base salary and target bonus and provide him and his dependents with medical and other benefits for a period of up to 18 months. We also agreed that all vesting conditions on his sign-on equity awards would accelerate in that event, with all such vested options to remain exercisable for a period of one year and all RSUs which were not then exercisable as of the date of termination would vest and be settled when they would have vested and settled if he had remained employed by us throughout the term of such awards. In agreeing to those provisions, we took note of the fact that severance equal to two years' base salary and bonus is a common arrangement in dealing with senior management and that two years roughly approximates the length of time that a senior executive such as him might take to find another comparable position with another company if he found himself unemployed. We also determined to provide him with a substantial incentive to remain employed with us and facilitate a change of control transaction which the board might find advantageous to the shareholders, if one should be presented. To this end, we decided to extend to Mr. Smith in connection with a change of control severance pay equal to three times his last base salary and target bonus, if he should be terminated without cause or he should terminate his employment for good reason following a change of control. We decided not to provide Mr. Smith with any tax gross-up arrangement in connection with a change of control.

        In negotiating the employment agreement with Mr. Rubin in August 2008, shortly prior to his becoming our chief financial officer, we determined that he would face significantly less employment risk than the chief executive officer. We decided that his severance and change of control termination provisions should follow the general terms of the arrangements that we have with Mr. Gregoire and certain other senior officers of the company. Under these arrangements, we extend to the executive, if his or her employment is terminated without cause, a continuation of his or her base salary for a period of 12 months, as well as the possibility of a pro-rated bonus for the remainder of the year in which the termination is made effective. The arrangements are consistent with those in effect for all of our other senior officers except for Mr. Smith and Ms. Blasi. For Mr. Gregoire only, this severance is payable in a lump sum upon termination, rather than over the following 12 months, and it includes an additional amount equal to his target bonus. This variance from our standard terms was negotiated by Mr. Gregoire in connection with his hiring. In agreeing to provide these severance payments, we noted that they were in line with similar severance payments offered by comparable companies.

        In order to more closely align Ms. Blasi with the change of control and other termination arrangements that we have with certain other executive officers, we entered into an amendment to her employment agreement in early April 2013. Under the new arrangement, if she is terminated without cause or should she terminate her employment for good reason in connection with a change of control, she is entitled to severance equal to two times her base salary and target bonus payable in a lump sum, and pro rata target bonus for the year in which termination occurs.

        In the case of Mr. Rubin, the employment agreement specifies that any non-renewal of the employment agreement, any reduction in base salary or bonus opportunity, a reduction in duties or a relocation would be considered a termination without cause. In the case of Ms. Blasi, her employment agreement specifies that any non-renewal of the employment agreement is considered a termination without cause, and any reduction in salary or a relocation would likewise be considered a termination without cause, if she objects to any such action. In the case of Mr. Gregoire, he has the right to terminate his employment agreement for good reason if his base salary or target bonus opportunities are reduced, his duties or authorities are reduced (including if he is removed from or does not continue in the position of chief legal officer to the parent entity reporting to the SEC), his reporting responsibility to the chief executive officer is changed or he is relocated. This variance from our standard terms was also negotiated by Mr. Gregoire in connection with his hiring.

        As a result of a general market survey commissioned by the committee and performed by its independent compensation consultants, we decided in late July 2006, through amendments to his employment agreement, to offer Mr. Gregoire different severance arrangements in the event of a termination of his employment without cause or a termination by him of his employment with good reason in connection with a change of control of the company. For these purposes, good reason includes a base salary reduction not applicable to management generally, a material reduction of duties or responsibilities, or a relocation. In any such event, he is entitled to pro rata target bonus for the year in which termination occurs, and severance equal to two times his last base salary and target bonus. The compensation consultant found that the length and amount of the arrangements was generally consistent with arrangements offered by most comparable companies. In negotiating the employment agreement with Mr. Rubin in August 2008, we decided to extend to him the same severance arrangements as those enjoyed by Mr. Gregoire. We believe that these severance arrangements will provide strong incentives to Messrs. Rubin and Gregoire and Ms. Blasi to remain with the company to facilitate a change of control transaction which the board finds advantageous to the shareholders, if one should be presented.

        In providing these change of control termination rights to Messrs. Rubin and Gregoire and Ms. Blasi, we noted that a change of control of the company would likely negatively impact their careers with us. At the same time, we recognized that it was important to secure their cooperation in the event that the company is to be sold, and it was decided that this protection was advisable to provide them with an incentive to remain with us through the sale. In formulating the definition of good reason for termination in a sale of the company, we relied on the advice of our compensation consultant. Similar change of control termination rights were provided to various other key executives of the company. In addition, under the terms of the options awarded to all employees in recent years, if within 18 months of a change of control of the company the employee is terminated without cause or the employee terminates his or her employment for good reason, as defined in the employee's employment agreement, the vesting of all options then held by the employee will be accelerated.

        The committee has decided not to agree to any so-called "single triggers" or "modified single triggers" in future employment contracts with executives which would require the company to pay severance and accelerate the vesting or lapse of restrictions on equity grants upon voluntary resignation of the executive in connection with a change of control of the company. The company previously had a policy that we would only agree to "gross-up" arrangements when a special accommodation was needed to recruit a new executive to the company and then only to allow the arrangement to last for three years. A "gross-up" arrangement is a contractual obligation with an executive under which the company agrees to reimburse the executive for any excise tax payable upon a change of control of the company. In 2012, we modified this policy to provide that we will not extend any new gross-up arrangements to any executives, without exception. We did not extend a gross-up arrangement to Mr. Smith in his employment agreement entered into as part of becoming our chief executive officer in December 2012 and removed the gross-up protection previously enjoyed by Dr. Lerer. Under their existing employment agreements, we currently have gross-up obligations only with Messrs. Rubin and Gregoire. At current market prices and given their tenure with the company, it is highly unlikely that the company would be required to make any gross-up payments to these Named Executive Officers upon a change of control.

        Arrangements under which the Named Executive Officers will be bound by non-solicitation and non-competition covenants following their termination of employment with the company are described under "Employment Contracts and Termination of Employment and Change of Control Payments" below.

  Review of Risks and Incentives

        We seek to implement compensation policies and practices that encourage the careful management of operating and financial risk. We believe that our compensation policies and practices as they relate to our executive officers and employees are currently well-aligned with this risk-management objective.

        In order to manage our risk in compensation decisions and to align the incentives that we provide to our executive officers and employees with the interests of our shareholders, we provide our executive officers and employees with a diversified set of incentives. These are carefully balanced between fixed cash compensation (base salary), short-term variable cash incentives (awards under the STIP) and long-term equity incentives (awards of performance-vesting RSUs, market-priced stock options, and performance-based cash awards under the 2011 MIP and predecessor equity plans). Our base salary is designed to provide basic financial security to our executive officers and other employees, with the amount set at a level designed to reflect the degree of leverage which the recipient has over company performance.

        Awards of short-term bonuses under our STIP are based on a percentage of an executive officer's or other employee's base salary, to reflect the leverage that the individual has over our corporate performance and to provide an incentive appropriate to the individual's position in the company. Our overall pool available for STIP awards is based on annual company financial performance, which is reflected in our audited year-end financial statements, and individual awards are determined by measuring annual achievements against an individualized set of performance objectives. While the overall bonus pool for STIP bonuses is determined by the company's overall financial performance, the bonuses paid to individual executive officers are based on various qualitative performance criteria which we consider appropriate to the officer's or employee's unique position within the company. See "Annual Bonuses" above. Higher target bonus percentages are assigned to the Named Executive Officers who face a higher degree of accountability for the company's annual performance. We believe that this individualized approach serves as a factor mitigating the operating and financial risk that we face in awarding short-term cash bonuses. Another factor mitigating the risks of awarding short-term cash bonuses is that our mix of total compensation is weighted heavily toward long-term equity incentives, which motivates our Named Executive Officers to build long-term shareholder value.

        In making long-term equity awards under our 2011 MIP and predecessor equity plans, we have sought to carefully balance the risks and incentives posed by both RSU awards and stock options. Our policy has been to award options with a value equal to 75% of the total equity award and RSUs with a value equal to 25% of the total award. The stock option awards have a term of 10 years and vest over a three-year period, or in the case of Mr. Smith's sign-on equity award, a four-year period. The result is that the incentive is long-term in nature, is earned over a period of years, and provides for participation in future value creation as measured by the company's stock price performance. The RSU awards are designed to expose the recipient to the risk that the company's stock price might fall and provide a retention incentive due to the value that is received upon vesting. These awards also vest over a three-year (or four-year) period, creating a long-term incentive in the recipient to maintain and increase the company's stock price. In addition, our RSU awards include minimum performance thresholds which require the company to meet certain minimum EPS and ROE thresholds over the three-year (or four-year) vesting period, so that the current value associated with the RSUs cannot be realized unless the company meets those minimum performance thresholds. See "Equity Awards" above. While our stock price may be subject to periodic short-term fluctuation in response to factors other than long-term company performance, we believe that the terms of our equity awards create incentives to create real, long-term value in our stock, while avoiding risks that are reasonably likely to have a material adverse effect on the company.

        Under the terms of the 2011 MIP and other equity plans and our equity award agreements, we have the right to adjust compensation before it is paid or to clawback compensation after it is paid, if the participant engages in certain types of conduct considered injurious to the company. See "Adjustments or Clawbacks of Compensation" above. In addition, Section 304 of the Sarbanes-Oxley Act affords the company clawback rights against the chief executive officer and chief financial officer if an accounting restatement is necessary due to misconduct. These clawback rights are designed to mitigate several risks by removing incentives for different types of negative conduct and would help assure accountability if the situations to which they apply should arise. Our equity ownership policy, which is described above under "Equity Ownership Policy," is also designed to mitigate the risks of awarding equity to our Named Executive Officers by requiring them to always have personal economic exposure to the company's stock price performance which is material relative to their base salary.

 Consideration of Stockholder Votes on Executive Compensation

        At our 2013 annual meeting, we held an advisory vote on the compensation of our Named Executive Officers. Our stockholders voted to approve our executive compensation, with 58.7% of all of the shares that voted on the matter (excluding abstentions and broker non-votes) voting in favor.

        As a result of the executive compensation vote, we reached out to many of our larger shareholders to hear if they had any particular concerns regarding our compensation practices. Some shareholders shared that they thought the Short Term Incentive Plan ("STIP") was too dependent on overall company financial performance rather than individual business segment results, the company-wide segment profit target for funding the STIP was not aggressive enough, and that the criteria for making individual annual awards was too subjective.

        For 2014, we have substantially revised our annual incentive plan. The 2014 Incentive Compensation Plan ("ICP") replaces the STIP and is designed to align individual employee performance goals with their individual business segment performance and our corporate growth strategy. In addition, it is designed to provide further rigor in setting the relevant performance targets and reduce subjectivity.

        Individual awards under the 2014 ICP will be 95% based on achievement of annual segment profit targets for the individual's business unit and 5% on achievement of company-wide adjusted net income growth targets. For 2015, the weighting will shift to place further emphasis on the corporate growth strategy such that individual awards will be 75% based on achievement of annual segment profit targets for the individual's business unit and 25% to achievement of company-wide adjusted net income growth targets. This serves to place greater emphasis on growth and individual business segments, as well as creates more objective measures to determine individual payouts.

        With regard to the rigor of the annual performance targets, we note that our public earnings guidance for 2014 released on March 3, 2014 is below the 2014 ICP target for company-wide adjusted net income growth. Therefore, if our actual results match such public 2014 earnings guidance, the part of the 2014 ICP that is based on the achievement of adjusted net income growth will be less than the target and may not be payable in that year.

        In regard to the rigor of our long term incentive plan ("LTIP") vesting performance hurdles for RSUs, it is important to note that if 2014 results match our March 3, 2014 public earnings guidance, tranches of RSUs awarded in 2012 and 2013 will not vest in March 2015. Though these tranches are eligible to vest at that time, they may not because the previously established 2014 corporate performance hurdles will not have been achieved. In addition, we have refined the calculation of EPS for determining if future LTIP vesting performance hurdles are achieved. This refinement was made to avoid a situation where RSU vesting occurs as a result of EPS performance targets being achieved due to either the reversal of tax contingencies or stock buybacks, neither of which are factors that are considered when the EPS performance hurdles are established. These events have been contributing factors in the past when actual EPS has exceeded the EPS vesting performance hurdle. We believe this may have created the belief by some that our performance targets are not rigorous enough. Therefore, this adjustment to the EPS calculation will add further rigor to the LTIP performance hurdles for grants in 2014 and beyond.

        Development of the ICP as a replacement to the STIP, addition of a growth performance target, emphasis on an individual's business segment, and modification of the EPS LTIP performance hurdle calculation will all contribute to provide additional appropriate incentives for our executives to grow our individual business segments and company-wide net income, which in turn should result in realizing our ultimate goal of increasing shareholder value.

        We believe that the 2013 shareholder vote on executive compensation was significantly influenced by the recommendations of the two major proxy advisory services, Institutional Shareholder

Services, Inc. ("ISS") and Glass, Lewis & Co., LLC ("Glass Lewis"). Prior to the 2013 shareholder meeting, ISS issued a negative recommendation regarding our executive compensation vote, while Glass Lewis issued a positive recommendation on that vote. The following is a response to the most significant issues raised by ISS in its recommendation:

ISS Comment	Company Response
While new CEO Barry Smith's pay package appears reasonable, the severance arrangement with former CEO René Lerer appears to reward mediocre performance	Mr. Smith's total compensation is near the median of CEO compensation for the Comparable Companies described under "Comparable Companies and Other Market Data Assessment." The employment agreement we negotiated with Dr. Lerer at the end of 2012 was designed to facilitate a smooth transition of corporate leadership to Mr. Smith and compensate him appropriately for his role as executive chairman in 2013. We note that the leadership transition has been very successful and that as part of the 2012 employment agreement negotiations Dr. Lerer agreed to certain concessions compared to his prior employment agreement, including the addition of one more year to his non-compete and the elimination of a provision providing an excise tax gross-up on a change in control of the company. The agreement also provided the company with the additional protection that in the event the leadership transition took longer than anticipated, the company would be able to retain his services through 2015.
The performance-based long-term cash award to former CEO René Lerer is conditioned on the company achieving minimum EPS and ROE performance hurdles which are not rigorous enough
Our 2014 earnings guidance released on March 3, 2014 is below the EPS and ROE performance hurdles which apply for 2014. Therefore, if 2014 results match such guidance, a portion of Dr. Lerer's cash award made in 2013 in lieu of a grant of RSUs will not vest in March 2015.
The annual bonus arrangement with former CEO René Lerer made a bonus of 150% of target bonus payable upon the achievement of a modest 70% of the company's EPS target
The bonus arrangement with Dr. Lerer was designed to facilitate a successful leadership transition, which was of utmost importance and was successfully accomplished. Also, Dr. Lerer provided valuable concessions to the company as a result of our 2012 employment agreement negotiations. Under our new ICP applicable to all executive officers, annual bonuses going forward will be based on achievement of annual segment profit targets for specific business units and annual growth of company-wide adjusted net income.

ISS Comment	Company Response
In negotiating severance arrangements with former CEO René Lerer, a modified single-trigger provision was not eliminated
Our employment agreement with Dr. Lerer previously included a modified single-trigger provision in the event of a change in control of the company, and during the negotiation of his most recent employment agreement we saw no material value to the company to attempt to remove it from his agreement. Rather, our focus was in providing for an orderly transition of leadership to Mr. Smith. The matter of a modified single-trigger for Dr. Lerer in the event of a change in control of the company is now moot given his departure from the company.
Long-term compensation programs do not appear rigorous; RSU awards vest 50% based on EPS targets and 50% based on ROE hurdles that are modest
We believe the EPS and ROE performance hurdles established in the past were appropriately rigorous. In fact, based on management's 2014 earnings guidance released on March 3, 2014, we expect that the previously identified 2014 EPS and ROE performance hurdles will not be met for tranches of RSUs granted in 2012 and 2013. Therefore, these tranches may not vest in 2015. In addition, we have refined the calculation of EPS for determining if vesting performance hurdles are achieved. This refinement was made to avoid a situation where RSU vesting occurs as a result of EPS performance hurdles being achieved due to either the reversal of tax contingencies or stock buybacks, neither of which are factors that are considered when the EPS performance hurdles are established. These events have been contributing factors in the past when actual EPS has exceeded the EPS vesting performance hurdles, which we believe may have created the belief by some that our performance hurdles are not rigorous enough.
Excise tax gross-up provisions appear in certain existing employment agreements
Excise tax gross-up provisions appear in the employment agreements that we negotiated upon the hiring of Mr. Rubin in 2008 and Mr. Gregoire in 2005. Our current policy and practice is not to enter into any new tax gross-up arrangements, and we have no other such tax gross-up arrangements with our Named Executive Officers. Based on the long tenure of Messrs. Rubin and Gregoire, and the company's current share price, it is highly unlikely that a gross-up payment would ever be required.

We last held an advisory vote on how often we should hold our advisory vote on the compensation of our Named Executive Officers at our 2011 annual meeting. At that time, our stockholders voted, by a large majority, for an annual vote. Based on these voting results, we determined to hold our advisory vote on executive compensation on an annual basis. Because of this preference and the widespread practice of holding the vote on executive compensation on an annual basis, we determined to recommend that the vote on our executive compensation continue to be held annually.

  Loans to Executive Officers and Board Members

        The committee has determined not to provide loans of any sort, including, but not limited to, relocation loans and loans to pay the exercise price of stock options, to our Named Executive Officers or members of the board of directors. No such loans are outstanding.

  Deductibility of Executive Compensation

        Section 162(m) of the IRC generally limits the deductibility of compensation paid each year to a publicly-held company's chief executive officer and to its three most highly paid senior executive officers, other than the chief financial officer, to $1 million per person. Excluded from the $1 million limitation is compensation that, among other things, meets pre-established performance criteria. The committee's objective is to structure our compensation programs to maximize the deductibility under Section 162(m) of compensation paid, but the committee may provide compensation that may not be tax deductible when under the circumstances it would be in the company's best interests to do so, and has done so in certain instances in recent years.

Management Compensation Committee Report

        The Management Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on that review and discussion, has recommended to the board that the Compensation Discussion and Analysis be included in this proxy statement.

The Management Compensation Committee
Michael S. Diament (Chairman) William D. Forrest Mary F. Sammons

 Summary Compensation Table for 2013, 2012 and 2011

        The following table sets forth, for the three years ended December 31, 2013, 2012 and 2011, the compensation paid by the company to our principal executive officer, principal financial officer and the three next most highly compensated executive officers serving at December 31, 2013 (collectively, the "Named Executive Officers"):

Name and Principal Position	Year	Base Salary	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)		All Other Compensation		Total
		($)	($)	($)	($)		($)		($)
Barry Smith(4)	2013	900,000	1,574,986	3,826,225	1,215,000		136,709	(5)	7,652,920
Chief Executive Officer
Jonathan N. Rubin	2013	480,575	302,577	738,074	363,075		76,542	(6)	1,960,843
Chief Financial Officer	2012	460,712	293,730	752,790	528,750		70,768		2,106,750
	2011	429,695	270,541	596,116	389,562		66,115		1,752,029
René Lerer, M.D.(7)	2013	1,025,693	-	-	5,893,000	(8)	192,627	(9)	7,111,320
Former Executive Chairman	2012	995,819	1,003,115	2,570,708	1,905,934		188,021		6,663,597
	2011	966,815	1,217,385	2,682,528	1,850,421		183,674		6,900,823
Daniel N. Gregoire	2013	417,101	183,804	448,411	210,080		67,026	(10)	1,326,422
General Counsel	2012	404,953	178,450	457,358	316,140		66,535		1,423,436
	2011	393,158	173,274	381,799	306,933		64,965		1,320,129
Tina Blasi	2013	437,806	220,533	537,909	330,763		90,983	(11)	1,617,994
Chief Executive Officer,	2012	424,055	253,006	521,203	374,651		2,059		1,574,974
NIA Magellan	2011	407,272	195,565	430,921	401,411		1,970		1,437,139

(1)
The amounts shown in this column represent the aggregate grant date fair values of RSUs awarded in 2013, 2012 and 2011 computed in accordance with ASC Topic 718, without any discount attributable to the risk that the applicable minimum performance thresholds will not be met. The amounts for 2013 were calculated based on the number of RSUs awarded multiplied by the closing price of the company's stock on the date of the award, which was $51.79 on 2/1/13 for Mr. Smith and $53.00 on 3/5/13 for the other NEOs. The amounts for 2012 were calculated based on the number of RSUs awarded multiplied by the closing price of the company's stock on the date of the award, which was $47.46 on 3/5/12. Ms. Blasi was awarded additional RSUs on 9/4/12 which were valued at $49.64, the closing price on that date. The amounts for 2011 were calculated based on the number of RSUs awarded multiplied by the closing price of the company's stock on the date of the award, which was $49.10 on 3/3/11.

(2)
The amounts shown in this column represent the grant date fair values of the options awarded in 2013, 2012 and 2011 computed in accordance with ASC Topic 718. The amount for Mr. Smith's award on 2/1/13 was calculated based on a value of $11.92 per share determined using Black-Scholes with the following assumptions: risk-free interest rate of 0.68%, expected life of 4 years, expected volatility of 27.86%, expected dividend yield of 0%, a term of 10 years, a market value of $51.79 and an exercise price of $51.79. The amounts for the other NEOs (other than Dr. Lerer) for 2013 were calculated based on a value of $12.132 per share determined using Black-Scholes with the following assumptions: risk-free interest rate of 0.60%, expected life of 4 years, expected volatility of 27.86%, expected dividend yield of 0%, a term of 10 years, a market value of $53.00 and an exercise price of $53.00. The amounts for 2012 were calculated based on a value of $11.797 per share determined using Black-Scholes with the following assumptions: risk free interest rate of 0.65%, expected life of 4 years, expected volatility of 30.3%, expected dividend yield of 0%, a term of 10 years, a market value of $47.46 and an exercise price of $47.46. The amounts for 2011 were calculated based on a value of $12.92 per share determined using Black-Scholes with the following assumptions: risk-free interest rate of 1.80%, expected life of 4 years, expected volatility of 29.88%, expected dividend yield of 0%, a term of 10 years, a market value of $49.10 and an exercise price of $49.10.

(3)
Except with respect to Dr. Lerer, the amounts shown in this column represent amounts awarded under the STIP for service during the indicated year but paid in the following year. See "Compensation Discussion and Analysis—Compensation Program Components and Rationale for our Named Executive Officers—Annual Bonuses" above for a discussion of the awards. With respect to Dr. Lerer, the amount represents a performance-based cash award under the 2011 MIP in the amount of $4,200,000 and a STIP award in the amount of $1,693,000.

(4)
Mr. Smith began serving as chief executive officer on 1/1/13.

(5)
Includes $7,650 in company matching 401(k) contributions, $99,000 SAP contribution in 2014 for 2013 services, $10,251 in supplemental life insurance, $10,775 in supplemental long-term disability insurance and $9,033 in gross-up payments for perquisites.

(6)
Includes $7,650 in company matching 401(k) contributions, a $53,251 SAP contribution in 2014 for 2013 services, $777 in supplemental life insurance, $7,255 in supplemental long term disability insurance and $7,609 in gross-up payments for perquisites.

(7)
Dr. Lerer served as executive chairman during 2013 and ceased serving in that role as of 12/31/13.

(8)
Consists of a $4,200,000 performance-based cash award under the 2011 MIP granted on 3/5/13 which vests as to 33 1/3% on each of 3/5/14, 3/5/15 and 3/5/16 provided that pre-set performance hurdles are met, which were met for the 3/5/14 vesting date, and a STIP bonus of $1,693,000.

(9)
Includes $7,650 in company matching 401(k) contributions, a $113,654 SAP contribution in 2014 for 2013 services, $15,297 in supplemental life insurance, $26,106 in supplemental long-term disability insurance and $29,920 in gross-ups payments for perquisites.

(10)
Includes $7,650 in company matching 401(k) contributions, a $46,218 SAP contribution in 2014 for 2013 services, $3,118 in supplemental life insurance, $6,350 in supplemental long term disability insurance and $3,690 in gross-up payments for perquisites.

(11)
Includes $7,650 in company matching 401(k) contributions and $83,333 for her service as the interim president of Magellan Pharmacy Services during 2013.

Grants of Plan-Based Awards for 2013

        The following table sets forth, for the year ended December 31, 2013, information regarding grants of non-equity incentive plan awards and all other stock and option awards to the Named Executive Officers.

							All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options		Grant Date Fair Value of Stock and Option Awards(3)(4)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)							Exercise or Base Price of Option Awards
	Grant Date
Name		Threshold	Target		Maximum(2)
		($)	($)		($)		(# of units)	(# of shares)	($/Sh)	($)
Barry Smith		0	900,000		1,800,000
	2/1/13							320,992	51.79	3,826,225
	2/1/13						30,411			1,574,986
Jonathan N. Rubin		0	363,075		726,150
	3/5/13							60,837	53.00	738,074
	3/5/13						5,709			302,577
René Lerer, M.D.		0	1,033,217		2,066,434
	3/5/13	0	4,200,000	(5)	4,200,000	(5)
Daniel N. Gregoire		0	210,080		420,160
	3/5/13							36,961	53.00	448,411
	3/5/13						3,468			183,804
Tina Blasi		0	220,509		441,017
	3/5/13							44,338	53.00	537,909
	3/5/13						4,161			220,533

(1)
For a discussion of the operation of the STIP, see "Compensation Discussion and Analysis—Compensation Program Components and Rationale for our Named Executive Officers—Annual Bonuses" above. Actual awards made under the STIP for service in 2013 are set forth under the column "Non-Equity Incentive Plan Compensation" in the "Summary Compensation Table for 2013, 2012 and 2011" above.

(2)
The maximum award represents 200% of the applicable target award. The board retains discretion to award a higher amount under the STIP if it elects to do so.

(3)
The grant date fair values of options shown in this column represent the amounts used by the company for financial reporting purposes calculated in accordance with ASC Topic 718. The grant date fair values of option awards for purposes of determining awards and the assumptions used in calculating those values is described under "—Benefit Plans and Awards" below.

(4)
The grant date fair values of RSUs shown in this column represent the amounts used by the company for financial reporting purposes calculated in accordance with ASC Topic 718, without any discount attributable to the risk that the applicable minimum performance thresholds will not be met. The grant date fair values of the RSU awards are equal to the number of RSUs awarded multiplied by the closing price of the company's stock on the date of the award, which was $51.79 on 2/1/13 for Mr. Smith and $53.00 on 3/5/13 for the other NEOs.

(5)
Represents a performance-based cash award of a maximum of $4,200,000 made to Dr. Lerer under the 2011 MIP, which vests as to $1,400,000 on each of 3/5/14, 3/5/15 and 3/5/16 if pre-set performance hurdles are met. The 2013 performance hurdles were met for the portion of the award vesting on 3/5/14.

Narrative to the Summary Compensation Table and the Grants of Plan-Based Awards Table

        Annual Incentive Plan.    In 2013, the executive officers were eligible to participate in the company's Short-Term Incentive Plan ("STIP"), which was designed to award officers (and other employees) bonuses for meeting or exceeding specific financial and other performance targets approved by the Management Compensation Committee for 2013. The target bonus award levels for the executive officers ranged from 50% to 100% of base salary, as generally specified in their employment agreements. The employment agreements for Mr. Smith, Mr. Rubin, Dr. Lerer and Mr. Gregoire specify that they are entitled to an annual target bonus opportunity of 100% (and up to 200%, at the discretion of the board), 75%, 100% and 50%, respectively, and the company has decided to make Ms. Blasi eligible for an annual target bonus of 50% of her base salary amount. Based on performance in relation to goals, the amount of bonus can range from 0% to 200% of target percentage, depending on individual performance. Awards are funded from an overall company pool, the funding of which is based on the company meeting or exceeding specified financial goals, as described in "Compensation Discussion and Analysis—Annual Bonuses" above. Based on the financial results attained for 2013, the STIP pool was funded at approximately 106.5% of target funding levels and bonuses were paid to the executive officers on March 14, 2014. Base salary and STIP payments as a percentage of total actual compensation for 2013 represented 40%, 41%, 39%, 46% and 47% for Mr. Smith, Mr. Rubin, Dr. Lerer, Mr. Gregoire and Ms. Blasi. The STIP was replaced with our 2014 ICP in 2014.

        2011 Management Incentive Plan.    The shareholders approved the 2011 MIP at the annual meeting of shareholders held on May 18, 2011. The 2011 MIP is administered by the Management Compensation Committee of the board and allows several types of long-term incentives including stock options, stock appreciation rights, restricted stock awards, restricted stock units ("RSUs") and performance-based cash awards. The plan authorized awards covering a total of up to 5,000,000 shares of common stock, plus the amount of future forfeitures under the 2008 MIP, 2006 MIP, the 2003 MIP and the 2006 Director Equity Compensation Plan. The 2011 MIP also permits grants of equity to directors. On February 1, 2013, the company awarded to Mr. Smith under the 2011 MIP options to purchase 320,992 shares of common stock and an RSU award for 30,411 shares of common stock. The options have an exercise price of $51.79 per share, the closing price of the common stock on the date of the award, and a term of 10 years. The options and RSUs vest over a four-year period as to 1/6 in 2014, 1/3 in 2015 and 2016 and the final 1/6 in 2017. The vesting of the RSUs is subject to the satisfaction of certain minimum performance thresholds relating to EPS and ROE. See "Compensation Discussion and Analysis—Compensation Program Components and Rationale for Our Named Executive Officers—Equity Awards." The stock option award to Mr. Smith was valued at $14.72 by our compensation consultant for purposes of determining the award using Black-Scholes based on a risk-free interest rate of 1.38%, an expected life of 7 years, expected volatility of 23.80%, an expected dividend yield of 0%, a term of 10 years, a market value of $51.79 and an exercise price of $51.79. On March 5, 2013, the company awarded under the 2011 MIP options to purchase 60,837, 36,961 and 44,338 shares of common stock and RSU awards for 5,709, 3,468 and 4,161 shares of common stock to

Mr. Rubin, Mr. Gregoire and Ms. Blasi, respectively. The options have an exercise price of $53.00 per share, the closing price of the common stock on the date of award, and a term of 10 years. The options and RSUs vest ratably over a three-year period. The vesting of the RSUs is subject to satisfaction of certain minimum performance thresholds relating to EPS and ROE. See "Compensation Discussion and Analysis—Compensation Program Components and Rationale for our Named Executive Officers—Equity Awards." The stock option awards to Mr. Rubin, Mr. Gregoire and Ms. Blasi were valued at $14.92 per share by our compensation consultant for purposes of determining the awards using Black-Scholes based on a risk free interest rate of 1.30%, an expected life of 7 years, expected volatility of 23.75%, an expected dividend yield of 0%, a term of 10 years, a market value of $53.00 and an exercise price of $53.00. The RSU awards made on March 5, 2013 were valued at the $53.00 closing price of the common stock on the date of the award. On March 5, 2013, the company also awarded to Dr. Lerer under the 2011 MIP a performance-based cash award in the aggregate amount of $4,200,000, vesting as to one-third on each of 3/5/14, 3/5/15 and 3/5/16 provided certain pre-set performance hurdles are met on or after each of those vesting dates. The performance hurdles are the same as the performance hurdles specified for the awards of RSUs made on that date.

        Perquisites.    The employment agreement with Dr. Lerer provided that he was entitled to the same welfare benefits as provided to other senior level executives of the company and an annual auto allowance of up to $25,000. Mr. Smith is not entitled to receive an auto allowance and is only provided the same perquisites as other senior executive officers. The employment agreements with Messrs. Rubin and Gregoire and Ms. Blasi entitle them to the benefits of employment as are from time to time provided to salaried employees of the company or adopted for employees at their level of responsibility. Under the company's benefit arrangements, each of them (except Ms. Blasi) receives supplemental life and disability insurance. The company does not provide perquisites other than supplemental life and disability insurance, except in the case of Dr. Lerer's automobile allowance, which was included in his employment agreement. Dr. Lerer will not be entitled to an automobile allowance for 2014, since his service with the company terminated by agreement on December 31, 2013. The company also provides a gross-up payment to cover the tax cost to Messrs. Smith, Rubin and Gregoire of receiving non-cash perquisites. For a description of various provisions in those employment agreements in the event of a termination of employment without cause or for good reason, see "Employment Contracts and Termination of Employment and Change of Control Payments" below.

        Deferred Compensation Plan.    The Supplemental Accumulation Plan (the "SAP") is a deferred compensation plan which is designed to promote the retention of key executives. The SAP is a calendar year based plan that is funded by the company through a fixed percentage of an executive's base salary. Annually, the Management Compensation Committee approves the percentage contribution for the executive officers. It may also be funded by the executive officers through voluntary deferrals of base and/or incentive compensation. For 2013, the Company awarded Messrs Smith and Rubin, Dr. Lerer and Mr. Gregoire a company contribution of 11% of base salary. Both company and voluntary contributions are paid to a trust sponsored by a third party administrator and invested in one or more mutual funds selected by the respective executive officer. Returns on each individual's account balance are based on the performance of his or her selected investments.

        The fixed percentage amount contributed to the trust and any appreciation thereon is paid to the executive officer following termination from the company, provided that the executive officer has complied with covenants not to compete with the company during that time period and the termination was not "for cause."

        The terms of the SAP provide that the amounts deposited in the trust on behalf of executive officers are to be immediately and fully vested upon a change of control of the company (as defined in the SAP document).

        The company does not maintain any defined benefit pension plans.

Outstanding Equity Awards at December 31, 2013

        The following table sets forth for the Named Executive Officers the number of shares and the value of option and stock awards as at December 31, 2013.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options					Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(1)
				Option Exercise Price	Option Expiration Date
Name	Exercisable	Unexercisable
	(#)	(#)		($)		(#)		($)
Barry Smith	—	320,992	(2)	51.79	02/01/23
						30,411	(3)	1,821,923
Jonathan N. Rubin	75,358	—		40.68	10/01/18
	47,784	—		42.75	03/03/20
	30,760	15,379	(4)	49.10	03/03/21
	21,271	42,541	(5)	47.46	03/05/22
	—	60,837	(6)	53.00	03/05/23
						1,836	(7)	109,995
						4,126	(8)	247,189
						5,709	(9)	342,026
René Lerer, M.D.	20,000	—		40.63	03/02/17
	197,081	—		41.47	03/05/18
	172,021	—		42.75	03/03/20
	138,418	69,208	(4)	49.10	03/03/21
	72,638	145,274	(5)	47.46	03/05/22
						8,264	(7)	495,096
						14,090	(8)	844,132
Daniel N. Gregoire	13,005	—		38.52	02/24/16
	8,670	—		38.52	02/24/16
	20,365	—		40.63	03/02/17
	25,293	—		41.47	03/05/18
	26,232	—		42.75	03/03/20
	19,701	9,850	(4)	49.10	03/03/21
	12,923	25,846	(5)	47.46	03/05/22
	—	36,961	(6)	53.00	03/05/23
						1,176	(7)	70,454
						2,506	(8)	150,134
						3,468	(9)	207,768
Tina Blasi	11,348	—		42.75	03/03/20
	9,905	11,117	(4)	49.10	03/03/21
	4,200	29,454	(5)	47.46	03/05/22
	—	44,338	(6)	53.00	03/05/23
						1,327	(7)	79,501
						2,856	(8)	171,103
						666	(10)	39,900
						4,161	(9)	249,286

(1)
Market value is calculated based on the closing price of $59.91 on 12/31/13.

(2)
The options were awarded on 2/1/13 and vest as to 16 2/3% on 2/1/14, 33 1/3% on each of 2/1/15 and 2/1/16 and 16 2/3% on 2/1/17.

(3)
The RSU award was made on 2/1/13 and vests as to 16 2/3% on 2/1/14, 33 1/3% on each of 2/1/15 and 2/1/16 and 16 2/3% on 2/1/17.

(4)
The options were awarded on 3/3/11 and vest on 3/3/14.

(5)
The options were awarded on 3/5/12 and vest as to 50% on each of 3/5/14 and 3/5/15

(6)
The options were awarded on 3/5/13 and vest as to 33 1/3% on each of 3/5/14, 3/5/15 and 3/5/16.

(7)
The RSU award was made on 3/3/11 and vests on 3/3/14 if certain performance hurdles are met.

(8)
The RSU award was made on 3/5/12 and vests as to 50% on each of 3/5/14 and 3/5/15 if certain performance hurdles are met.

(9)
The RSU award was made on 3/5/13 and vests as to 33 1/3% on each of 3/5/14, 3/5/15 and 3/5/16 if certain performance hurdles are met.

(10)
The RSU award was made on 9/4/12 and vests as to 50% on each of 9/14/14 and 9/4/15 if certain performance hurdles are met.

Option Exercises and Stock Vested for 2013

        The following table sets forth for the Named Executive Officers the number of shares acquired and the value realized upon the exercise of stock options and the vesting of stock awards during the year ended December 31, 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting(2)	Value Realized on Vesting(3)
	(#)	($)	(#)	($)
Barry Smith	—	—	—	—
Jonathan N. Rubin	60,983	1,508,072	5,948	313,923
René Lerer, M.D.	428,005	9,487,907	22,683	1,196,883
Daniel N. Gregoire	10,631	266,728	3,554	187,580
Tina Blasi	22,858	212,126	4,216	222,500

(1)
The value realized on exercise of stock options is equal to the actual sale price, where options were exercised and the shares issued under those options were immediately sold, less the exercise price, multiplied by the number of shares acquired.

(2)
The stock awards consist of RSUs granted to Mr. Rubin, Dr. Lerer, Mr. Gregoire and Ms. Blasi on 3/5/12 which vest as to one-third on each of 3/5/13, 3/5/14 and 3/5/15, RSUs granted on 3/3/11 which vest as to one-third on each of 3/3/12, 3/3/13 and 3/3/14 and RSUs granted on 3/3/10 which vest as to one-third on each of 3/3/11, 3/3/12 and 3/3/13. RSU awards granted on 3/5/12 and vesting on 3/5/13 were reduced to the following individuals by the following amounts in order to satisfy tax withholding requirements: Dr. Lerer, 2,469 shares, Mr. Rubin, 684 shares, Mr. Gregoire, 415 shares, and Ms. Blasi, 505 shares. RSU awards granted on 3/3/11 and vesting on 3/3/12 were reduced to the following individuals by the following amounts in order to satisfy tax withholding requirements: Dr. Lerer 3,566 shares, Mr. Rubin 628 shares, and Mr. Gregoire 386 shares. Ms. Blasi paid cash to satisfy her tax withholding and did not use any of her vested shares. RSU awards granted on 3/3/10 and vesting on 3/3/12 were reduced to the following individuals by the following amounts in order to satisfy tax withholding requirements: Dr. Lerer 3,181 shares, Mr. Rubin 678 shares, and Mr. Gregoire 355 shares. Ms. Blasi paid cash to satisfy her tax withholding and did not use any of her vested shares.

(3)
The value realized on vesting of RSUs is equal to the closing price of the company's common stock on the vesting date (or if the vesting date fell on a weekend, the next business day), multiplied by the number of shares affected. The values realized include shares withheld by the company to satisfy tax withholding requirements.

 Nonqualified Deferred Compensation

        The following table sets forth for the Named Executive Officers information regarding contributions, earnings, withdrawals and balances for nonqualified deferred compensation plans for the year ended December 31, 2013 and as of that date.

Name	Executive Contributions in 2013	Company Contributions in 2013(1)	Aggregate Earnings in 2013(2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at 12/31/2013(2)
	($)	($)	($)	($)	($)
Barry Smith	123,750	—	11,517	—	135,267
Jonathan N. Rubin	—	51,700	33,606	—	269,332
René Lerer, M.D.	256,423	110,344	286,491	—	1,561,115
Daniel N. Gregoire	—	44,872	30,211	—	365,323

(1)
The contributions included in this column do not include SAP contributions made by the company in March 2014 for service in 2013 in the following amounts: $99,000 to Mr. Smith, $53,251 to Mr. Rubin, $113,654 to Dr. Lerer and $46,218 to Mr. Gregoire. These contributions are included in the "Summary Compensation Table for 2013, 2012 and 2011" above under the column "All Other Compensation" and the related footnotes. The contributions included in this column were made in March 2013 for service in 2012.

(2)
The amounts included in this column are not included in the individual's compensation specified in the "Summary Compensation Table for 2013, 2012 and 2011" above. The amounts are based on returns generated in their SAP accounts held in a separate trust and administered by a third party.

EXECUTIVE OFFICERS

Executive Officers of the Company

Name	Age	Position	Year Appointed
Barry M. Smith	60	Chief Executive Officer	2013
Jonathan N. Rubin	50	Chief Financial Officer	2008
Daniel N. Gregoire	58	General Counsel and Secretary	2005
Tina Blasi	56	Chief Executive Officer, NIA Magellan	2008
Sanjeev Srivastava	46	Chief Executive Officer, Magellan Healthcare	2013
Robert W. Field	66	Chief Executive Officer, Magellan Rx Management	2013
Caskie Lewis-Clapper	49	Chief Human Resources Officer	2004

        Information for Barry M. Smith, our current chief executive officer, is presented above under "Directors."

        Jonathan N. Rubin became chief financial officer of the company in September 2008. Prior to joining the company at that time, he served as senior vice president, Dental and Vision for CIGNA Healthcare and senior vice president and chief financial officer of the HealthCare Division of CIGNA Healthcare, CIGNA's largest division, from 2004 to 2008. He previously served in various capacities with CIGNA from 1985 to 2004.

        Daniel N. Gregoire became general counsel and secretary in January 2005. Mr. Gregoire was formerly executive vice president, general counsel and secretary of Oxford Health Plans, Inc., a New York Stock Exchange-listed managed care company, from 2000 to 2004. Prior to joining Oxford, Mr. Gregoire was an attorney and shareholder with Sheehan Phinney Bass + Green PA, a Manchester, New Hampshire-based law firm, from 1981 to 2000.

        Tina Blasi became chief executive officer of the company's radiology benefits management subsidiary, National Imaging Associates, Inc. ("NIA"), in January 2008. She was also named interim president of Pharmacy Solutions in August 2012 and chief executive officer of NIA Magellan in 2014. Prior to joining NIA, Ms. Blasi co-founded and served, from 1999 to 2007, as chief operating officer of Lumenos, a privately held consumer-directed health plan which was acquired by WellPoint, Inc. in 2005. She previously served as chief operating officer and in other senior management positions with Value Behavioral Health.

        Sanjeev K. Srivastava became chief executive officer of Magellan Plan Services in September 2013 and chief executive officer of Magellan Healthcare in February 2014. He previously served as president of the national and senior segments at CIGNA Health Care. Prior to joining CIGNA, he served in executive leadership positions with UnitedHealth Group and HealthNet.

        Robert W. Field became chief executive officer of Magellan Pharmacy Solutions in October 2013 and chief executive officer of Magellan Rx Management in February 2014. He previously served as president, chief executive officer and co-founder of Partners Rx.

        Caskie Lewis-Clapper became chief human resources officer of the company in 2004. She previously held several senior positions in human resources since joining the company in 1999. Prior to joining Magellan, Ms. Lewis-Clapper served as Human Resources Operations lead for Helix Health, a Baltimore, Maryland-based health care system. Prior to joining Helix, she was with General Physics Corporation, where as a staff consultant she worked with clients across several industries on learning, organizational development and performance improvement initiatives.

 Employment Contracts and Termination of Employment and Change of Control Payments

        The following is a description of certain provisions of employment agreements between the company and the Named Executive Officers.

        Barry M. Smith.    The Company appointed Mr. Smith to the position of chief executive officer effective as of January 1, 2013, after entering into an employment agreement with him on December 10, 2012. The agreement was for a one-year term and automatically renews for one-year periods unless either party gives notice of non-renewal at least 180 days prior to the next renewal date or unless the agreement is sooner terminated as provided in the agreement. Any failure to renew the agreement by the company is considered a termination without cause. The agreement was automatically renewed by the company for an additional one-year term on December 31, 2013. The company is required to pay Mr. Smith a base salary of $900,000, with annual review for increase by the board or a duly authorized committee. Mr. Smith's base salary was increased by 11.1% to $1,000,000 on April 1, 2014. Mr. Smith is entitled to an annual target bonus opportunity of 100% of base salary with the ability to earn up to 200% of base salary based on performance at the discretion of the board or a duly authorized committee. Mr. Smith's target bonus opportunity was increased to 125% of his base salary for 2014. The agreement provided for a sign-on equity grant of options with a total value of $4,725,000, with the number of shares covered by that option determined by dividing that dollar amount by the Black-Scholes value of an option to purchase such shares as determined by the company on the first business day of February 2013, exercisable at the closing price on that date. Under this arrangement, Mr. Smith was awarded an option to purchase 320,992 shares exercisable at $51.79 per share. The agreement also provided for a sign-on equity grant of RSUs with a value equal to $1,575,000, with the number of RSUs determined by dividing that figure by the closing price on February 1, 2013. Under this arrangement, Mr. Smith was awarded RSUs for 30,411 shares of which 50% are subject to minimum EPS performance hurdles and 50% are subject to minimum ROE performance hurdles. The options and RSUs vest as to one-sixth on February 1, 2014, an additional one-third on each of February 1, 2015 and 2016 and the final one-sixth on February 1, 2017. Mr. Smith was not entitled to receive any additional equity awards in 2013 and 2014. The agreement also provides for benefits commensurate with Mr. Smith's position on a basis at least as favorable as other senior level executives of the company, except that he will not be entitled to receive any additional equity awards in 2014. The agreement also provides for severance payments upon termination as follows:

  •
  Termination due to resignation by Mr. Smith:  If Mr. Smith resigns without good reason as described below, he would receive all base salary accrued through the date of termination and the vested portion of any deferred compensation or other benefit plan, and only vested options would be exercisable for a period of six months after termination.

  •
  Termination without cause by the company or with good reason by Mr. Smith:  Upon any such termination, Mr. Smith would receive all base salary accrued through the date of termination and pro rata earned bonus for the year in which termination occurs, severance equal to two times the sum of base salary plus target bonus payable in a single cash installment immediately after termination, accelerated vesting of his sign-on option award, which will remain exercisable for one year after termination, and all of his sign-on RSU award will vest and be settled when it would have vested and settled had he remained employed with the company through the term of those RSUs, and reimbursement for health insurance premiums for a period of up to 18 months after the date of termination. If Mr. Smith had terminated employment on December 31, 2013 under these circumstances, he would have been entitled to approximately $1,800,000 of base salary, estimated bonus of $1,800,000 (assuming target bonus is achieved) and the cost of making medical and dental coverage available to him and his dependents estimated at $19,145. In addition, the value of his accelerated stock options would have been $2,606,455 and the value of his RSUs would have been $1,821,923 based on the $59.91 closing price of the company's stock on that date.

  •
  Termination without cause by the company or with good reason by Mr. Smith in connection with, or within two years after, a change of control: Upon any such termination, Mr. Smith would receive all base salary accrued through the date of termination and pro rata target bonus for the year in which termination occurs, severance equal to three times the sum of base salary plus target bonus payable in a single cash installment immediately after termination, accelerated vesting of his sign-on option award, which will remain exercisable for one year after the termination, and all of his sign-on RSU award will vest and be settled when it would have vested and settled had he remained employed with the company through the terms of those RSUs, and reimbursement for health insurance premiums for a period of up to 18 months after the date of termination. If Mr. Smith had terminated employment on December 31, 2013 under these circumstances, he would have been entitled to approximately $2,700,000 of base salary, estimated bonus of $2,700,000 (assuming target bonus is achieved) and the cost of making medical and dental coverage available to him and his dependents estimated at $19,145. In addition, the value of his accelerated stock options would have been $2,606,455 and the value of his RSUs would have been $1,821,923 based on the $59.91 closing price of the company's stock on that date.

  •
  Termination with cause:  Upon any such termination, Mr. Smith would receive all base salary accrued through the date of termination, any other amounts earned but not yet paid as of the date of termination and other payments payable under applicable benefit plans, and all stock options would terminate on the date of termination.

  •
  Termination for death or disability:  Upon any such termination, Mr. Smith (or his estate) would receive all base salary accrued through the effective date of the termination and pro rata earned bonus for the year in which termination occurs, and only vested options would be exercisable for a period of 12 months after termination.

        Following termination of employment, Mr. Smith will be subject to a non-competition covenant and covenants prohibiting him from soliciting any company customers or employees for a period equal to the longer of one year or the number of years in respect of which his is paid base salary on termination, although receipt of any payment described above has not been conditioned on fulfillment of these covenants.

        Jonathan N. Rubin.    In connection with his appointment as the company's chief financial officer, the company entered into an employment agreement and related amendment no. 1 with Mr. Rubin on August 11, 2008. The agreement provides for an initial one-year term beginning on September 8, 2008, the date on which he began serving as the chief financial officer, which is automatically renewed for successive one year terms unless either party provides notice of non-renewal at least 180 days prior to the end of any then-existing term. The agreement was automatically renewed by the company for an additional one year term on September 8, 2013. Any failure to renew the agreement by the company is considered a termination without cause. The company is required to pay Mr. Rubin a base salary of $400,000 per year, with annual review for increase by the company. Effective April 1, 2011, Mr. Rubin's base salary was increased by 3% to $432,847. His base salary was increased by a further 8.6% to $470,000 on April 1, 2012. His base salary was increased by a further 3% to $484,100 on April 1, 2013. His salary was increased by a further 3.5% to $501,044 on April 1, 2014. For 2013, Mr. Rubin was entitled to an annual target bonus opportunity of 75% of his base salary under the STIP. Mr. Rubin also received a grant of options under the 2008 MIP for 75,358 shares exercisable at $40.68 per share which vested in one-third increments on October 1, 2009, 2010 and 2011. Mr. Rubin is also entitled to benefits and participation in other compensation plans, including annual incentive and stock option plans, on a basis at least as favorable as other similarly situated senior level executives of the company. The agreement also provides for severance payments upon termination as follows:

  •
  Termination due to resignation by Mr. Rubin:  If Mr. Rubin resigns without good reason as described below, he would receive all base salary and paid time off accrued through the date of termination, any other amounts earned but not yet paid as of the date of termination and any other payments payable under applicable benefit plans, and only vested options would be exercisable for a limited time after termination.

  •
  Termination without cause by the company:  Upon any such termination, Mr. Rubin would receive all base salary and paid time off accrued through the date of termination, and any other payments payable under applicable benefit plans, the vested portion of any retirement, deferred compensation or other benefit plan, including vested stock options and RSU awards, and the continued payment of his base salary for a period of twelve months after the date of termination. Also, the company may in its discretion pay him a pro rata portion of any bonus that he would have earned had he been employed for the full calendar year, conditioned on the satisfaction of financial targets established by the board in the STIP. The agreement is considered terminated without cause by the company if, among other things, Mr. Rubin's position is relocated or there is a material reduction in his base salary, or if the company provides notice of non-renewal of a then-existing term of the agreement. The company estimates that if Mr. Rubin had terminated employment on December 31, 2013 under these circumstances, he would have been entitled to approximately $484,100 of continued base pay and $12,763 in additional payments and benefits.

  •
  Termination without cause by the company or with good reason by Mr. Rubin in connection with, or within two years after, a change of control: Upon any such termination, Mr. Rubin would be entitled to receive all base salary and paid time off accrued through the date of termination and pro rata target bonus for the year in which termination occurs, severance equal to two times the sum of base salary plus target bonus payable in a single cash installment immediately after termination, accelerated vesting of all outstanding equity awards not yet vested, and any other payments payable under applicable benefit plans, the vested portion of any retirement, deferred compensation or other benefit plan, including vested stock options and RSU awards. Under the employment agreement, good reason for termination by Mr. Rubin for these purposes includes a material reduction in his salary (unless the reduction is comparable in degree to reductions taking place for all other employees of comparable rank) or his bonus opportunity, a material diminution in his duties or responsibilities or a relocation. The company estimates that if Mr. Rubin had terminated employment on December 31, 2013 under these circumstances, he would have been entitled to approximately $363,075 in bonus for the year of termination, $1,694,350 of severance, and $19,145 in additional payments and benefits. In addition, the value of stock options and RSU awards which would have vested on an accelerated basis would have been $1,815,476 based on the $59.91 closing price of the company's stock on that date.

  •
  Termination with cause:  Upon any such termination, Mr. Rubin would receive all base salary accrued through the date of termination, any other amounts earned but not yet paid as of the date of termination and any other payments payable under applicable benefit plans, and all stock options would terminate on the date of termination.

  •
  Termination for death or disability:  Upon any such termination, Mr. Rubin (or his estate) would receive all base salary and paid time off accrued through the date of termination, any other amounts earned but not yet paid as of the date of termination and any other payments payable under applicable benefit plans, and only vested options would be exercisable for a limited time after termination. Also, the company may in its discretion pay him (or his estate) a pro rata portion of any bonus that he would have earned had he been employed for the full calendar year, conditioned on the satisfaction of company financial hurdles established by the board in the STIP.

        In addition, if any of the payments or benefits received by Mr. Rubin in connection with a change of control or termination of employment is subject to excise tax under Section 4999 of the IRC, then the company is required to pay Mr. Rubin an additional gross-up amount such that the net amount retained by him after the payment of the excise tax and any income and excise tax due on such additional amount will equal the amount to which he was entitled before the imposition of such income and excise tax on him. The company estimates that Mr. Rubin would not have received a gross-up payment with respect to excise tax under Section 4999 if his employment had terminated on December 31, 2013.

        Following his termination under any circumstances, Mr. Rubin will be subject to a non-competition covenant and covenants prohibiting him from soliciting any company customers or soliciting or hiring employees for a period of one year following his termination or any longer period for which he continues to receive base salary or in respect of which base salary is paid in a lump sum.

        René Lerer, M.D.    Dr. Lerer formerly served as our president and chief executive officer from February 2008 through December 2012. In connection with the appointment of Mr. Smith as chief executive officer as of January 1, 2013, the company entered into an amendment dated December 10, 2012 to our employment agreement with Dr. Lerer to provide for his transitional role with the company. Under the amendment, he served as executive chairman during 2013 and ended his service to the company on December 31, 2013. During 2013, Dr. Lerer received a base salary of $1,033,217 per year, an increase of 3% over his base salary set on April 1, 2012. For 2013, he was entitled to an annual target bonus opportunity of 100% of base salary with the ability to earn up to 200% of base salary at the discretion of the board or a duly authorized committee. Under the agreement, if the company achieved earnings per share of at least 70% of the earnings per share adopted by the board as the target to determine vesting of RSUs for 2013, then Dr. Lerer was entitled to 150% of his target bonus for 2013 plus an additional 5% of target bonus for every additional 1% by which segment profit exceeded that performance target, not to exceed 200% of his target bonus. In lieu of his annual equity award, the company on March 5, 2013 made a performance-based cash award in the amount of $4,200,000 to Dr. Lerer under the 2011 MIP which vests as to one third of that amount on each of March 5, 2014, 2015 and 2016 and is conditioned on the company achieving the minimum EPS and ROE performance hurdles set forth above under "Compensation Discussion and Analysis—Equity Awards—2013 RSU Minimum Performance Thresholds." The first installment of $1,400,000 of this cash award vested and was paid on March 5, 2014. Dr. Lerer received an additional performance-based cash award on March 5, 2014 in the amount of $4,200,000 which vests as to one-third of that amount on each of March 5, 2015, 2016 and 2017 and is conditioned on the company achieving the minimum EPS and ROE performance hurdles set forth under "Compensation Discussion and Analysis—Equity Awards—2014 RSU Minimum Performance Thresholds." His employment agreement provided for benefits during 2013 at least as favorable as those provided to other senior-level company executives, life insurance coverage of no less than three times his base salary, long-term disability coverage of no less than 60% of his base salary, deferred compensation for 2013 under the SAP of not less than 11% of his base salary for that year and a company car allowance of up to $25,000 per year. The agreement also provided for severance payments upon termination as follows:

  •
  Termination due to resignation by Dr. Lerer:  If Dr. Lerer had resigned without good reason as described below, he would have received all base salary accrued through the date of termination, any other amounts earned but not yet paid as of the date of termination and any other payments payable under applicable benefit plans, and only vested options would have been exercisable for a period of six (6) months after termination.

  •
  Termination without cause by the company or with good reason by Dr. Lerer, or upon a change of control without cause by the company or with good reason by Dr. Lerer: Under the circumstances of his actual termination, Dr. Lerer will receive base salary continuation of $1,000,000 through 2014 and vesting of his outstanding equity and performance-based cash awards as if his employment had continued through the term of those awards, continued health insurance benefits for him and his spouse through age 65, and any other amounts earned but not yet paid as of the date of termination and any other payments payable under applicable benefit plans. Under these circumstances, he is entitled to approximately $1,000,000 of continued base salary, an additional performance-based cash incentive award of $4,200,000 vesting as to one-third on each of March 5, 2015, 2016 and 2017, continued vesting of the $4,200,000 performance-based cash award made on March 5, 2013 described above, continued vesting of his unvested equity awards and the cost of making available to him and his spouse medical and dental coverage until each of them reaches age 65 ("continuing health coverage"), which is estimated at current cost to be $176,226. In addition, the value of stock options and RSU awards which will continue to vest was $3,896,028 based on the $59.91 closing price of the company's stock on that date.

  •
  Termination with cause:  Upon any such termination, Dr. Lerer would have received all base salary accrued through the date of termination, any other amounts earned but not yet paid as of the date of termination and any other payments payable under applicable benefit plans, and all stock options would terminate on the date of termination.

  •
  Termination for death or disability:  Upon any such termination, Dr. Lerer (or his estate) would have received all base salary through 2014 and actual bonus as if his employment had continued through 2013, continued vesting in the $4,200,000 performance-based cash award made on March 5, 2013 described above, continued vesting through 2014 of all other equity awards, continued health benefits for him and his spouse through age 65, and any other amounts earned but not yet paid as of the date of termination and any other payments payable under applicable benefit plans. The company estimates that if Dr. Lerer's employment had terminated on December 31, 2013 under these circumstances, he would have been entitled to approximately $1,000,000 of continued base salary, continued vesting of the $4,200,000 performance-based cash award made on March 5, 2013 described above and his outstanding equity awards, and the cost of continuing health coverage for him and his spouse, which is estimated at current cost to be $176,226, or $94,361 if he dies. In addition, the value of stock options and RSU awards which would continue to vest would be $3,896,028 based on the $59.91 closing price of the company's stock on that date.

        Following termination of employment, Dr. Lerer will be subject to a non-competition covenant and covenants prohibiting him from soliciting any company customers or employees through December 31, 2016.

        Daniel N. Gregoire.    Under the employment agreement between Mr. Gregoire and the company, effective January 24, 2005, as amended on July 28, 2006 and December 1, 2008, Mr. Gregoire serves as executive vice president, general counsel and secretary of the company. The agreement was for a one-year term ending on December 31, 2005, with automatic renewals for additional one-year terms, unless sooner terminated as provided in the agreement. Any failure to renew the agreement by the company is considered a termination without cause. The agreement was automatically renewed as of January 1, 2014. The company will pay Mr. Gregoire a base salary of $325,000 per year, with annual review for increase by the board or a duly authorized committee thereof. Mr. Gregoire's base salary for 2012 was set at $407,923. His base salary was increased by 3% to $420,160 on April 1, 2013. His base salary was increased by 3.2% to $433,606 on April 1, 2014. Mr. Gregoire is entitled to an annual target bonus opportunity of 50% of base salary, subject to achievement of performance targets under the applicable management incentive plan operated by the company. Under the agreement, the company granted Mr. Gregoire 50,000 options to purchase shares at an exercise price of $36.16 on January 24, 2005 with a ten-year term. The agreement provides for benefits commensurate with Mr. Gregoire's position. The agreement also provides for severance payments upon termination as follows:

  •
  Termination due to resignation by Mr. Gregoire:  If Mr. Gregoire resigns without good reason as described below, he would receive all base salary accrued through the date of termination,

    accrued paid time off and the vested portion of his account under the company's deferred compensation and other benefit plans, including stock option and RSU awards.

  •
  Termination without cause by the company or for good reason by Mr. Gregoire:  Upon any such termination, Mr. Gregoire would receive all base salary accrued through the date of termination, if termination occurs after June 30, pro rata target bonus for the year in which termination occurs, severance equal to the sum of base salary plus target bonus payable in a single cash installment immediately after termination, any other amounts accrued and unpaid as of the date of termination and any other payments payable under applicable benefit plans, including the company's deferred compensation plan and his stock options and RSU awards. Under the employment agreement, good reason for termination by Mr. Gregoire includes a reduction in his base salary, a material diminution in his duties and authorities, a change in reporting responsibility, or a relocation. The company estimates that if Mr. Gregoire terminated employment on December 31, 2013 under these circumstances, he would have been entitled to approximately $210,080 in bonus for the year of termination, $630,242 in severance and $9,447 in additional payments and benefits.

  •
  Termination without cause by the company or for good reason by Mr. Gregoire in connection with or within two years after a change in control: Upon any such termination, Mr. Gregoire would receive all base salary accrued through the date of termination and pro rata target bonus for the year in which termination occurs, severance equal to two times the sum of base salary and target bonus payable in a single cash installment immediately after termination, accelerated vesting of all outstanding equity awards not yet vested, COBRA benefits for eighteen months after termination and any other amounts accrued and unpaid as of the date of termination. Under the employment agreement, good reason for termination by Mr. Gregoire for these purposes includes a material reduction in his salary (unless the reduction is comparable in degree to reductions taking place for all other employees of comparable rank) or his bonus opportunity, a material diminution in his duties or responsibilities or a relocation. The company estimates that, if Mr. Gregoire terminated employment on December 31, 2013 under these circumstances, he would have been entitled to approximately $210,080 in bonus for the year of termination, $1,260,484 in severance, and $14,171 in additional payments and benefits. In addition, the value of stock options and RSU awards which would have vested on an accelerated basis would have been $1,112,019 based on the $59.91 closing price of the company's stock on that date.

  •
  Termination with cause:  Upon any such termination, Mr. Gregoire would receive base salary accrued through the date of termination, accrued paid time off and the vested portion of his account under the company's deferred compensation and other benefit plans, including stock options and RSU awards.

  •
  Termination for death or disability:  Upon any such termination, Mr. Gregoire (or his estate) would receive all base salary and accrued paid time off through the date of termination and the vested portion of any retirement, deferred compensation or other benefit plan, including stock option or RSU awards. In addition, the company may pay Mr. Gregoire a pro rata portion of any bonus for any bonus plan in which he participates in the year of termination, subject to achievement of applicable company financial performance targets.

        In addition, if any of the payments or benefits received by Mr. Gregoire in connection with a change of control or termination of employment is subject to excise tax under Section 4999 of the IRC, then the company is required to pay Mr. Gregoire an additional gross-up amount such that the net amount retained by him after the payment of the excise tax and any income and excise tax due on such additional amount will equal the amount to which he was entitled before the imposition of such income and excise tax on him. The company estimates that Mr. Gregoire would not have received a gross-up payment with respect to excise tax under Section 4999 if his employment had terminated on December 31, 2013.

        Following his termination, Mr. Gregoire will be subject to a non-competition covenant and covenants prohibiting him from soliciting any company customers or employees for a period of one year following his termination or any longer period for which he continues to receive base salary or in respect of which base salary is paid in a lump sum, although receipt of any payment described above has not been conditioned on fulfillment of these covenants.

        Tina Blasi.    The company entered into an employment agreement and related amendment no. 1 with Ms. Blasi on February 25, 2008 for her to serve as the chief executive officer of National Imaging Associates, Inc. ("NIA"). The agreement provides for an initial one-year term beginning on February 25, 2008, which is automatically renewed for successive one-year terms unless either party provides notice of non-renewal at least 15 days prior to the end of any then-existing term. The agreement was automatically renewed for an additional one-year term on February 25, 2013. Any failure to renew the agreement by the company is considered a termination without cause. The company will pay Ms. Blasi a base salary of $375,000 per year, with annual review for increase. Ms. Blasi's base salary for 2011 was set at $411,704. Her base salary was increased by 4% on April 1, 2012 to $428,172. The company also named her interim president of Magellan Pharmacy Solutions in August 2012. While she served in this interim role, her annual base salary was increased by a stipend of $125,000. Her base salary was increased by a further 3% to $441,017 on April 1, 2013. In February 2014, she was named chief executive officer of NIA Magellan. Her base salary was increased by a further 3% to $454,248 on April 1, 2014. Ms. Blasi is entitled to an annual target bonus opportunity of at least 50% of her base salary under the STIP, which was increased to 60% for 2014. Ms. Blasi also received a sign-on bonus of $50,000, a grant of options under the 2008 MIP for 30,000 shares exercisable at $41.98 per share which vested in one-third increments on March 3, 2009, 2010 and 2011, and a grant of 1,500 RSUs under the 2008 MIP which vested in one-third increments on June 2, 2009, 2010 and 2011. In connection with her appointment as interim president of Magellan Pharmacy Solutions, she was granted 1,000 RSUs which vest in one-third increments on September 4, 2013, 2014 and 2015. Her employment agreement was also amended in early April 2013 to provide her greater severance payments upon termination without cause or for good reason in connection with or within two years after a change of control. Ms. Blasi will also be entitled to benefits and participation in other compensation plans, including annual incentive and stock options plans, as may be in effect for employees at her level. The agreement also provides for severance payments upon termination as follows:

  •
  Termination due to resignation by Ms. Blasi:  If Ms. Blasi resigns without good reason as described below, she would receive all base salary and paid time off accrued through the date of termination, any other amounts earned but not yet paid as of the date of termination and any other payments payable under applicable benefit plans, and only vested options would be exercisable for a limited time after termination.

  •
  Termination without cause by the company:  Upon any such termination, Ms. Blasi would receive all base salary and paid time off accrued through the date of termination, and any other payments payable under applicable benefit plans, the vested portion of any retirement, deferred compensation or other benefit plan, including vested stock options and RSU awards, and the continued payment of her base salary for a period of twelve months after the date of termination. Also, the company may in its discretion pay her a pro rata portion of any bonus that she would have earned had she been employed for the full calendar year, subject to achievement of applicable company financial performance targets. The agreement is considered terminated without cause by the company if, among other things, Ms. Blasi's position is relocated or there is a material reduction in her base salary, or if the company provides notice of non-renewal of the agreement. The company estimates that if Ms. Blasi had terminated employment on December 31, 2013 under these circumstances, she would have been entitled to approximately $441,017 of continued base pay and $5,088 in additional payments and benefits.

  •
  Termination without cause by the company or with good reason by Ms. Blasi in connection with, or within two years after, a change of control: Upon any such termination, Ms. Blasi would be entitled to receive all base salary and paid time off accrued through the date of termination and pro rata target bonus for the year in which termination occurs, severance equal to two times the sum of base salary plus target bonus payable in a single cash installment immediately after termination, accelerated vesting of all stock options, and any other payments payable under applicable benefit plans, the vested portion of any of any retirement, deferred compensation or other benefit plan, including vested stock options and RSU awards. Under the employment agreement, good reason for termination by Ms. Blasi for these purposes includes a material reduction in her salary (unless the reduction is comparable in degree to reductions taking place for all other employees of comparable rank) or her bonus opportunity, a material diminution in her duties or responsibilities or a relocation. The company estimates that if Ms. Blasi had terminated employment on December 31, 2013 under these circumstances, she would have been entitled to approximately $220,509 in bonus for the year of termination, $1,323,051 of severance, and $7,632 in additional payments and benefits. In addition, the value of her stock options which would have vested on an accelerated basis would have been $1,333,042 based on the $59.91 closing price of the company's stock on that date.

  •
  Termination with cause:  Upon any such termination, Ms. Blasi would receive all base salary and paid time off accrued through the date of termination, any other amounts earned but not yet paid as of the date of termination and any other payments payable under applicable benefit plans, and all stock options would terminate on the date of termination.

  •
  Termination for death or disability:  Upon any such termination, Ms. Blasi (or her estate) would receive all base salary and paid time off accrued through the date of termination, any other amounts earned but not yet paid as of the date of termination and any other payments payable under applicable benefit plans, and only vested options would be exercisable for a limited time after termination. Also, the company may in its discretion pay her (or her estate) a pro rata portion of any bonus that she would have earned had she been employed for the full calendar year, subject to achievement of applicable company financial performance targets.

        Following her termination under any circumstances, Ms. Blasi will be subject to a non-competition covenant and covenants prohibiting her from soliciting any company customers or soliciting or hiring employees for a period of one year following her termination or any longer period for which she continues to receive base salary or in respect of which base salary is paid in a lump sum.

  Change in Control Definitions

        For purposes of Mr. Smith's employment agreement, a "change in control" will occur if (i) any person or group becomes the beneficial owner of 30% or more of the company's voting stock, (ii) a majority of the members of the board no longer consist of individuals serving on the date the agreement was entered into or whose election or nomination was supported by two-thirds of the incumbent directors, (iii) the company adopts a plan of liquidation providing for the distribution of all or substantially all of the company's assets, (iv) all or substantially all of the assets of the company are disposed of through a merger, consolidation, share exchange, reorganization or other transaction unless the existing shareholders continue to own a majority of the voting interests in the entity that succeeds to the company's business, or (v) the company combines with another company and is the surviving corporation but the existing shareholders own 50% or less of the voting interests in the combined company. For purposes of Mr. Rubin's, Mr. Gregoire's and Ms. Blasi's amended employment agreements, a "change in control" will occur if (i) any person or group becomes the beneficial owner of

51% or more of the company's voting stock, (ii) a majority of the members of the board no longer consist of individuals serving on the date of their employment agreement amendments or whose election or nomination was supported by a majority of the incumbent directors, (iii) the company's board and, if required, the shareholders approve the dissolution of the company or a plan of liquidation or comparable plan providing for the disposition of all or substantially all of the company's assets, (iv) all or substantially all of the assets of the company are disposed of through a merger, consolidation, share exchange, reorganization or other transaction unless the existing shareholders continue to own a majority of the voting interests in the entity that succeeds to the company's business, or (v) the company merges or combines with another company and the existing shareholders own 50% or less of the voting interests in the successor company.

  Report of Audit Committee

        The primary function of the Audit Committee is to assist the board of directors in fulfilling its financial oversight responsibility by reviewing the company's financial statements, the other financial information that is proposed to be provided to the shareholders, the periodic financial reports filed with the SEC, the system of internal controls which management and the board of directors have established and the audit process. The committee operates pursuant to a written charter, a copy of which is available on the Corporate Governance section of the company's website at MagellanHealth.com. As set forth in the charter, management of the company is responsible for the preparation, presentation and integrity of the company's financial statements and for maintaining appropriate internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a proper audit of the company's financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States and on the company's internal controls over financial reporting. The independent auditors are accountable to the board and the Audit Committee. The Audit Committee has the authority and responsibility to retain and terminate the company's independent auditors.

        In performance of this oversight function, the committee has reviewed and discussed the audited financial statements with management and the independent auditors. The committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The committee has also received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors' communications with the committee concerning independence, and has discussed with the independent auditors the independent auditors' independence.

        The members of the Audit Committee are advised by the independent auditors. The independent auditors are experts in the fields of accounting and auditing, including in respect of auditor independence. Members of the committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, management is solely responsible for maintaining appropriate accounting and financial reporting principles and policies and internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the company's financial statements has been carried out in accordance with generally accepted auditing standards or that the company's auditors are in fact "independent."

        Based upon the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the committee referred to above and in the charter, the committee recommended to the board that the audited financial statements be included in the company's Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission.

The Audit Committee
Michael P. Ressner (Chairman) William J. McBride Michael S. Diament

        The information set forth above under the headings "Report of Management Compensation Committee" and "Report of Audit Committee" does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the filing specifically incorporates such information by reference therein.

 PROPOSAL NUMBER TWO
ADVISORY VOTE ON EXECUTIVE COMPENSATION

        In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 (the "Exchange Act"), we are including in this proxy statement a separate resolution subject to shareholder vote to approve, in a non-binding, advisory vote, the compensation of our Named Executive Officers as disclosed in this proxy statement pursuant to Item 402 of SEC Regulation S-K. The vote does not cover the compensation paid to our directors or our policies for compensating employees as they relate to risk management. The text of the resolution in respect of Proposal Number Two is as follows:

        "RESOLVED, that the compensation paid to the company's Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED."

2013 Highlights

  •
  Our 2013 segment profit and earnings per share were within our guidance ranges.

  •
  In 2013, we returned to shareholders $60.1 million through our share repurchase program, and $866 million since the program was launched in 2008.

  •
  Our annual and long-term incentive compensation is 100% performance-based.

  •
  A large portion of our Named Executive Officers' 2013 compensation was variable based on their performance—over 80% for our CEO during 2013.

  •
  A large portion of our executives' 2013 compensation was in the form of equity grants which vest over time and are tied to the creation of shareholder value—60% for our CEO during 2013.

  •
  The long-term incentive compensation of our executives is 75% in the form of options, which only have a realizable value to our executives if value is created for our shareholders; if no value is created, then this incentive compensation provides no value to our executives.

  •
  We have strong equity ownership requirements for our executives and clawback provisions which help align the interests of our executives with those of our shareholders.

        As described in detail above under the heading "Compensation Discussion and Analysis," our executive compensation programs are designed to attract, retain and reward our executive officers, in order to deliver value to our stockholders. The executive compensation programs are designed and administered by our Management Compensation Committee (the "Committee"), which consists of three independent directors, with advice and support from independent compensation consultants. Our compensation programs have been developed using the following principles:

  •
  Our compensation programs are designed to reward performance on an individual level, performance within the executive's area of responsibility and the performance of the company as a whole.

  •
  We use comparable company compensation data to set the cash compensation of our executive officers at levels near the averages paid by comparable companies in order to recruit and retain appropriate personnel, and to set long-term incentive compensation at levels that are above the average where performance is correspondingly above average.

  •
  Our compensation programs are designed to support both the short-term and long-term financial, operating and other goals of the company.

  •
  Our compensation programs balance the need to incent and reward short-term results with the need to build long-term value for our stockholders.

        In response to comments from some of our significant shareholders, in 2014 we adopted a new short-term incentive plan which is designed to align individual employee performance goals with our growth strategy. Under the 2014 Incentive Compensation Plan, bonuses for 2014 will be weighted 95% to achievement of annual segment profit targets for the relevant business unit and 5% to achievement of annual growth of company-wide adjusted net income for 2014. Beginning in 2015, bonuses will be weighted 75% to achievement of annual segment profit targets for the relevant business unit and 25% to achievement of annual growth of company-wide adjusted net income. The 2014 ICP is designed to promote our strategy of growing our increasingly diversified business segments.

        We are recommending that stockholders vote for approval of the compensation to our Named Executive Officers for 2013 because we believe that their efforts were instrumental in achieving our successful operating results in 2013 and that our compensation programs functioned in 2013 as they were designed to do in accordance with the principles discussed above.

        The affirmative vote of the holders of a majority of the votes that are present in person or represented by proxy at the annual meeting and entitled to vote on the matter is required to approve Proposal Number Two.

        The stockholder vote on Proposal Number Two is advisory and therefore not binding on the company and the Committee. However, our board of directors and the Committee value the opinions of our stockholders, and the Committee will review and consider the voting results when acting on our executive compensation programs in the future. The next stockholder vote on executive compensation will be in connection with the 2015 annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
"FOR" PROPOSAL NUMBER TWO

PROPOSAL NUMBER THREE
ADVISORY VOTE ON THE FREQUENCY OF STOCKHOLDER
VOTES ON EXECUTIVE COMPENSATION

        In accordance with the requirements of Section 14A of the Exchange Act, we are including in this proxy statement a separate resolution seeking a stockholder vote to recommend, in a non-binding advisory vote, whether our advisory stockholder vote to approve the compensation of our Named Executive Officers should occur every one, two or three years. Shareholders have the choice in

Proposal Number Three of voting for a one, two or three year frequency or to abstain with respect to the matter.

        Since the requirement to submit the compensation of our Named Executive Officers to a shareholder vote was first instituted in 2011, we have held a shareholder vote on the matter every year. In our first vote on how often to submit our executive compensation for a shareholder vote, our shareholders voted by a large majority to hold the vote on executive compensation every year. The board has determined that it is appropriate to continue holding an advisory vote on executive compensation every year, and the board recommends that stockholders vote in favor of holding such a vote every year in Proposal Number Three.

        With respect to Proposal Number Three, the frequency receiving the vote of a majority of the votes that are present in person or represented by proxy at the annual meeting and entitled to vote on the matter will be the frequency approved by the stockholders.

        Although the vote on how often to hold a vote on our executive compensation is non-binding, the board and the Committee will carefully review the voting results and consider the distribution of votes among the alternatives on Proposal Number Three before reaching a conclusion regarding how often the vote to approve the compensation of our Named Executive Officers will be held.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR
HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY
YEAR IN PROPOSAL NUMBER THREE

PROPOSAL NUMBER FOUR
APPROVAL OF THE 2014 EMPLOYEE STOCK PURCHASE PLAN

        Subject to approval of the company's shareholders, the board of directors has adopted the Magellan Health Services, Inc. 2014 Employee Stock Purchase Plan (the "ESPP"). The purpose of the ESPP is to provide employees of Magellan and its subsidiaries, excluding executive officers and certain other highly compensated executives to the extent specified by the ESPP committee, with an opportunity to be compensated through the benefits of stock ownership and to acquire an interest in the company through the purchase of common stock. The ESPP was adopted by the board of directors as of February 27, 2014, subject to shareholder approval.

        The company previously established and administered its 2011 Employee Stock Purchase Plan, which permitted designated participants an opportunity to purchase shares of common stock at a modest discount to the trading price of the shares. The ESPP is intended to replace that preexisting plan.

        The ESPP provides for the issuance of up to 200,000 shares of common stock plus the number of shares remaining available under the 2011 Employee Stock Purchase Plan, subject to adjustment in the event of a recapitalization of the company. The ESPP committee may specify a dollar value limitation for shares available for sale in a particular offering period under the ESPP. For the initial offering period this limitation will be $900,000 of payroll deductions for all participants. The ESPP committee may specify a different limitation for later offering periods. The closing price per share of our common stock on March 31, 2014 was $59.35 on NASDAQ.

        Shares issued to participants in the plan may be, at the election of the company, either treasury shares or shares originally issued under the plan. The company intends to have the plan qualify as an "employee stock purchase plan" under Section 423 of the IRC. Participants will be offered an opportunity under the ESPP to purchase shares, subject to certain limitations, at the lesser of 85% of the closing price of the company's stock on the opening date or the closing date of an offering period, as set forth below.

 Administration

        The ESPP is administered by a committee (the "ESPP committee") consisting of not less than three members appointed by the chief executive officer of the company, each of whom must be either a director, officer or employee of the company or a subsidiary and may include the company's chief executive officer. The ESPP committee has full authority to make, administer and interpret the rules it considers necessary to administer the ESPP, and any determination or action in connection with the plan will be final on all participants.

        The ESPP committee establishes offering periods under the plan, which are between three and twelve months in duration, the first of which may not begin before the ESPP is approved by the company's shareholders, and the last of which may not end later than December 31, 2023. Initially and until modified by the ESPP committee, the offering periods will last for six months with offering dates of January 1 and July 1 of each year and with termination dates of June 30 and December 31 of each year. Eligible employees may elect to participate in the plan and to make stock purchases during an offering period. The ESPP committee determines the maximum number of shares available for sale in each offering period. If the total number of shares which participants seek to acquire under the plan exceeds the number of shares then available under the plan for that offering period, then the committee will make a pro rata allocation of the shares available based on the number of shares sought.

Eligibility and Participation Limitations

        In order to be eligible to participate in the ESPP, a person must be employed by the company or any of its subsidiaries on the 60th day preceding the offering date of an offering period, unless otherwise specified by the ESPP committee. The ESPP committee is authorized to exclude certain highly compensated employees from participation in the ESPP and intends to exclude all directors and executive officers. For each offering period, the ESPP committee will designate a level of base pay which represents the maximum level for participants in the ESPP. An employee will not be granted an option to participate in the ESPP if immediately after the grant the employee would own shares and/or hold outstanding options with five percent or more of the total voting power of all classes of shares of the company or any subsidiary. Except for these restrictions, all participating employees will be eligible to participate in the ESPP on the same basis.

        Currently, we estimate that approximately 6,000 employees would be eligible to participate in the ESPP. The amount of future purchases under the ESPP are not determinable because participation is voluntary, plan contributions are discretionary and benefits are based on future prices of the company's shares.

        An employee will not be granted an option to participate in the plan which would permit his rights to purchase shares to exceed $25,000 in the fair market value of the shares (determined at the time the option is granted) for each calendar year in which such stock option is outstanding. The ESPP committee may specify an individual dollar limit in advance of an offering period which will apply to all employees during that offering period, in order to allocate the $25,000 limit over the number of offering periods expected to be completed in a given year or otherwise to limit the cost of the plan.

Participation

        In order to participate in the ESPP, an eligible employee must complete an election notice provided by the company and file it with a designated representative of the company no later than the date specified by the company in the election notice, which must be not later than the beginning of the offering period. Payments for shares under the plan are made by payroll deductions from an eligible employee's base pay which may not exceed 10% of his or her annualized base pay as of the offering date. Unless otherwise adjusted by the ESPP committee, the payroll deductions with respect to an offering period will begin on the first pay date beginning on or after the offering date, and will end with the last pay date ending on or before the termination of the offering period, unless sooner stopped by the participant as provided in the plan.

        All payroll deductions made for a participant during an offering period will be credited to his or her account under the plan. Plan accounts will be bookkeeping accounts maintained by the company, and the company will not segregate or hold in trust or escrow the funds in a participant's account. Participants may elect to change the rate of payroll deductions only for future offering periods. On the offering date for each offering period, a participant will be granted an option to purchase a number of whole shares determined by dividing the amount to be withheld and applied to the offering period by the option price per share of Ordinary Common Stock (calculated based on the option price that is determinable as of the offering date). The option price will be equal to the lesser of 85% of the closing price of the company's stock on NASDAQ on the date of the beginning of the offering period or 85% of the closing price of our stock on the date of the termination of the offering period. However, if the applicable price is determined as of the termination of the offering period, that fact will not change the number of shares purchasable under the option. Unless a participant gives written notice of withdrawal prior to the first day of the calendar month that includes the termination of the offering period, or unless the participant's employment is terminated for any reason prior to the calendar month that includes the termination of the offering period, his or her option for the purchase of shares during an offering period will be exercised automatically on the termination of the offering period. As promptly as practicable after the end of an offering period, the company will deliver shares purchased under the ESPP to a designated broker selected by the ESPP committee to hold the shares in individual accounts for each participant.

        A participant has no interest in shares covered by an option until the option has been exercised. As a result, dividends payable as of a record date prior to the exercise date of an option will not be payable on the shares issued upon exercise of that option.

        The company plans to file a registration statement registering under the Securities Act the offer and sale of shares to participants in the ESPP.

        A participant may file a written designation of a beneficiary who is to receive shares or cash to a participant's credit under the plan in the event of the participant's death. Neither payroll deductions credited to a participant's accounts nor any participant's rights to receive shares under the plan may otherwise be assigned or otherwise transferred by the participant, except for the designation of a death beneficiary under the terms of the plan.

Amendment or Termination of the Plan

        The board of directors or any board committee may at any time terminate or amend the ESPP. No such termination can affect options previously granted under the plan and no amendment can make any change in any option previously granted which would adversely affect the rights of any participant, except that options may terminate in specified circumstances in connection with a merger or other extraordinary transaction. Any amendment which provides for the sale of more than the maximum number of shares provided under the plan or which permits payroll deductions in excess of 10% of a participant's base pay or materially broadens eligibility must be approved by the company's shareholders. However, other amendments to the plan that would increase the cost to the company could be adopted without shareholder approval.

Certain Federal Income Tax Matters

        The following is a brief summary of the federal income tax consequences applicable to awards granted under the ESPP based on federal income tax laws in effect on the date of this proxy statement. This summary is not intended to be exhaustive and does not address all matters that may be relevant to a particular participant based on his or her specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, excise, or other tax laws other than federal income tax law (excluding the federal tax law applicable to deferred compensation under IRC Section 409A). The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, the company advises all participants to consult their own tax advisors concerning the tax implications of awards granted under the ESPP.

        The ESPP is intended to be a qualified employee stock purchase plan under Section 423 of the IRC. However, it is not intended to be a tax-qualified retirement plan. In general, participants pay no tax when they enroll in the ESPP or when they purchase shares under the plan, although a participant's payroll deductions will be subject to payroll taxes (i.e. participant contributions will be on an "after-tax" basis). A participant will realize taxable income at the time the participant sells the shares acquired under the plan.

        If the participant observes certain holding period requirements, the participant's gain on sale will generally be taxed at capital gain rates, but under certain circumstances a portion of the participant's gain will be treated as ordinary income. Those circumstances will generally occur if the exercise price of the shares is less than 100% of the fair market value of the shares at the beginning of the offering period, or if at the beginning of the offering period it is unknown what the exercise price will be. The participant's ordinary income will not be greater than the excess, if any, of the fair market value of the shares at the time of grant (generally, the beginning of the offering period) over the exercise price (or, if lower, the actual proceeds of sale over the exercise price). If the participant sells the shares only after satisfying the holding period requirements, the company will not be entitled to a deduction, even with respect to amounts taxed to the participant as ordinary income.

        If the participant sells the shares before satisfying the holding period requirements, then the participant will realize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the stock on the date of exercise. The company will be entitled to a tax deduction corresponding to the ordinary income recognized by the participant (provided the company files appropriate information reporting returns). The remainder of the proceeds of sale will be taxed at capital gains rates. The company is not entitled to a tax deduction in connection with any amount treated as capital gain to the participant.

Additional Information

        The ESPP is not subject to any provisions of ERISA. The foregoing is only a summary of certain provisions of the ESPP and is qualified by reference to the text of the ESPP, which is attached as Appendix A.

 Securities Authorized for Issuance under Equity Compensation Plans

        The following table sets forth certain information as of December 31, 2013 with respect to the company's compensation plans under which equity securities are authorized for issuance:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)
Equity compensation plans approved by security holders	4,010,146	$47.23	2,289,039(1)
Equity compensation plans not approved by security holders	—	—	—

Total	4,010,146	$47.23	2,289,039(1)

(1)
Consists of shares remaining available for issuance as of December 31, 2013 under the company's equity compensation plans (pursuant to which the company may issue stock options, restricted stock awards, stock bonuses, stock purchase rights and other equity incentives), after giving effect to the shares issuable upon the exercise of outstanding options, shares of restricted stock outstanding and RSUs.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
"FOR" PROPOSAL NUMBER FOUR

PROPOSAL NUMBER FIVE
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

        Following the recommendation of our Audit Committee, our board of directors has appointed, and recommends shareholder ratification of the appointment of, Ernst & Young LLP as our independent auditor for the fiscal year 2014. Representatives of Ernst & Young LLP will be present at the meeting to respond to appropriate questions and to make such statements as they may desire.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
"FOR" PROPOSAL NUMBER FIVE

Audit, Audit-Related, Tax and Other Fees and Approval of Audit and Non-Audit Services

        Ernst & Young LLP was our independent auditor for the year ending December 31, 2013, and has been selected by our audit committee to be our independent auditor for the year ending December 31, 2014. Under the Audit Committee's policy, all audit, audit-related, tax and all other services must be pre-approved by the Audit Committee. The policy does not provide for a de minimus exception to the pre-approval requirements. Accordingly, all of the 2013 fees described below were pre-approved by the full Audit Committee.

  2013 and 2012 Audit, Audit-Related, Tax and Other Fees

        The table below sets forth the total fees and expenses billed and expected to be billed by Ernst & Young for audit, audit-related, tax and other services during 2013 and 2012.

Audit, Audit-Related, Tax and Other Fees

	2013 Actual Fees	2012 Actual Fees
Audit Fees(1)	$3,386,870	$3,250,450
Audit-Related Fees(2)(3)	741,265	429,390
Tax Fees(2)(4)	110,608	70,700
Other Fees	—	—
Total Fees(2)	4,238,743	3,750,540

(1)
Includes fees and expenses related to the fiscal year audit and quarterly reviews and audit of internal controls and GAAP and statutory audits of subsidiaries, notwithstanding when the fees and expenses were billed or when the services were rendered.

(2)
Includes fees and expenses for services rendered from January through December of the respective year, notwithstanding when the fees and expenses were billed.

(3)
Includes fees related to employee benefit plans ($63,600), SSAE 16 reports ($267,440) and IT agreed-upon procedures ($235,349) and acquisition-related due diligence ($174,876) in 2013.

(4)
Includes fees related to federal tax compliance and state tax filings.

ADDITIONAL INFORMATION

Shareholder Proposals

        In order to be considered for inclusion in our proxy statement and form of proxy relating to the 2015 annual meeting of shareholders pursuant to Rule 14a-8 under the Exchange Act, a shareholder proposal must be received by our Secretary at our principal offices in Avon, Connecticut, on or before December 10, 2014. A shareholder proposal submitted for inclusion in our proxy statement and form of proxy must also comply with the other requirements set forth in SEC Rule 14a-8. Any shareholder proposal to be presented at the 2015 annual meeting of shareholders that is not submitted in accordance with Rule 14a-8 will be untimely unless it is received by our Secretary at least 90 days prior to the anniversary of the 2014 annual meeting of shareholders (February 20, 2015) and may not be presented for a vote unless it is also otherwise in compliance with the requirements set forth in our by-laws.

Solicitation

        All costs and expenses associated with soliciting proxies will be borne by the company. In addition to the use of the mails, proxies may be solicited by the directors, officers and our employees by personal interview, telephone or telegram. Such directors, officers and employees will not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of our common stock held of record by such persons, and we will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection therewith. In addition, we have retained MacKenzie Partners, Inc., a proxy-soliciting firm, to assist in the solicitation of proxies and will pay that firm a fee of approximately $10,000 plus reimbursement for out-of-pocket expenses. The company will bear the total amount of those fees and expenses. The company's engagement of MacKenzie Partners, Inc. provides for the solicitation of institutions, money managers and other professional investors and individual investors, and strategic advice on proxy solicitation matters.

OTHER MATTERS

        As of the date of this proxy statement, the board of directors is not aware of any other business or matters to be presented for consideration at the meeting other than as set forth in the notice of meeting attached to this proxy statement. However, if any other business shall come before the meeting or any adjournment or postponement thereof and is to be voted upon, the enclosed proxy shall be deemed to confer discretionary authority on the individuals named to vote the shares represented by such proxy as to any such matters.

REQUESTS FOR MORE INFORMATION

        We will provide without charge to each beneficial holder of our common stock on the record date, upon the written or oral request of any such person, a copy of our Annual Report on Form 10-K (without exhibits) for the fiscal year ended December 31, 2013, as filed with the Securities and Exchange Commission. We will also provide to any person without charge, upon request, a copy of our Code of Ethics for Directors, Code of Ethics for Covered Officers and Code of Conduct for all employees. Any such requests should be made in writing or by telephone to the Investor Relations Department, Magellan Health Services, Inc., 55 Nod Road, Avon, Connecticut 06001, tel. (877) 645-6464. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (without exhibits), Code of Ethics for Directors, Code of Ethics for Covered Officers, Code of Conduct, and other Securities and Exchange Commission filings are also available on our website at MagellanHealth.com. We intend to disclose future amendments to the provisions of the codes of ethics and handbook and material waivers from such codes of ethics and handbook, if any, made with respect to any of our directors and executive officers on our internet site.

EXHIBIT A

MAGELLAN HEALTH SERVICES, INC.
2014 EMPLOYEE STOCK PURCHASE PLAN

MAGELLAN HEALTH SERVICES, INC.
2014 EMPLOYEE STOCK PURCHASE PLAN

        1.    PURPOSE.    The purpose of the Magellan Health Services, Inc. 2014 Employee Stock Purchase Plan (the "Plan") is to provide employees of Magellan Health Services, Inc. (the "Company") and its subsidiary companies with an opportunity to be compensated through the benefits of stock ownership and to acquire an interest in the Company through the purchase of Common Stock of the Company. The Company intends that the Plan help it to attract and retain non-executive officer employees and encourage them to acquire an ownership interest through which they can share in the success of the Company. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986 (the "Code"). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

        2.    DEFINITIONS.

          (a)   "Base Pay" means the compensation payable to an employee by the Company or a designated subsidiary (as defined in Code Section 424(f)) (a "subsidiary"), calculated at that employee's base salary or standard hourly rate of compensation, but excluding overtime, commissions, shift differential, incentive bonus compensation, equity compensation, severance compensation, Company contributions under benefit or retirement plans and compensation payable under any deferred compensation or other fringe benefit plan.

          (b)   "Employee" means for each Offering Period (as defined in Section 4) any person who is employed by the Company or by any subsidiary of the Company designated from time to time by the Committee (as defined in Section 13) to participate in such Offering Period.

        3.    ELIGIBILITY.

          (a)   Any Employee who shall be employed on a designated "Eligibility Date" preceding the Offering Date (as defined in Section 4) of an Offering Period shall be eligible to participate in the Plan for such Offering Period, except for designated "highly compensated employees" excluded from eligibility by the Committee. The Eligibility Date shall be the 60th day preceding the Offering Date, unless otherwise specified by the Company prior to the Offering Date. Notwithstanding the foregoing, the Committee, in its sole discretion, may credit the employment service of persons employed by a business acquired by the Company or by any subsidiary thereof for the purpose of meeting the eligibility requirement set forth in this Section 3(a). If the Committee determines to exclude any highly compensated employees from participation for any Offering Period, the Committee shall designate those highly compensated employees, as that term is defined under Code Section 414(q) and applicable at the Offering Date, who will be ineligible to participate in that Offering Period, based on such employee's level of compensation above a designated level (which compensation shall include cash and non-cash compensation elements as specified by the Committee) or based on the status of such employees as officers or subject to the disclosure requirements of Section 16(a) of the Securities Exchange Act of 1934 or based on such other criteria as may be permissible under Treasury Regulation §1.423-2(e), provided that the exclusion of designated highly compensated employees shall be applied in an identical manner to all highly compensated employees of every corporation whose employees are otherwise eligible to participate in such Offering Period.

          (b)   Any provision of the Plan to the contrary notwithstanding, no Employee shall be granted an option if and to the extent that, immediately after such grant:

              (i)  Such Employee would own shares, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or of any subsidiary of the Company; or

             (ii)  Such Employee then or during the term of the option would have rights to purchase shares under all employee stock purchase plans of the Company and its subsidiaries that accrue at a rate which exceeds $25,000 of the fair market value of the shares (determined as of the Offering Date) for each calendar year in which such stock option is outstanding at any time.

        The Committee may specify an individual dollar limit applicable uniformly to eligible Employees in advance of any Offering Period lower than that specified in this Section 3(b), with a view to allocating the limit under Section 3(b) (ii) over the number of Offering Periods anticipated to be completed in a given year, to limit the cost of the Plan to the Company or for any other purpose.

        4.    OFFERING PERIODS.    The Committee shall establish the Offering Periods under the Plan which shall be of not less than three months nor more than twelve months' duration each, the first of which shall not begin before this Plan is approved by the shareholders of the Company, and the last of which shall end not later than December 31, 2023. The beginning date (the "Offering Date") and the ending date (the "Termination Date") of each Offering Period shall be set in advance of each Offering Period by the Committee. Initially under the Plan and continuing until this policy is modified by the Committee, each Offering Period shall be six months in length with Offering Dates of January 1 and July 1 of each year and with Termination Dates of June 30 and December 31 of each year.

        5.    PARTICIPATION.    An eligible Employee may become a participant only by completing an election notice provided by the Company and filing it with the designated representative of the Company no later than the date specified by the Company in the election notice form, which must be not later than the Offering Date. Unless otherwise adjusted in accordance with rules established by the Committee in its sole discretion, payroll deductions for a participant with respect to an Offering Period shall commence with the first pay date beginning on or after the Offering Date, and shall end with the last pay date on or before the Termination Date, unless sooner terminated by the participant as provided in Section 10. All Employees granted options under the Plan shall have the same rights and privileges, except that the amount of stock which may be purchased under such option may vary in a uniform manner as described in Section 7.

        6.    METHOD OF PAYMENT.    Payments for shares under the Plan may be made only by payroll deductions, as follows:

          (a)   If an eligible Employee wishes to participate in the Plan, then at the time he or she files the election notice, the eligible Employee shall elect to have deductions made from his or her Base Pay at a rate, expressed as a percentage, not to exceed 10% of his or her annualized Base Pay as of the Offering Date. Any or all amounts withheld during the one-month period immediately preceding the Termination Date in any Offering Period may be applied to the purchase of shares on the Termination Date or to the purchase of shares offered for the next subsequent Offering Period if and in a manner determined by the Committee, in its sole discretion, but only if such application is administered consistently among all participants during such Offering Period.

          (b)   All payroll deductions made for a participant shall be credited to his or her account under the Plan. A participant may not make any separate cash payment into such account. A participant's account shall be no more than a bookkeeping account maintained by the Company, and neither the Company nor any subsidiary shall be obligated to segregate or hold in trust or escrow any funds in a participant's account.

          (c)   A participant's election to have deductions made from his or her Base Pay shall be effective for all pay dates occurring during the Offering Period which commences immediately following the filing, in accordance with Section 5, of the participant's election notice and for each subsequent Offering Period until such election is modified or revoked by the participant or until such participant no longer meets the eligibility requirements of Section 3(a). A participant may discontinue his or her participation in the Plan as provided in Section 10.

        A participant may elect to change the rate of payroll deductions at such times and in accordance with such rules as may be prescribed by the Committee; any such change in the rate of payroll deductions shall be applicable only with respect to Offering Periods commencing after a participant files with the Committee an election notice requesting such change.

        7.    GRANTING OF OPTION.

          (a)   Subject to any limitation or adjustment under Sections 12 or 17, on the Offering Date for each Offering Period, a participant shall be granted an option to purchase a number of whole shares determined by dividing the amount to be withheld for participation in the Plan and applied to such Offering Period by the option price per share of Common Stock calculated as of the Offering Date in accordance with Section 7(b) (i.e., based on the specified percentage of the closing price of Common Stock on the Offering Date but without regard to the specified percentage of the closing price of Common Stock on the Termination Date). In making this determination for each participant, the amount to be withheld for the participant shall be reduced if and to the extent necessary to comply with the requirements of Section 3(b) (the individual annual maximum or $25,000 or lesser amount specified under Section 3(b)), and that amount shall be further reduced based on any limitation on the maximum number of shares to be sold in the Offering Period under Section 12.

          (b)   The option price per share of shares purchased with payroll deductions for a participant will be equal to the lesser of (i) 85% of the closing price of Common Stock in the Nasdaq Global Select Market on the Offering Date or (ii) 85% of the closing price of Common Stock in the Nasdaq Global Select Market on the Termination Date. If no shares are traded on any such exchange (or any other national exchange) on either such date, such price shall be determined on the last trading date for such shares immediately preceding the Offering Date or the Termination Date, as applicable. The closing price shall be determined at the end of the regular trading session and not any extended-hours or after-hours trading sessions. Such closing price of Common Stock shall be the "Fair Market Value" of a share for purposes of this Plan.

        8.    EXERCISE OF OPTION.    Unless a participant gives written notice of withdrawal pursuant to Section 10(a) or such participant's payroll deductions are returned in accordance with Section 10(c), his or her option for the purchase of shares during an Offering Period with payroll deductions will be exercised automatically for him or her on the Termination Date of that Offering Period. The automatic exercise shall, subject to Sections 12 and 17, be for the purchase of the maximum number of full shares subject to his or her option which the sum of payroll deductions credited to the participant's account (without interest) on the Termination Date can purchase at the option price.

        9.    DELIVERY.    As promptly as practicable after the end of an Offering Period, the Company will deliver the shares purchased upon the exercise of the option to a designated broker selected by the Company to administer and hold shares in individual accounts established for the benefit of each participant. The Committee, in its sole discretion, may establish procedures to permit a participant to receive such shares directly. Amounts credited to the participant's account in excess of the amount necessary to pay the option price for the maximum number of full shares subject to his or her option shall either be refunded to the participant or credited to the participant's account for the next subsequent Offering Period (if participant has given notice electing to participate therein) as may be determined by the Committee, in its sole discretion.

        10.    WITHDRAWAL.

          (a)   A participant may withdraw payroll deductions credited to his or her account under the Plan by giving written notice to the representative of the Company designated on the election notice form. A participant may withdraw amounts credited to his or her account at any time prior to the first day of the calendar month that includes the Termination Date or such later date as may be established by the Committee in its sole discretion. All of the participant's payroll deductions credited to his or her account will be paid to him or her (without interest) promptly after receipt of his or her notice of withdrawal, and no further deductions will be made from his or her pay during that Offering Period. Unless otherwise determined by the Committee, a withdrawal must apply to all payroll deductions then credited to the participant's account.

          (b)   A participant's withdrawal will not limit his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in any subsequent Offering Period.

          (c)   Upon termination of the participant's employment during an Offering Period for any reason, including death or retirement, the payroll deductions credited to his or her account for such period (without interest) will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 14. Notwithstanding the foregoing, the payroll deductions credited to the account of any participant whose employment is terminated during the calendar month that includes the Termination Date shall not be returned but shall instead be used to purchase shares in accordance with Section 8.

        11.    NO INTEREST. No interest shall be accrued or payable with respect to amounts in a participant's account.

        12.    STOCK.

          (a)   The shares of Common Stock to be sold to participants under the Plan may, at the election of the Company, be either treasury shares or shares originally issued for such purpose. The maximum number of shares which shall be made available for sale under the Plan shall be 200,000 shares plus the number of shares remaining available under the 2011 Employee Stock Purchase Plan after the end of the last Offering Period covered by the 2011 Employee Stock Purchase Plan and the maximum number of shares available for sale in each Offering Period shall be subject to such limitation as may be determined by the Committee in its sole discretion not later than the Offering Date, subject in each case to adjustment upon changes in capitalization of the Company as provided in Section 17. Accordingly, the Committee may specify a dollar value limitation for shares available for sale in an Offering Period, which limitation may apply based on the Fair Market Value of Common Stock on the Offering Date or on the Termination Date or may apply to the aggregate amount of payroll deductions for all participants during the Offering Period. For the initial Offering Period, this limitation shall be $900,000 in aggregate amount of payroll deductions for all participants during the Offering Period. This limitation shall remain at that level for subsequent Offering Periods unless modified by the Committee. The Committee may specify a different share limitation, including for example a specific limit on shares that might be purchasable in the event that the applicable purchase price is based on a percentage of Fair Market Value on the Termination Date. If the total number of shares for which options are to be exercised for an Offering Period in accordance with Section 8 exceeds the number of shares then available under the Plan for such Offering Period, the Company shall make a pro rata allocation of the shares available based on a fraction, the numerator of which shall be the number of shares with respect to which a participant has an option to purchase for an Offering Period and the denominator of which shall be the number of shares available for purchase, with rounding down for each participant to the nearest whole number.

          (b)   A participant will have no interest in shares covered by an option until such option has been exercised. Accordingly, dividends payable to holders of Common Stock as of a record date prior to the exercise date will not be payable on shares issued upon such exercise (however, adjustments authorized under Section 17 are not limited by this Section 12(b)).

        13.    ADMINISTRATION.    The Plan shall be administered by a Committee (the "Committee") consisting of not less than three members who shall be appointed by the Chief Executive Officer of the Company (and may include the Chief Executive Officer). Each member of the Committee shall be either a director, an officer, or an employee of the Company or of a subsidiary thereof. The Committee shall be vested with full authority to make, administer, and interpret such rules and regulations as it deems necessary to administer the Plan, and any determination, decision, or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive, and binding upon all participants and all persons claiming under or through any participant.

        14.    DESIGNATION OF BENEFICIARY.    A participant may file a written designation of a beneficiary who is to receive any shares or cash to the participant's credit under the Plan in the event of such participant's death before, on, or after the Termination Date but prior to the delivery of shares and, if applicable, cash. Such designation of beneficiary may be changed by the participant at any time by written notice. Upon the death of a participant and upon receipt by the Company of proof of the identity and existence at the participant's death of a beneficiary validly designated by him or her under the Plan, the Company shall deliver such shares or cash to the account of such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares or cash to the account of the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company) the Company, in its discretion, may deliver such shares or cash to the account of the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent, or relative is known to the Company, then to the account of such other person as the Company may designate. No designated beneficiary shall, prior to the death of the participant by whom he or she has been designated, acquire any interest in the shares or cash credited to the participant under the Plan. The Company shall not be liable for any loss resulting from any delay in the delivery of shares, unless Company actions causing such delay are in bad faith.

        15.    TRANSFERABILITY.    Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant (except for the designation of a beneficiary and transfer upon the death of the participant as specified in Section 14). Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

        16.    USE OF FUNDS.    All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose.

        17.    ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.    In the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, spin-offs, dividends in kind or other non-cash dividends, or other relevant changes in capitalization, an appropriate adjustment shall be made by the Board or the Committee to the number and kind of shares as to which outstanding options shall be exercisable and to the option price, and to the shares available under the Plan. In furtherance of this authorization, upon the occurrence of an event constituting an "equity restructuring," as defined under Financial Accounting Standards Board (FASB) Accounting Standards Codification 718, with respect to Common Stock, each participant has a legal right to the equitable adjustment provided hereunder, in order to preserve without enlarging the participant's rights with respect to outstanding options. No fractional shares shall be issued or optioned in making the foregoing adjustments. Adjustments shall be made in conformity with Code Section 423 and other applicable provisions of the Code. All adjustments made by the Board or Committee under this paragraph shall be conclusive and binding on all participants and all persons claiming under or through any participant.

        If the Company shall be a party to any reorganization involving a merger, consolidation, acquisition of the stock or acquisition of the assets of the Company, the Committee in its discretion may declare (a) that all options granted hereunder are to be terminated after giving at least ten days'

notice to holders of outstanding options, with such options to be exercisable as of the end of such notice period, and/or (b) that any option granted hereunder shall pertain to and apply with appropriate adjustment as determined by the Committee to the securities of the resulting corporation to which a holder of the number of shares of Common Stock subject to the option would have been entitled. The adoption of a plan of dissolution or liquidation by the Board of Directors and shareholders of the Company shall cause every option outstanding hereunder to terminate on the fifteenth day thereafter, except that, in the event of the adoption of a plan of dissolution or liquidation in connection with a reorganization as provided in the preceding sentence, options outstanding hereunder shall be governed by and shall be subject to the provisions of the preceding sentence.

        Any issue by the Company of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to any option, except as specifically provided otherwise in this Section 17. The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

        18.    AMENDMENT OR TERMINATION.    The Board of Directors of the Company (or a Board committee acting within the scope of its authority under its Charter) may at any time terminate or amend the Plan. No such termination can affect options previously granted and no amendment can make any change in any option theretofore granted which would adversely affect the rights of any participant, except that this shall not limit any action authorized under Section 17. No amendment can be made without prior approval of the shareholders of the Company if such amendment would:

  (a)
  Require the sale of more shares than are authorized under Section 12; or

  (b)
  Permit payroll deductions or cash payments at a rate in excess of 10% of a participant's Base Pay; or

  (c)
  Materially broaden eligibility under the Plan.

        19.    NOTICES.    All notices or other communications by a participant to the Company under or in connection with the Plan shall not be deemed to have been duly given until actually received by the representative of the Company designated on the election notice form provided in accordance with Section 5.

        20.    PAYEE.    If (i) the Company utilizes a designated broker to administer and hold in individual accounts the shares purchased by the participants, (ii) the Company subsequently cannot ascertain the whereabouts of a participant whose account is held with the designated broker, (iii) after three years from the date of the last purchase by such participant, a notice of such account balance and pending action under this section is mailed to the last known address of such person, as shown on the records of the designated broker or the Company, and (iv) within three months after such mailing, such person has not made written claim therefor, then the Committee may direct that such account balance (including both shares and withholdings) otherwise due to such person be canceled and returned to the Company. Upon such cancellation, the Company or the designated broker shall have no further liability therefor, except that, in the event such person, within one year of the date of the notice referred to in (iii) above, notifies the Company or the broker of his or her whereabouts and requests the amounts due to him or her under the Plan, the number of shares (as may be adjusted to reflect any extraordinary corporate event or recapitalization) together with any dividends or other accretions thereon and the amount of withholdings contained in such account so canceled shall be delivered to him or her as provided herein by the Plan.

        21.    EFFECTIVE DATE.    The Plan was approved by the Board of Directors of the Company on February 27, 2014. The Plan will become effective upon its approval by the shareholders of the Company.

PROXY	MAGELLAN HEALTH SERVICES, INC.	PROXY

PROXY FOR 2014 ANNUAL MEETING OF SHAREHOLDERS

ON MAY 21, 2014

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Barry M. Smith, Chief Executive Officer, and Daniel N. Gregoire, Secretary, and each of them, attorneys with full power of substitution, to vote as directed below all shares of common stock of Magellan Health Services, Inc. registered in the name of the undersigned, or which the undersigned may be entitled to vote, at the 2014 Annual Meeting of Shareholders to be held at the corporate headquarters of the company at 55 Nod Road, Avon, CT 06001, on May 21, 2014, at 8:30 a.m., local time, and at any adjournment or postponement thereof.

1.	Election of Directors:

Nominees for Election for Terms Expiring in 2017:

	☐ FOR William J. McBride	☐ WITHHOLD AUTHORITY to vote for William J. McBride

	☐ FOR Robert M. Le Blanc	☐ WITHHOLD AUTHORITY to vote for Robert M. Le Blanc

	☐ FOR Perry G. Fine, M.D.	☐ WITHHOLD AUTHORITY to vote for Perry G. Fine, M.D.

2.	To approve, by non-binding vote, the compensation of the named executive officers:

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	To recommend, by non-binding vote, the frequency of stockholder votes on named executive officer compensation:

☐ 1 YEAR	☐ 2 YEARS	☐ 3 YEARS	☐ ABSTAIN

4.	To approve the Magellan Health Services, Inc. 2014 Employee Stock Purchase Plan:

☐ FOR	☐ AGAINST	☐ ABSTAIN

5.	Ratification of Ernst & Young LLP as Independent Auditor for Fiscal Year 2014.

☐ FOR	☐ AGAINST	☐ ABSTAIN

6.	As such proxies may in their discretion determine in respect of any other business properly to come before said meeting (the Board of Directors knowing of no such other business).

UNLESS THE STOCKHOLDER DIRECTS OTHERWISE, THIS PROXY WILL BE VOTED FOR THE DIRECTORS IN ITEM 1 AND FOR ITEM 2, FOR ONE YEAR IN ITEM 3 AND FOR ITEMS 4 AND 5.

VOTE BY PROXY CARD:  Date, sign and return to Proxy Services, American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, New York 11219.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 21, 2014.

The company’s proxy statement and form of proxy for its 2014 Annual Meeting of Shareholders, to be held at 8:30 a.m., local time, on May 21, 2014, at the corporate headquarters of the Company at 55 Nod Road, Avon, Connecticut 06001, and its 2013 Annual Report to Shareholders, are available on the company’s internet site at ir.MagellanHealth.com/financials.

(Please sign in the same form as name appears hereon. Executors and other fiduciaries should indicate their titles. If signed on behalf of a corporation, give title of officer signing.)	Dated: , 2014

Signature of Stockholder(s)

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS